                                                               EXECUTION VERSION

                                                                    Exhibit 10.4

                         SECOND LIEN TERM LOAN AGREEMENT

                                   DATED AS OF
                                NOVEMBER 15, 2005

                                      AMONG

                       PARALLEL PETROLEUM CORPORATION AND
                                 PARALLEL, L.P.,
                                AS THE BORROWERS,

                                  BNP PARIBAS,
                            AS ADMINISTRATIVE AGENT,

                                       AND

                            THE LENDERS PARTY HERETO

                     JOINT LEAD ARRANGERS AND CO-BOOKRUNNERS

                      BNP PARIBAS AND CITIBANK TEXAS, N.A.

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                                TABLE OF CONTENTS

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
                                    ARTICLE I
                       Definitions and Accounting Matters

Section 1.01    Terms Defined Above......................................     1
Section 1.02    Certain Defined Terms....................................     1
Section 1.03    Types of Loans and Borrowings............................    17
Section 1.04    Terms Generally; Rules of Construction...................    17
Section 1.05    Accounting Terms and Determinations; GAAP................    18

                                   ARTICLE II
                                    The Loans

Section 2.01    Term Loans...............................................    18
Section 2.02    Loans....................................................    18
Section 2.03    Requests for the Loans...................................    19
Section 2.04    Interest Elections.......................................    20
Section 2.05    Funding the Loans........................................    21
Section 2.06    Termination..............................................    22
Section 2.07    Total Reserve Value......................................    22
Section 2.08    Subordination of Loans...................................    22

                                   ARTICLE III
              Payments of Principal and Interest; Prepayments; Fees

Section 3.01    Repayment of the Loans...................................    23
Section 3.02    Interest.................................................    23
Section 3.03    Alternate Rate of Interest...............................    23
Section 3.04    Prepayments..............................................    24
Section 3.05    Fees.....................................................    24

                                   ARTICLE IV
                Payments; Pro Rata Treatment; Sharing of Set-offs

Section 4.01    Payments Generally; Pro Rata Treatment; Sharing of
                Set-offs.................................................    25
Section 4.02    Presumption of Payment by the Borrowers..................    26
Section 4.03    Certain Deductions by the Administrative Agent...........    26
Section 4.04    Disposition of Proceeds..................................    26

                                    ARTICLE V
           Increased Costs; Break Funding Payments; Taxes; Illegality

Section 5.01    Increased Costs..........................................    26
Section 5.02    Break Funding Payments...................................    27
Section 5.03    Taxes....................................................    28
Section 5.04    Designation of Different Lending Office..................    29
Section 5.05    Illegality...............................................    29

                                   ARTICLE VI
                              Conditions Precedent

Section 6.01    Effective Date...........................................    29
Section 6.02    Additional Conditions Precedent..........................    32

                                   ARTICLE VII
                         Representations and Warranties

Section 7.01    Organization; Powers.....................................    33
Section 7.02    Authority; Enforceability................................    33
Section 7.03    Approvals; No Conflicts..................................    33
Section 7.04    Financial Condition; No Material Adverse Change..........    34
Section 7.05    Litigation...............................................    34
Section 7.06    Environmental Matters....................................    34
Section 7.07    Compliance with the Laws and Agreements; No Defaults.....    35
Section 7.08    Investment Company Act...................................    36
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
Section 7.09    Public Utility Holding Company Act.......................    36
Section 7.10    Taxes....................................................    36
Section 7.11    ERISA....................................................    36
Section 7.12    Disclosure; No Material Misstatements....................    37
Section 7.13    Insurance................................................    38
Section 7.14    Restriction on Liens.....................................    38
Section 7.15    Subsidiaries.............................................    38
Section 7.16    Location of Business and Offices.........................    38
Section 7.17    Properties; Titles, Etc..................................    39
Section 7.18    Maintenance of Properties................................    40
Section 7.19    Gas Imbalances, Prepayments..............................    40
Section 7.20    Marketing of Production..................................    40
Section 7.21    Swap Agreements..........................................    41
Section 7.22    Use of Loans.............................................    41
Section 7.23    Solvency.................................................    41
Section 7.24    Acquisition Documents....................................    41

                                  ARTICLE VIII
                              Affirmative Covenants

Section 8.01    Financial Statements; Ratings Change; Other
                Information..............................................    42
Section 8.02    Notices of Material Events...............................    44
Section 8.03    Existence; Conduct of Business...........................    45
Section 8.04    Payment of Obligations...................................    45
Section 8.05    Performance of Obligations under Loan Documents..........    45
Section 8.06    Operation and Maintenance of Properties..................    45
Section 8.07    Insurance................................................    46
Section 8.08    Books and Records; Inspection Rights.....................    46
Section 8.09    Compliance with Laws.....................................    46
Section 8.10    Environmental Matters....................................    46
Section 8.11    Further Assurances.......................................    47
Section 8.12    Reserve Reports..........................................    48
Section 8.13    Title Information........................................    49
Section 8.14    Additional Collateral; Additional Guarantors.............    49
Section 8.15    ERISA Compliance.........................................    50
Section 8.16    Acquisition..............................................    51

                                   ARTICLE IX
                               Negative Covenants

Section 9.01    Financial Covenants......................................    51
Section 9.02    Debt.....................................................    51
Section 9.03    Liens....................................................    52
Section 9.04    Dividends, Distributions and Redemptions.................    52
Section 9.05    Investments, Loans and Advances..........................    52
Section 9.06    Nature of Business.......................................    54
Section 9.07    Foreign Subsidiaries or International Operations.........    54
Section 9.08    Limitation on Leases.....................................    54
Section 9.09    Proceeds of Notes........................................    54
Section 9.10    ERISA Compliance.........................................    54
Section 9.11    Sale or Discount of Receivables..........................    55
Section 9.12    Mergers, Etc.............................................    56
Section 9.13    Sale of Properties.......................................    56
Section 9.14    Environmental Matters....................................    56
Section 9.15    Transactions with Affiliates.............................    57
Section 9.16    Subsidiaries.............................................    57
Section 9.17    Negative Pledge Agreements; Dividend Restrictions........    57
Section 9.18    Gas Imbalances, Take-or-Pay or Other Prepayments.........    57
Section 9.19    Swap Agreements..........................................    57
Section 9.20    Acquisition Documents....................................    58
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
Section 9.21    Anti-Layering............................................    58

                                    ARTICLE X
                           Events of Default; Remedies

Section 10.01   Events of Default........................................    58
Section 10.02   Remedies.................................................    60

                                   ARTICLE XI
                            The Administrative Agent

Section 11.01   Appointment; Powers......................................    61
Section 11.02   Duties and Obligations of Administrative Agent...........    61
Section 11.03   Action by Administrative Agent...........................    62
Section 11.04   Reliance by Administrative Agent.........................    62
Section 11.05   Subagents................................................    63
Section 11.06   Resignation or Removal of the Administrative Agent.......    63
Section 11.07   Administrative Agent as Lender...........................    63
Section 11.08   No Reliance..............................................    63
Section 11.09   Administrative Agent May File Proofs of Claim............    64
Section 11.10   Authority of Administrative Agent to Release Collateral
                and Liens................................................    65
Section 11.11   The Arrangers............................................    65

                                   ARTICLE XII
                                  Miscellaneous

Section 12.01   Notices..................................................    65
Section 12.02   Waivers; Amendments......................................    66
Section 12.03   Expenses, Indemnity; Damage Waiver.......................    67
Section 12.04   Successors and Assigns...................................    69
Section 12.05   Survival; Revival; Reinstatement.........................    71
Section 12.06   Counterparts; Integration; Effectiveness.................    72
Section 12.07   Severability.............................................    73
Section 12.08   Right of Setoff..........................................    73
Section 12.09   GOVERNING LAW; JURISDICTION..............................    73
Section 12.10   Headings.................................................    74
Section 12.11   Confidentiality..........................................    74
Section 12.12   Interest Rate Limitation.................................    75
Section 12.13   EXCULPATION PROVISIONS...................................    76
Section 12.14   No Third Party Beneficiaries.............................    76
Section 12.15   USA Patriot Act Notice...................................    76
Section 12.16   Waiver...................................................    77
Section 12.17   Joint and Several Nature of Obligation...................    77
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                         Annexes, Exhibits and Schedules

Annex I         Commitments

Exhibit A       Form of Note
Exhibit B       Form of Borrowing Request
Exhibit C       Form of Interest Election Request
Exhibit D       Form of Compliance Certificate
Exhibit E       Security Instruments
Exhibit F       Form of Assignment and Assumption

Schedule 7.05   Litigation
Schedule 7.15   Subsidiaries and Partnerships
Schedule 7.19   Gas Imbalances
Schedule 7.20   Marketing Contracts
Schedule 7.21   Swap Agreements
Schedule 9.05   Investments


                                       iv


     THIS SECOND LIEN TERM LOAN AGREEMENT dated as of November 15, 2005, is among Parallel Petroleum Company, a corporation duly formed and existing under the laws of the State of Delaware ("PPC"), Parallel, L.P., a limited partnership duly formed and existing under the laws of the State of Texas ("PLP" and with PPC, the "Borrowers" and each a "Borrower"); each of the Lenders from time to time party hereto; and BNP Paribas (in its individual capacity, "BNP Paribas"), as administrative agent for the Lenders (in such capacity, together with its successors in such capacity, the "Administrative Agent").

                                    RECITALS

     A. The Borrowers have requested that the Lenders provide a $50,000,000 second lien term loan to the Borrowers.

     B. Each Lender has severally agreed to make its ratable portion of such loan subject to the terms and conditions of this Agreement.

     C. In consideration of the mutual covenants and agreements herein contained and of the loans and commitments hereinafter referred to, the parties hereto agree as follows:

                                    ARTICLE I
                       DEFINITIONS AND ACCOUNTING MATTERS

     Section 1.01 Terms Defined Above. As used in this Agreement, each term defined above has the meaning indicated above.

     Section 1.02 Certain Defined Terms. As used in this Agreement, the following terms have the meanings specified below:

     "ABR", when used in reference to any Tranche, refers to whether such Trache is bearing interest at a rate determined by reference to the Alternate Base Rate.

     "Acquisition" means the acquisition by PLP of certain properties located in Andrews and Gaines Counties, Texas from Lynx Production Company, Inc. et al. pursuant to the terms and conditions of the Acquisition Documents.

     "Acquisition Documents" means the Purchase and Sale Agreement and all bills of sale, assignments, agreements, instruments and documents executed and delivered in connection therewith, as amended.

     "Acquisition Properties" means the Oil and Gas Properties and other properties acquired in stages directly or indirectly by the Borrowers or any Guarantor pursuant to the Acquisition Documents.

     "Administrative Questionnaire" means an Administrative Questionnaire in a form supplied by the Administrative Agent.

     "Affected Portion" has the meaning assigned such term in Section 5.05.

     "Affiliate" means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

     "Agreement" means this Second Lien Term Loan Agreement, as the same may from time to time be amended, modified, supplemented or restated.

     "Alternate Base Rate" means, for any day, a rate per annum equal to the greater of (a) the Prime Rate in effect on such day and (b) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%. Any change in the Alternate Base Rate due to a change in the Prime Rate or the Federal Funds Effective Rate shall be effective from and including the effective date of such change in the Prime Rate or the Federal Funds Effective Rate, respectively.

     "Applicable Margin" means (a) with respect to each Eurodollar Tranche, a rate per annum equal to 4.5%; and (b) with respect to each ABR Tranche, a rate per annum equal to 3.5%.

     "Approved Counterparty" means (a) any "Lender" as such term is defined under the Senior Revolving Credit Agreement or any Affiliate of such Lender or
(b) any other Person whose long term senior unsecured debt rating is A-/A3 by S&P or Moody's (or their equivalent) or higher.

     "Arrangers" means BNP Paribas and Citibank Texas, N.A., in their capacities as the joint lead arrangers hereunder.

     "Asset Coverage Ratio" shall mean the ratio computed pursuant to Section 9.01(b).

     "Assignment and Assumption" means an assignment and assumption entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 12.04(b)), and accepted by the Administrative Agent, in the form of Exhibit F or any other form approved by the Administrative Agent.

     "Board" means the Board of Governors of the Federal Reserve System of the United States of America or any successor Governmental Authority.

     "Borrowing Request" means the request by any Borrower for the Loans in accordance with Section 2.03.

     "Business Day" means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City or Houston, Texas are authorized or required by law to remain closed; and if such day relates to a Tranche or continuation of, a payment or prepayment of principal of or interest on, or a conversion of or into, or the Interest Period for, a Eurodollar Tranche or a notice by any Borrower with respect to any such Tranche or continuation, payment, prepayment, conversion or Interest Period, any day which is also a day on which dealings in dollar deposits are carried out in the London interbank market.


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     "Capital Leases" means, in respect of any Person, all leases which shall have been, or should have been, in accordance with GAAP, recorded as capital leases on the balance sheet of the Person liable (whether contingent or otherwise) for the payment of rent thereunder.

     "Casualty Event" means any loss, casualty or other insured damage to, or any nationalization, taking under power of eminent domain or by condemnation or similar proceeding of, any Property of any Borrower or any of their Subsidiaries having a fair market value in excess of $500,000 in the aggregate for any calendar year.

     "Change in Control" means (a) the acquisition of ownership, directly or indirectly, beneficially or of record, by any person or group (within the meaning of the Securities Exchange Act of 1934 and the rules of the SEC thereunder as in effect on the date hereof) of Equity Interests representing more than 35% of the aggregate ordinary voting power represented by the issued and outstanding Equity Interests of PPC (or its successor by merger, consolidation or purchase of all or substantially all of its assets); (b) the first day on which a majority of the members of the board of directors of PPC are not Continuing Directors; or (c) the sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of PPC and its Subsidiaries taken as a whole to any "person" (as such term is used in Section 13(d) and 14(d) of the Securities and Exchange Act of 1934).

     "Change in Law" means (a) the adoption of any law, rule or regulation after the date of this Agreement, (b) any change in any law, rule or regulation or in the interpretation or application thereof by any Governmental Authority after the date of this Agreement or (c) compliance by any Lender (or, for purposes of Section 5.01(b), by any lending office of such Lender or by such Lender's holding company, if any) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the date of this Agreement.

     "Code" means the Internal Revenue Code of 1986, as amended from time to time, and any successor statute.

     "Commitment" means, with respect to each Lender, the commitment of such Lender to make its Loan on the Effective Date hereunder and "Commitments" means the aggregate amount of the Commitments of all Lenders. The amount of each Lender's Commitment is set forth on Annex I.

     "Consolidated Net Income" means with respect to PPC and the Consolidated Subsidiaries, for any period, the aggregate of the net income (or loss) of PPC and the Consolidated Subsidiaries after allowances for taxes for such period determined on a consolidated basis in accordance with GAAP; provided that there shall be excluded from such net income (to the extent otherwise included therein) the following: (a) the net income of any Person in which PPC or a Consolidated Subsidiary has an interest (which interest does not cause the net income of such other Person to be consolidated with the net income of PPC and the Consolidated Subsidiaries in accordance with GAAP), except to the extent of the amount of dividends or distributions actually paid in cash during such period by such other Person to PPC or to a Consolidated Subsidiary, as the case may be; (b) the net income (but not loss) during such period of any Consolidated Subsidiary to the extent that the declaration or payment of dividends or similar distributions or transfers or loans by that Consolidated Subsidiary is not at the time permitted by operation of the terms of its charter or any agreement, instrument or Governmental Requirement applicable to such Consolidated Subsidiary or is otherwise restricted or prohibited, in each case determined in accordance with GAAP; (c) the net income (or loss) of any Person acquired in a pooling-of-interests transaction for any period prior to the date of such transaction; (d) any extraordinary gains or losses during such period, (e) non-cash gains, losses or adjustments under FASB Statement Nos. 133 or 143; (f) any gains or losses attributable to writeups or writedowns of assets, including ceiling test writedowns and writedowns under FASB Statements Nos. 19, 142 and 144; and provided further that for purposes of calculating the financial ratios in Sections 9.01(a) and (b), if PPC or any Consolidated Subsidiary shall acquire or dispose of any material Property (other than Acquisition Properties) during the period of four fiscal quarters ending on the last day of the fiscal quarter immediately preceding the date of determination for which financial statements are available and up to and including the date of the consummation of such acquisition, disposition or redesignation, then Consolidated Net Income shall be calculated after giving pro forma effect to such acquisition (including the revenues of the Properties acquired), merger, disposition or redesignation, as if such acquisition, merger, disposition or redesignation had occurred on the first day of such period.

     "Consolidated Subsidiaries" means each Subsidiary of PPC (whether now existing or hereafter created or acquired) the financial statements of which shall be (or should have been) consolidated with the financial statements of the PPC in accordance with GAAP.

     "Continuing Directors" means, as of any date of determination, any member of the board of directors of PPC who: (a) was a member of such board of directors on the date hereof; or (b) was nominated for election or elected to such board of directors with the approval of a majority of the Continuing Directors who were members of such board at the time of such nomination or election.

     "Control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. For the purposes of this definition, and without limiting the generality of the foregoing, any Person that owns directly or indirectly 10% or more of the Equity Interests having ordinary voting power for the election of the directors or other governing body of a Person (other than as a limited partner of such other Person) will be deemed to "control" such other Person. "Controlling" and "Controlled" have meanings correlative thereto.

     "Debt" means, for any Person, the sum of the following (without duplication): (a) all obligations of such Person for borrowed money or evidenced by bonds, bankers' acceptances, debentures, notes or other similar instruments;
(b) all obligations of such Person (whether contingent or otherwise) in respect of letters of credit, surety or other bonds and similar instruments, (c) all accounts payable and all accrued expenses, liabilities or other obligations of such Person to pay the deferred purchase price of Property or services; (d) all obligations under Capital Leases; (e) all obligations under Synthetic Leases;
(f) all Debt (as defined in the other clauses of this definition) of others secured by a Lien on any Property of such Person, whether or not such Debt is assumed by such Person; (g) all Debt (as defined in the other clauses of this definition) of others guaranteed by such Person or in which such Person otherwise assures a creditor against loss of the Debt (howsoever such assurance shall be made) to the extent of the lesser of the amount of such Debt and the maximum stated amount of such guarantee or assurance against loss; (h) all obligations or undertakings of such Person to maintain or cause to be maintained the financial position or covenants of others or to purchase the Debt or Property of others;
(i) obligations to deliver commodities, goods or services, including, without limitation, Hydrocarbons, in consideration of one or more advance payments, other than gas balancing arrangements in the ordinary course of business; (j) obligations to pay for goods or services whether or not such goods or services are actually received or utilized by such Person; (k) any Debt of a partnership for which such Person is liable either by agreement, by operation of law or by a Governmental Requirement but only to the extent of such liability; (l) Disqualified Capital Stock; and (m) the undischarged balance of any production payment created by such Person or for the creation of which such Person directly or indirectly received payment. The Debt of any Person shall include all obligations of such Person of the character described above to the extent such Person remains legally liable in respect thereof notwithstanding that any such obligation is not included as a liability of such Person under GAAP.

     "Default" means any event or condition which constitutes an Event of Default or which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.

     "Disqualified Capital Stock" means any Equity Interest that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable) or upon the happening of any event, matures or is mandatorily redeemable for any consideration other than other Equity Interests (which would not constitute Disqualified Capital Stock), pursuant to a sinking fund obligation or otherwise, or is convertible or exchangeable for Debt or redeemable for any consideration other than other Equity Interests (which would not constitute Disqualified Capital Stock) at the option of the holder thereof, in whole or in part, on or prior to the date that is one year after the earlier of (a) the Maturity Date and (b) the date on which there are no Loans or other obligations hereunder outstanding.

     "dollars" or "$" refers to lawful money of the United States of America.

     "Domestic Subsidiary" means any Subsidiary that is organized under the laws of the United States of America or any state thereof or the District of Columbia.

     "EBITDAX" means, for any period, the sum of Consolidated Net Income for such period plus the following expenses or charges to the extent deducted from Consolidated Net Income in such period: interest, income taxes, depreciation, depletion, amortization, exploration expenses and other noncash charges, minus all noncash income added to Consolidated Net Income; provided that EBITDAX shall be calculated as follows for the first three fiscal quarters following the Effective Date:

     (a) for the fiscal quarter ending December 31, 2005, EBITDAX shall be EBITDAX for such quarter multiplied by four;

     (b) for the fiscal quarter ending March 31, 2006, EBITDAX shall be EBITDAX for the six-month period ending on such date multiplied by two;

     (c) for the fiscal quarter ending June 30, 2006, EBITDAX shall be EBITDAX for the nine-month period ending on such date multiplied by 4/3.

     Thereafter, EBITDAX shall be calculated using EBITDAX for the period of four fiscal quarters ending on the last day of the fiscal quarter immediately preceding the date of determination for which financial statements are available.

     "Effective Date" means the date on which the conditions specified in
Section 6.01 are satisfied (or waived in accordance with Section 12.02).

     "Environmental Laws" means any and all Governmental Requirements pertaining in any way to health, safety the environment or the preservation or reclamation of natural resources, in effect in any and all jurisdictions in which any Borrower or any of their Subsidiaries is conducting or at any time has conducted business, or where any Property of any Borrower or any of their Subsidiaries is located, including without limitation, the Oil Pollution Act of 1990 ("OPA"), as amended, the Clean Air Act, as amended, the Comprehensive Environmental, Response, Compensation, and Liability Act of 1980 ("CERCLA"), as amended, the Federal Water Pollution Control Act, as amended, the Occupational Safety and Health Act of 1970, as amended, the Resource Conservation and Recovery Act of 1976 ("RCRA"), as amended, the Safe Drinking Water Act, as amended, the Toxic Substances Control Act, as amended, the Superfund Amendments and Reauthorization Act of 1986, as amended, the Hazardous Materials Transportation Act, as amended, and other environmental conservation or protection Governmental Requirements. The term "oil" shall have the meaning specified in OPA, the terms "hazardous substance" and "release" (or "threatened release") have the meanings specified in CERCLA, the terms "solid waste" and "disposal" (or "disposed") have the meanings specified in RCRA and the term "oil and gas waste" shall have the meaning specified in Section 91.1011 of the Texas Natural Resources Code ("Section 91.1011"); provided, however, that (a) in the event either OPA, CERCLA, RCRA or Section 91.1011 is amended so as to broaden the meaning of any term defined thereby, such broader meaning shall apply subsequent to the effective date of such amendment and (b) to the extent the laws of the state or other jurisdiction in which any Property of any Borrower or any of their Subsidiaries is located establish a meaning for "oil," "hazardous substance," "release," "solid waste," "disposal" or "oil and gas waste" which is broader than that specified in either OPA, CERCLA, RCRA or Section 91.1011, such broader meaning shall apply.

     "Equity Interests" means shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person, and any warrants, options or other rights entitling the holder thereof to purchase or acquire any such Equity Interest.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and any successor statute.

     "ERISA Affiliate" means each trade or business (whether or not incorporated) which together with any Borrower or any of their Subsidiaries would be deemed to be a "single employer" within the meaning of section 4001(b)(1) of ERISA or subsections (b), (c), (m) or (o) of section 414 of the Code.

     "ERISA Event" means (a) a "Reportable Event" described in section 4043 of ERISA and the regulations issued thereunder, (b) the withdrawal of any Borrower or any of their


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

Subsidiaries or any ERISA Affiliate from a Plan during a plan year in which it was a "substantial employer" as defined in section 4001(a)(2) of ERISA, (c) the filing of a notice of intent to terminate a Plan or the treatment of a Plan amendment as a termination under section 4041 of ERISA, (d) the institution of proceedings to terminate a Plan by the PBGC, (e) receipt of a notice of withdrawal liability pursuant to Section 4202 of ERISA or (f) any other event or condition which might constitute grounds under section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan.

     "Eurodollar", when used in reference to any Tranche, refers to whether such Tranche is bearing interest at a rate determined by reference to the LIBO Rate.

     "Event of Default" has the meaning assigned such term in Section 10.01.

     "Excepted Liens" means: (a) Liens for Taxes, assessments or other governmental charges or levies which are not delinquent or which are being contested in good faith by appropriate action and for which adequate reserves have been maintained in accordance with GAAP; (b) Liens in connection with workers' compensation, unemployment insurance or other social security, old age pension or public liability obligations which are not delinquent or which are being contested in good faith by appropriate action and for which adequate reserves have been maintained in accordance with GAAP; (c) statutory landlord's liens, operators', vendors', carriers', warehousemen's, repairmen's, mechanics', suppliers', workers', materialmen's, construction or other like Liens arising by operation of law in the ordinary course of business or incident to the exploration, development, operation and maintenance of Oil and Gas Properties each of which is in respect of obligations that are not delinquent or which are being contested in good faith by appropriate action and for which adequate reserves have been maintained in accordance with GAAP; (d) contractual Liens which arise in the ordinary course of business under operating agreements, joint venture agreements, oil and gas partnership agreements, oil and gas leases, farm-out agreements, division orders, contracts for the sale, transportation or exchange of oil and natural gas, unitization and pooling declarations and agreements, area of mutual interest agreements, overriding royalty agreements, marketing agreements, processing agreements, net profits agreements, development agreements, gas balancing or deferred production agreements, injection, repressuring and recycling agreements, salt water or other disposal agreements, seismic or other geophysical permits or agreements, and other agreements which are usual and customary in the oil and gas business and are for claims which are not delinquent or which are being contested in good faith by appropriate action and for which adequate reserves have been maintained in accordance with GAAP, provided that any such Lien referred to in this clause does not materially impair the use of the Property covered by such Lien for the purposes for which such Property is held by any Borrower or any of their Subsidiaries or materially impair the value of such Property subject thereto; (e) Liens arising solely by virtue of any statutory or common law provision relating to banker's liens, rights of set-off or similar rights and remedies and burdening only deposit accounts or other funds maintained with a creditor depository institution, provided that no such deposit account is a dedicated cash collateral account or is subject to restrictions against access by the depositor in excess of those set forth by regulations promulgated by the Board and no such deposit account is intended by the such Borrower or any of its Subsidiaries to provide collateral to the depository institution; (f) easements, restrictions, servitudes, permits, conditions, covenants, exceptions or reservations in any Property of any Borrower or any of their Subsidiaries for the purpose of roads, pipelines, transmission lines, transportation lines, distribution lines for the removal of gas, oil, coal or other minerals or timber, and other like purposes, or for the joint or common use of real estate, rights of way, facilities and equipment, that do not secure any monetary obligations and which in the aggregate do not materially impair the use of such Property for the purposes of which such Property is held by any Borrower or any of their Subsidiaries or materially impair the value of such Property subject thereto; (g) Liens on cash or securities pledged to secure performance of tenders, surety and appeal bonds, government contracts, performance and return of money bonds, bids, trade contracts, leases, statutory obligations, regulatory obligations and other obligations of a like nature incurred in the ordinary course of business and (h) judgment and attachment Liens not giving rise to an Event of Default, provided that any appropriate legal proceedings which may have been duly initiated for the review of such judgment shall not have been finally terminated or the period within which such proceeding may be initiated shall not have expired and no action to enforce such Lien has been commenced; provided, further that Liens described in clauses (a) through (e) shall remain "Excepted Liens" only for so long as no action to enforce such Lien has been commenced and no intention to subordinate the Lien granted in favor of the Administrative Agent and the Lenders is to be hereby implied or expressed by the permitted existence of such Excepted Liens.

     "Excluded Taxes" means, with respect to the Administrative Agent, any Lender or any other recipient of any payment to be made by or on account of any obligation of any Borrower or any Guarantor hereunder or under any other Loan Document, (a) income or franchise taxes imposed on (or measured by) its net income by the United States of America or such other jurisdiction under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable lending office is located, (b) any branch profits taxes imposed by the United States of America or any similar tax imposed by any other jurisdiction in which any Borrower or any Guarantor is located and (c) in the case of a Foreign Lender (other than an assignee pursuant to a request by any Borrower under Section 5.04(b)), any withholding tax that is imposed on amounts payable to such Foreign Lender at the time such Foreign Lender becomes a party to this Agreement (or designates a new lending office) or is attributable to such Foreign Lender's failure to comply with Section 5.03(e), except to the extent that such Foreign Lender (or its assignor, if any) was entitled, at the time of designation of a new lending office (or assignment), to receive additional amounts with respect to such withholding tax pursuant to Section 5.03(a) or Section 5.03(c).

     "Federal Funds Effective Rate" means, for any day, the weighted average (rounded upwards, if necessary, to the next 1/100 of 1%) of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average (rounded upwards, if necessary, to the next 1/100 of 1%) of the quotations for such day for such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

     "Financial Officer" means, for any Person, the president, the chief financial officer, principal accounting officer, treasurer or controller of such Person. Unless otherwise specified, all references herein to a Financial Officer means a Financial Officer of PPC.

     "Financial Statements" means the financial statement or statements of PPC and its Consolidated Subsidiaries referred to in Section 7.04(a).

     "Foreign Lender" means any Lender that is organized under the laws of a jurisdiction other than that in which any Borrower is located. For purposes of this definition, the United States of America, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

     "Foreign Subsidiary" means any Subsidiary that is not a Domestic
Subsidiary.

     "GAAP" means generally accepted accounting principles in the United States of America as in effect from time to time subject to the terms and conditions set forth in Section 1.05.

     "Governmental Authority" means the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government over the Borrowers or any of their Subsidiaries, any of their Properties, the Administrative Agent or any Lender.

     "Governmental Requirement" means any law, statute, code, ordinance, order, determination, rule, regulation, judgment, decree, injunction, franchise, permit, certificate, license, authorization or other directive or requirement, whether now or hereinafter in effect, including, without limitation, Environmental Laws, energy regulations and occupational, safety and health standards or controls, of any Governmental Authority.

     "Guarantors" means (a) Parallel, L.L.C. and (b) each other Material Domestic Subsidiary or other Domestic Subsidiary of PPC or PLP that guarantees the Indebtedness pursuant to Section 8.14.

     "Guaranty Agreement" means the Second Lien Guarantee and Collateral Agreement executed by the Borrowers, as pledgors, and the Guarantors in form and substance reasonably satisfactory to the Administrative Agent, inter alia, unconditionally guarantying on a joint and several basis, payment of the Indebtedness, as the same may be amended, modified or supplemented from time to time.

     "Highest Lawful Rate" means, with respect to each Lender, the maximum nonusurious interest rate, if any, that at any time or from time to time may be contracted for, taken, reserved, charged or received on the Notes or on other Indebtedness under laws applicable to such Lender which are presently in effect or, to the extent allowed by law, under such applicable laws which may hereafter be in effect and which allow a higher maximum nonusurious interest rate than applicable laws allow as of the date hereof.

     "Hydrocarbon Interests" means all rights, titles, interests and estates now or hereafter acquired in and to oil and gas leases, oil, gas and mineral leases, or other liquid or gaseous hydrocarbon leases, mineral fee interests, overriding royalty and royalty interests, net profit interests and production payment interests, including any reserved or residual interests of whatever nature owned by any Borrower.

     "Hydrocarbons" means oil, gas, casinghead gas, drip gasoline, natural gasoline, condensate, distillate, liquid hydrocarbons, gaseous hydrocarbons and all products refined or separated therefrom.

     "Indebtedness" means any and all amounts owing or to be owing by each Borrower, any of their Subsidiaries or any Guarantor whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising to the Administrative Agent or any Lender under any Loan Document and all renewals, extensions and/or rearrangements of any of the above.

     "Indemnified Taxes" means Taxes other than Excluded Taxes.

     "Initial Reserve Report" means the two reports of [Cawley Gillespie & Associates, Inc. dated as of October 31, 2005, using bank pricing cases and covering the Oil and Gas Properties described therein and the Acquisition Properties.]

     "Intercreditor Agreement" means that certain Intercreditor and Subordination Agreement, dated as of the Effective Date, by and among the Borrowers, Guarantors, the Administrative Agent and Citibank Texas, N.A., as administrative agent under the Senior Revolving Credit Documents.

     "Interest Election Request" means a request by any Borrower to convert or continue a Tranche in accordance with Section 2.04.

     "Interest Expense" means, for any period, the sum (determined without duplication) of the aggregate gross interest expense of each of the Borrowers and the Consolidated Subsidiaries for such period, including (a) to the extent included in interest expense under GAAP: (i) amortization of debt discount, (ii) capitalized interest and (iii) the portion of any payments or accruals under Capital Leases allocable to interest expense, plus the portion of any payments or accruals under Synthetic Leases allocable to interest expense whether or not the same constitutes interest expense under GAAP and (b) cash dividend payments by any Borrower in respect of any Disqualified Capital Stock.

     "Interest Payment Date" means (a) with respect to any ABR Tranche, the last day of each March, June, September and December and (b) with respect to any Eurodollar Tranche, the last day of the Interest Period applicable to such Tranche and, in the case of a Eurodollar Tranche with an Interest Period of more than three months' duration, each day prior to the last day of such Interest Period that occurs at intervals of three months' duration after the first day of such Interest Period.

     "Interest Period" means with respect to any Eurodollar Tranche, the period commencing on the date of such Tranche and ending on the numerically corresponding day in the calendar month that is one, two, three or six months thereafter, as any Borrower may elect; provided, that (a) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day and (b) any Interest Period pertaining to a Eurodollar Tranche that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period. For purposes hereof, the date of a Tranche initially shall be the date on which such Loans comprising such Tranche are made and thereafter shall be the effective date of the most recent conversion or continuation of such Tranche.

     "Investment" means, for any Person: (a) the acquisition (whether for cash, Property, services or securities or otherwise) of Equity Interests of any other Person or any agreement to make any such acquisition (including, without limitation, any "short sale" or any sale of any securities at a time when such securities are not owned by the Person entering into such short sale); (b) the making of any deposit with, or advance, loan or other extension of credit to, any other Person (including the purchase of Property from another Person subject to an understanding or agreement, contingent or otherwise, to resell such Property to such Person, but excluding any such advance, loan or extension of credit having a term not exceeding ninety (90) days representing the purchase price of inventory or supplies sold by such Person in the ordinary course of business) or (c) the entering into of any guarantee of, or other contingent obligation (including the deposit of any Equity Interests to be sold) with respect to, Debt or other liability of any other Person and (without duplication) any amount committed to be advanced, lent or extended to such Person.

     "Lenders" means the Persons listed on Annex I and any Person that shall have become a party hereto pursuant to an Assignment and Assumption, but not any such Person that ceases to be a party hereto pursuant to an Assignment and Assumption.

     "LIBO Rate" means, with respect to any Eurodollar Tranche for any Interest Period, the rate appearing on Page 3750 of the Dow Jones Market Service (or on any successor or substitute page of such Service, or any successor to or substitute for such Service, providing rate quotations comparable to those currently provided on such page of such Service, as determined by the Administrative Agent from time to time for purposes of providing quotations of interest rates applicable to dollar deposits in the London interbank market) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, as the rate for dollar deposits with a maturity comparable to such Interest Period. In the event that such rate is not available at such time for any reason, then the "LIBO Rate" with respect to such Eurodollar Tranche for such Interest Period shall be the rate (rounded upwards, if necessary, to the next 1/16th of 1%) at which dollar deposits of $5,000,000 and for a maturity comparable to such Interest Period are offered by the principal London office of the Administrative Agent in immediately available funds in the London interbank market at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period.

     "Lien" means any interest in Property securing an obligation owed to, or a claim by, a Person other than the owner of the Property, whether such interest is based on the common law, statute or contract, and whether such obligation or claim is fixed or contingent, and including but not limited to (a) the lien or security interest arising from a mortgage, encumbrance, pledge, security agreement, conditional sale or trust receipt or a lease, consignment or bailment for security purposes or (b) production payments and the like payable out of Oil and Gas Properties. The term "Lien" shall include easements, restrictions, servitudes, permits, conditions, covenants, exceptions or reservations. For the purposes of this Agreement, each Borrower and their

Subsidiaries shall be deemed to be the owner of any Property which they have acquired or hold subject to a conditional sale agreement, or leases under a financing lease or other arrangement pursuant to which title to the Property has been retained by or vested in some other Person in a transaction intended to create a financing.

     "Loan Documents" means this Agreement, the Notes, the Intercreditor Agreement and the Security Instruments.

     "Loans" means the loans made by the Lenders to the Borrowers pursuant to this Agreement.

     "Majority Lenders" means Lenders having at least sixty-six and two-thirds percent (66-2/3%) of the outstanding principal amount of the Loans.

     "Material Adverse Effect" means a material adverse change in, or material adverse effect on (a) the business, operations, Property, liabilities (actual or contingent) or condition (financial or otherwise) of the Borrowers and the Guarantors taken as a whole, (b) the ability of any Borrower, any of its Subsidiaries or any Guarantor to perform any of its obligations under any Loan Document to which it is a party, (c) the validity or enforceability of any Loan Document or (d) the rights and remedies of or benefits available to the Administrative Agent or any Lender under any Loan Document.

     "Material Domestic Subsidiary" means, as of any date, any Domestic Subsidiary that (a) is a Wholly-Owned Subsidiary and (b) together with its Subsidiaries, owns Property having a fair market value of $1,000,000 or more.

     "Material Indebtedness" means Debt (other than the Loans), or obligations in respect of one or more Swap Agreements, of the Borrowers and their Subsidiaries in an aggregate principal amount exceeding $2,500,000. For purposes of determining Material Indebtedness, the "principal amount" of the obligations of the Borrowers or any of their Subsidiaries in respect of any Swap Agreement at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that such Borrower or such Subsidiary would be required to pay if such Swap Agreement were terminated at such time.

     "Maturity Date" means November 15, 2010.

     "Moody's" means Moody's Investors Service, Inc. and any successor thereto that is a nationally recognized rating agency.

     "Mortgaged Property" means any Property owned by any Borrower or any Guarantor which is subject to the Liens existing and to exist under the terms of the Security Instruments.

     "Multiemployer Plan" means a Plan which is a multiemployer plan as defined in section 3(37) or 4001 (a)(3) of ERISA.

     "Notes" means the promissory notes of the Borrowers described in Section 2.02(d) and being substantially in the form of Exhibit A, together with all amendments, modifications, replacements, extensions and rearrangements thereof.

     "Oil and Gas Properties" means (a) Hydrocarbon Interests; (b) the Properties now or hereafter pooled or unitized with Hydrocarbon Interests; (c) all presently existing or future unitization, pooling agreements and declarations of pooled units and the units created thereby (including without limitation all units created under orders, regulations and rules of any Governmental Authority) which may affect all or any portion of the Hydrocarbon Interests; (d) all operating agreements, contracts and other agreements, including production sharing contracts and agreements, which relate to any of the Hydrocarbon Interests or the production, sale, purchase, exchange or processing of Hydrocarbons from or attributable to such Hydrocarbon Interests;
(e) all Hydrocarbons in and under and which may be produced and saved or attributable to the Hydrocarbon Interests, including all oil in tanks, and all rents, issues, profits, proceeds, products, revenues and other incomes from or attributable to the Hydrocarbon Interests; (f) all tenements, hereditaments, appurtenances and Properties in any manner appertaining, belonging, affixed or incidental to the Hydrocarbon Interests and (g) all Properties, rights, titles, interests and estates described or referred to above, including any and all Property, real or personal, now owned or hereinafter acquired and situated upon, used, held for use or useful in connection with the operating, working or development of any of such Hydrocarbon Interests or Property (excluding drilling rigs, service rigs, trailers, backhoes, automotive equipment, rental equipment or other personal Property which may be on such premises for the purpose of drilling and servicing a well or for other similar temporary uses) and including any and all oil wells, gas wells, injection wells or other wells, buildings, structures, fuel separators, liquid extraction plants, plant compressors, pumps, pumping units, field gathering systems, tanks and tank batteries, fixtures, valves, fittings, machinery and parts, engines, boilers, meters, apparatus, equipment, appliances, tools, implements, cables, wires, towers, casing, tubing and rods, surface leases, rights-of-way, easements and servitudes together with all additions, substitutions, replacements, accessions and attachments to any and all of the foregoing.

     "Other Taxes" means any and all present or future stamp or documentary taxes or any other excise or Property taxes, charges or similar levies arising from any payment made hereunder or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement and any other Loan Document.

     "Participant" has the meaning set forth in Section 12.04(c)(i).

     "PBGC" means the Pension Benefit Guaranty Corporation, or any successor thereto.

     "PDP PV" means the PV of Proved Developed Producing Reserves of Borrowers and their Subsidiaries as described in the most recently delivered Reserve Report as increased or decreased to reflect the economic impact and cash flows of Swap Agreements (provided that Swap Agreements with non-investment grade counterparties shall not be taken into account to the extent that such Swap Agreements improve the position of or otherwise benefit the Borrowers or any of their Subsidiaries).

     "Person" means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

     "Plan" means any employee pension benefit plan, as defined in section 3(2) of ERISA, which (a) is currently or hereafter sponsored, maintained or contributed to by any Borrower, any of its Subsidiaries or an ERISA Affiliate or (b) was at any time during the six calendar years preceding the date hereof, sponsored, maintained or contributed to by any Borrower, any of its Subsidiaries or an ERISA Affiliate.

     "Prime Rate" means the rate of interest per annum publicly announced from time to time by the Administrative Agent as its prime rate in effect at its principal office in New York City; each change in the Prime Rate shall be effective from and including the date such change is publicly announced as being effective. Such rate is set by the Administrative Agent as a general reference rate of interest, taking into account such factors as the Administrative Agent may deem appropriate; it being understood that many of the Administrative Agent's commercial or other loans are priced in relation to such rate, that it is not necessarily the lowest or best rate actually charged to any customer and that the Administrative Agent may make various commercial or other loans at rates of interest having no relationship to such rate.

     "Property" means any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible, including, without limitation, cash, securities, accounts and contract rights.

     "Proved Oil and Gas Properties" means Oil and Gas Properties that are Proved Reserves.

     "Proved Reserves" means "Proved Reserves" as defined in the Definitions for Oil and Gas Reserves (in this paragraph, the "Definitions") promulgated by the Society of Petroleum Engineers (or any generally recognized successor) as in effect at the time in question. "Proved Developed Producing Reserves" means Proved Reserves which are categorized as both "Developed" and "Producing" in the Definitions, "Proved Developed Nonproducing Reserves" means Proved Reserves which are categorized as both "Developed" and "Nonproducing" in the Definitions, and "Proved Undeveloped Reserves" means Proved Reserves which are categorized as "Undeveloped" in the Definitions.

     "Purchase and Sale Agreement" means that certain Purchase and Sale Agreement dated as of October 14, 2005 by and among PLP (as buyer) and Lynx Production Company, Inc. et al. (as sellers).

     "Redemption" means with respect to any Debt, the repurchase, redemption, prepayment, repayment or defeasance (or the segregation of funds with respect to any of the foregoing) of such Debt. "Redeem" has the correlative meaning thereto.

     "Register" has the meaning assigned such term in Section 12.04(b)(iv).

     "Regulation D" means Regulation D of the Board, as the same may be amended, supplemented or replaced from time to time.

     "Related Parties" means, with respect to any specified Person, such Person's Affiliates and the respective directors, officers, employees, agents and advisors (including attorneys, accountants and experts) of such Person and such Person's Affiliates.

     "Remedial Work" has the meaning assigned such term in Section 8.10(a).

     "Reserve Report" means a report, in form and substance reasonably satisfactory to the Administrative Agent, setting forth, as of each January 1st or July 1st (or such other date in the event of an interim redetermination) the oil and gas reserves attributable to the Oil and Gas Properties of the Borrowers and their Subsidiaries, together with a projection of the rate of production and future net income, taxes, operating expenses and capital expenditures with respect thereto as of such date, based upon the economic assumptions consistent with the Administrative Agent's lending requirements at the time.

     "Responsible Officer" means, as to any Person, the Chief Executive Officer, the President, any Financial Officer or any Vice President of such Person. Unless otherwise specified, all references to a Responsible Officer herein shall mean a Responsible Officer of PPC.

     "Restricted Payment" means any dividend or other distribution (whether in cash, securities or other Property) with respect to any Equity Interests in any Borrower or any of their Subsidiaries, or any payment (whether in cash, securities or other Property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such Equity Interests in any Borrower or any of their Subsidiaries or any option, warrant or other right to acquire any such Equity Interests in each Borrower or any of their Subsidiaries.

     "SEC" means the Securities and Exchange Commission or any successor Governmental Authority.

     "Security Instruments" means the Guaranty Agreement, mortgages, deeds of trust and other agreements, instruments or certificates described or referred to in Exhibit E, and any and all other agreements, instruments, consents or certificates now or hereafter executed and delivered by any Borrower or any other Person (other than participation or similar agreements between any Lender and any other lender or creditor with respect to any Indebtedness pursuant to this Agreement) in connection with, or as security for the payment or performance of the Indebtedness, the Notes, this Agreement, as such agreements may be amended, modified, supplemented or restated from time to time.

     "Senior Notes" means those certain promissory notes issued by the Borrowers pursuant to the Senior Revolving Credit Agreement.

     "Senior Revolving Credit Agreement" means that certain Second Amended and Restated Credit Agreement dated as of September 27, 2004, among the Borrowers, as borrowers, Citibank Texas, N.A. (formerly known as First American Bank, SSB), as administrative agent and the other agents and lenders from time to time parties thereto and any "Loan Documents" (as defined therein) executed in connection therewith, in each case, as hereafter amended, supplemented, modified, restated, refinanced or replaced from time to time, subject to Section 9.02(d) and Section 9.03(d).

     "Senior Revolving Credit Documents" means the Senior Revolving Credit Agreement, the Senior Notes and any "Loan Documents" (as defined therein), in each case, together with all amendments, modifications and supplements thereto.

     "S&P" means Standard & Poor's Ratings Group, a division of The McGraw-Hill Companies, Inc., and any successor thereto that is a nationally recognized rating agency.

     "Subsidiary" means: (a) any Person of which at least a majority of the outstanding Equity Interests having by the terms thereof ordinary voting power to elect a majority of the board of directors, manager or other governing body of such Person (irrespective of whether or not at the time Equity Interests of any other class or classes of such Person shall have or might have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned or controlled by any Borrower or one or more of their Subsidiaries and (b) any partnership of which any Borrower or any of their Subsidiaries is a general partner. Unless otherwise indicated herein, each reference to the term "Subsidiary" shall mean a Subsidiary of PPC.

     "Swap Agreement" means any agreement with respect to any swap, forward, future or derivative transaction or option or similar agreement, whether exchange traded, "over-the-counter" or otherwise, involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions; provided that no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of any Borrower or any of their Subsidiaries shall be a Swap Agreement.

     "Synthetic Leases" means, in respect of any Person, all leases which shall have been, or should have been, in accordance with GAAP, treated as operating leases on the financial statements of the Person liable (whether contingently or otherwise) for the payment of rent thereunder and which were properly treated as indebtedness for borrowed money for purposes of U.S. federal income taxes, if the lessee in respect thereof is obligated to either purchase for an amount in excess of, or pay upon early termination an amount in excess of, 80% of the residual value of the Property subject to such operating lease upon expiration or early termination of such lease.

     "Taxes" means any and all present or future taxes, levies, imposts, duties, deductions, charges or withholdings imposed by any Governmental Authority.

     "Termination Date" means the earlier of the Maturity Date and the date that the Loans are accelerated hereunder.

     "Total Debt" means, at any date, all Debt of PPC and the Consolidated Subsidiaries on a consolidated basis, excluding (i) non-cash obligations under FAS 133 or 143 and (ii) accounts payable and other accrued liabilities (for the deferred purchase price of Property or services) from time to time incurred in the ordinary course of business which are not greater than sixty (60) days past the date of invoice or delinquent or which are being contested in good faith by appropriate action and for which adequate reserves have been maintained in accordance with GAAP.

     "Total Reserve Value" means, with respect to any Proved Reserves expected to be produced from any Oil and Gas Properties, the net present value, discounted at 10% per annum, of the future net revenues expected to accrue to the Borrowers' and their Subsidiaries' collective interests in such reserves during the remaining expected economic lives of such reserves. Each calculation of such expected future net revenues shall be made in accordance with the then existing standards of the Society of Petroleum Engineers, provided that in any event (a) appropriate deductions shall be made for severance and ad valorem taxes, and for operating, gathering, transportation and marketing costs required for the production and sale of such reserves, (b) the pricing assumptions used in determining Total Reserve Value for any particular reserves shall be based upon the following price decks: (i) for natural gas, the lesser of (A) the quotation for deliveries of natural gas for each such year from the New York Mercantile Exchange for Henry Hub and (B) $6.00/Mcf, and (ii) for crude oil, the lesser of
(A) the quotation for deliveries of West Texas Intermediate crude oil for each such calendar year from the New York Mercantile Exchange for Cushing, Oklahoma, and (B) $40.00/Bbl and (d) the cash-flows derived from the pricing assumptions set forth in clause (b) above shall be further adjusted to account for the historical basis differentials for each month during the preceding 12-month period calculated by comparing realized crude oil and natural gas prices to Cushing, Oklahoma and Henry Hub NYMEX prices for each month during such period; provided that the Total Reserve Value shall be further adjusted, if necessary, to exclude a portion of reserves other than Proved Developed Producing Reserves such that not less than 70% of Total Reserve Value is attributable to PDP PV.

     "Tranche" means a division or portion of the Loans.

     "Transactions" means the execution, delivery and performance by the Borrowers and each Guarantor, as applicable, of this Agreement, and each other Loan Document and Acquisition Document to which it is a party, the borrowing of Loans, the Acquisition, the use of the proceeds thereof and the issuance of Letters of Credit hereunder, and the grant of Liens by the Borrowers on Mortgaged Properties pursuant to the Security Instruments.

     "Type", when used in reference to any Tranche, refers to whether the rate of interest on such Tranche is determined by reference to the Alternate Base Rate or the LIBO Rate.

     "Wholly-Owned Subsidiary" means any Subsidiary of which all of the outstanding Equity Interests (other than any directors' qualifying shares mandated by applicable law), on a fully-diluted basis, are owned by any Borrower or one or more of the Wholly-Owned Subsidiaries or are owned by any Borrower and one or more of the Wholly-Owned Subsidiaries.

     Section 1.03 Types of Loans and Borrowings. For purposes of this Agreement, Tranches may be classified and referred to by Type (e.g., a "Eurodollar Tranche").

     Section 1.04 Terms Generally; Rules of Construction. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation". The word "will" shall be construed to have the same meaning and effect as the word "shall". Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any law shall be construed as referring to such law as amended, modified, codified or reenacted, in whole or in part, and in effect from time to time, (c) any reference herein to any Person shall be construed to include such Person's successors and assigns (subject to the restrictions contained herein), (d) the words "herein", "hereof" and "hereunder", and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (e) with respect to the determination of any time period, the word "from" means "from and including" and the word "to" means "to and including" and (f) any reference herein to Articles, Sections, Annexes, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Annexes, Exhibits and Schedules to, this Agreement. No provision of this Agreement or any other Loan Document shall be interpreted or construed against any Person solely because such Person or its legal representative drafted such provision.

     Section 1.05 Accounting Terms and Determinations; GAAP. Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all determinations with respect to accounting matters hereunder shall be made, and all financial statements and certificates and reports as to financial matters required to be furnished to the Administrative Agent or the Lenders hereunder shall be prepared, in accordance with GAAP, applied on a basis consistent with the Financial Statements except for changes in which the Borrowers' independent certified public accountants concur and which are disclosed to Administrative Agent on the next date on which financial statements are required to be delivered to the Lenders pursuant to Section 8.01(a); provided that, unless the Borrowers and the Majority Lenders shall otherwise agree in writing, no such change shall modify or affect the manner in which compliance with the covenants contained herein is computed such that all such computations shall be conducted utilizing financial information presented consistently with prior periods.

                                   ARTICLE II
                                    THE LOANS

     Section 2.01 Term Loans. Subject to the terms and conditions set forth herein, each Lender agrees on the Effective Date to make a Loan in dollars to the Borrowers in an aggregate principal amount equal to such Lender's Commitment. The Commitments are not revolving and amounts repaid or prepaid may not be re-borrowed under any circumstance. Any portion of the Commitments not utilized by the Borrowers on or before 3:00 p.m. New York City time on the Effective Date shall be permanently cancelled.

     Section 2.02 Loans.

          (a) Several Obligations. Each Loan shall be made on the Effective Date as part of a single borrowing consisting of one or more Tranches, which shall be allocated ratably to the Lenders' Loans in accordance with their respective Commitments. The failure of any Lender to fund its Loan shall not relieve any other Lender of its obligations hereunder; provided that the Commitments are several and no Lender shall be responsible for any other Lender's failure to fund its Loan as required.

          (b) Types of Tranches. Subject to Section 3.03, each Tranche shall be an ABR Tranche or Eurodollar Tranche as the Borrowers may request in accordance herewith. Each Lender at its option may fund any Eurodollar Tranches by causing any domestic or foreign branch or Affiliate of such Lender to fund such Eurodollar Tranche; provided that any exercise of such option shall not affect the obligation of the Borrowers to repay such Lender's Loan in accordance with the terms of this Agreement.

          (c) Minimum Amounts; Limitations on Borrowings. At the commencement of each Interest Period for any Eurodollar Tranche, such Tranche shall be in an aggregate amount that is an integral multiple of $500,000 and not less than $1,000,000. At the time that each ABR Tranche is made, such Tranche shall be in an aggregate amount that is an integral multiple of $500,000 and not less than $1,000,000. Tranches of more than one Type may be outstanding at the same time, provided that there shall not at any time be more than a total of four Eurodollar Tranches outstanding. Notwithstanding any other provision of this Agreement, the Borrowers shall not be entitled to elect to convert or continue any Tranche if the Interest Period requested with respect thereto would end after the Maturity Date.

          (d) Notes. The Loan made by each Lender shall be evidenced by a single promissory note of the Borrowers in substantially the form of Exhibit A, dated, in the case of (i) any Lender party hereto, as of the date of this Agreement, or
(ii) any Lender that becomes a party hereto pursuant to an Assignment and Assumption, as of the effective date of the Assignment and Assumption, payable to the order of such Lender in a principal amount equal to such Lender's funded Loan as in effect on such date, and otherwise duly completed. The date, amount, Type, interest rate and, if applicable, Interest Period of each Tranche consisting of a portion of the Loan made by each Lender, and all payments made on account of the principal thereof, shall be recorded by such Lender on its books for its Note, and, prior to any transfer, may be endorsed by such Lender on a schedule attached to such Note or any continuation thereof or on any separate record maintained by such Lender. Failure to make any such notation or to attach a schedule shall not affect any Lender's or the Borrowers' rights or obligations in respect of its Loan or affect the validity of such transfer by any Lender of its Note.

     Section 2.03 Requests for the Loans Not later than 12:00 noon, New York City time, three Business Days before the Effective Date, the Borrowers shall request the Loans by notifying the Administrative Agent by telephone or fax (or electronic communication, if arrangements for doing so have been approved by the Administrative Agent), and shall confirm such request by delivering to the Administrative Agent and the Lenders a written Borrowing Request in substantially the form of Exhibit B and signed by the Borrowers. Such telephonic, electronic or written request shall be irrevocable and shall specify the following information in compliance with Section 2.02:

               (i) the aggregate amount of the requested Loans;

               (ii) whether any portion of such Loans is to be an ABR Tranche or a Eurodollar Tranche;

               (iii) in the case of a Eurodollar Tranche, the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term "Interest Period"; and

               (iv) the location and number of the Borrowers' accounts to which funds are to be disbursed, which shall comply with the requirements of Section 2.05.

If no election as to the Type is specified, then the entire portion of the Loans shall be an ABR Tranche. If no Interest Period is specified with respect to any requested Eurodollar Tranche, then the Borrowers shall be deemed to have selected an Interest Period of one month's duration.

Promptly following receipt of the Borrowing Request in accordance with this
Section 2.03, the Administrative Agent shall advise each Lender of the details thereof and of the amount of such Lender's Loan to be made and the Administrative Agent shall promptly provide such Loan subject to and as set forth in Section 2.05(a).

     Section 2.04 Interest Elections.

          (a) Conversion and Continuance. Each Tranche initially shall be of the Type specified in the Borrowing Request and, in the case of a Eurodollar Tranche, shall have an initial Interest Period as specified in the Borrowing Request. Thereafter, the Borrowers may elect to convert any Tranche to a different Type or to continue such Tranche and, in the case of a Eurodollar Tranche, may elect Interest Periods therefor, all as provided in this Section
2.04. The Borrowers may elect different options with respect to different portions of the affected Tranche, in which case each such portion shall be allocated ratably among the Lenders' Loans, and each such portion shall be considered a separate Tranche.

          (b) Interest Election Requests. To make an election pursuant to this
Section 2.04, the Borrowers shall notify the Administrative Agent of such election by telephone or fax (or transmit by electronic communication, if arrangements for doing so have been approved by the Administrative Agent) (i) in the case of a Eurodollar Tranche, not later than 12:00 noon, New York City time, three Business Days before the first day of the Interest Period related to such Tranche and (ii) in the case of an ABR Tranche, not later than 12:00 noon, New York City time, on the same Business Day of the proposed conversion or continuation. Each such telephonic (or electronic communication) Interest Election Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the Administrative Agent of a written Interest Election Request in substantially the form of Exhibit C and signed by the Borrowers.

          (c) Information in Interest Election Requests. Each telephonic, electronic communication and written Interest Election Request shall specify the following information in compliance with Section 2.02:

               (i) the Tranche to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Tranche (in which case the information to be specified pursuant to Section 2.04(c)(iii) and
(iv) shall be specified for each resulting Tranche);

               (ii) the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;

               (iii) whether the resulting Tranche is to be an ABR Tranche or a Eurodollar Tranche; and

               (iv) if the resulting Tranche is a Eurodollar Tranche, the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of the term "Interest Period".

If any such Interest Election Request requests a Eurodollar Tranche but does not specify an Interest Period, then the Borrowers shall be deemed to have selected an Interest Period of one month's duration.

          (d) Notice to Lenders by the Administrative Agent. Promptly following receipt of an Interest Election Request, the Administrative Agent shall advise each Lender of the details thereof and of such Lender's portion of each resulting Tranche.

          (e) Effect of Failure to Deliver Timely Interest Election Request and Events of Default on Interest Election. If the Borrowers fail to deliver a timely Interest Election Request with respect to a Eurodollar Tranche prior to the end of the Interest Period applicable thereto, then, unless such Tranche is repaid as provided herein, at the end of such Interest Period such Tranche shall be converted to an ABR Tranche. Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing: (i) no outstanding Tranche may be converted to or continued as a Eurodollar Tranche (and any Interest Election Request that requests the conversion of any Tranche to, or continuation of any Tranche as, a Eurodollar Tranche shall be ineffective) and
(ii) unless repaid, each Eurodollar Tranche shall be converted to an ABR Tranche at the end of the Interest Period applicable thereto.

     Section 2.05 Funding the Loans.

          (a) Funding by Lenders. Each Lender shall make its Loan on the Effective Date by wire transfer of immediately available funds by 1:00 p.m., New York, New York time, to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders. The Administrative Agent will make such Loans available to the Borrowers by promptly crediting the amounts so received, in like funds, to accounts of the Borrowers maintained with Citibank Texas, N.A., Midland, Texas or any Lender and designated by the Borrowers in the Borrowing Request.

          (b) Presumption of Funding by the Lenders. Unless the Administrative Agent shall have received notice from a Lender prior to the Effective Date that such Lender will not make available to the Administrative Agent such Lender's Loan, the Administrative Agent may assume that such Lender has made its Loan available on such date in accordance with Section 2.05(a) and may, in reliance upon such assumption, make available to the Borrowers a corresponding amount. In such event, if a Lender has not in fact made its Loan available to the Administrative Agent, then the applicable Lender and the Borrowers severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the Borrowers to but excluding the date of payment to the Administrative Agent, at (i) in the case of such Lender, the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation or (ii) in the case of the Borrowers, the interest rate applicable to ABR Tranches. If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender's Loan.

     Section 2.06 Termination. The Commitments shall terminate at 3:00 p.m., New York, New York time on the Effective Date.

     Section 2.07 Total Reserve Value. Subject to interim adjustment under
Section 8.14 and Section 9.13, the initial Total Reserve Value shall be $249,019,860. In connection with each semi-annual redetermination, the Borrowers shall deliver to the Administrative Agent a certificate, in form reasonably satisfactory to the Administrative Agent, no later than March 1st and September 1st of each year, setting forth in sufficient detail Borrower's calculation of Total Reserve Value as of the immediately preceding January 1 and July 1, commencing March 1, 2006. In addition, the Borrowers may, by notifying the Administrative Agent thereof, and the Administrative Agent may, at the direction of the Majority Lenders, by notifying the Borrowers thereof, each elect to require the Total Reserve Value to be determined one additional time on a specified "as of" date between such regular determinations (which shall be the first day of a calendar month following the date of such notice), in which event the Borrowers shall deliver to the Administrative Agent a certificate, in form reasonably satisfactory to the Administrative Agent, no later than three months after such specified date reflecting the Total Reserve value as of such specified date. The Borrowers shall calculate the Total Reserve Value based upon the applicable definitions of this Agreement, and provide with each such certificate the Reserve Report and other information used by the Borrowers in calculating the Total Reserve Value. In addition to the foregoing, the Total Reserve Value shall be subject to further adjustment from time to time in accordance with Section 6.01(n), Section 8.13(c) and Section 9.13(d).

     Upon receipt of such certificate, the Administrative Agent shall promptly review such certificate and, within ten (10) Business Days, confirm to the Borrowers and the Lenders that (i) the calculations used to determine the Total Reserve Value were based upon the pricing and other requirements set forth in the definition of Total Reserve Value, (ii) no mathematical or other errors or omissions have been made in such calculation and (iii) the engineering analysis used to determine the Total PV was based upon estimated production, pricing and costs acceptable to Administrative Agent. If facts under (i), (ii) or (iii) are ascertained to exist, the Administrative Agent and the Borrowers shall cooperate to promptly calculate the proper amount of the Total Reserve Value. Otherwise, upon confirmation of such amount as the Total Reserve Value, such amount will be the Total Reserve Value until next adjusted or redetermined in accordance with the terms of this Agreement.

     Section 2.08 Subordination of Loans. The Loans, the Notes, this Agreement and the other Loan Documents, the rights and remedies of the Lenders and the Administrative Agent hereunder and thereunder and the Liens created thereby are subject to the Intercreditor Agreement. The Lenders hereby agree that the Administrative Agent is authorized to sign the Intercreditor Agreement on behalf of all Lenders to this Agreement.

                                  ARTICLE III
              PAYMENTS OF PRINCIPAL AND INTEREST; PREPAYMENTS; FEES

     Section 3.01 Repayment of the Loans. On the Termination Date, the Borrowers shall repay the outstanding principal balance of the Loans in full.

     Section 3.02 Interest.

          (a) ABR Tranches. Each ABR Tranche shall bear interest at the Alternate Base Rate plus the Applicable Margin, but in no event to exceed the Highest Lawful Rate.

          (b) Eurodollar Tranches. Each Eurodollar Tranche shall bear interest at the LIBO Rate for the Interest Period in effect for such Tranche plus the Applicable Margin, but in no event to exceed the Highest Lawful Rate.

          (c) Post-Default Rate. Notwithstanding the foregoing, if any principal of or interest on any Loan or any fee or other amount payable by any Borrower or any Guarantor hereunder or under any other Loan Document is not paid when due, whether at stated maturity, upon acceleration or otherwise, then all Loans outstanding, shall bear interest, after as well as before judgment, at a rate per annum equal to two percent (2%) plus the rate applicable to ABR Tranches as provided in Section 3.02(a), but in no event to exceed the Highest Lawful Rate.

          (d) Interest Payment Dates. Accrued interest on the principal amount of each Tranche shall be payable in arrears on each Interest Payment Date for such Tranche; provided that (i) interest accrued pursuant to Section 3.02(c) shall be payable on demand, (ii) in the event of any prepayment of principal of any Tranche, accrued interest on the principal amount prepaid shall be payable on the date of such prepayment, and (iii) in the event of any conversion of any Eurodollar Tranche prior to the end of the current Interest Period therefor, accrued interest on such Tranche shall be payable on the effective date of such conversion.

          (e) Interest Rate Computations. All interest hereunder shall be computed on the basis of a year of 360 days, unless such computation would exceed the Highest Lawful Rate, in which case interest shall be computed on the basis of a year of 365 days (or 366 days in a leap year), except that interest computed by reference to the Alternate Base Rate at times when the Alternate Base Rate is based on the Prime Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day). The applicable Alternate Base Rate or LIBO Rate shall be determined by the terms of this Agreement, and such determination shall be conclusive absent manifest error, and be binding upon the parties hereto.

     Section 3.03 Alternate Rate of Interest. If prior to the commencement of any Interest Period for a Eurodollar Tranche:

          (a) the Administrative Agent determines pursuant to the terms of this Agreement (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining the LIBO Rate for such Interest Period; or

          (b) the Administrative Agent is advised by the Majority Lenders that the LIBO Rate for such Interest Period will not adequately and fairly reflect the cost to such Lenders of making or maintaining a portion of their Loans included in such Tranche for such Interest Period;

then the Administrative Agent shall give prompt written notice thereof, including the details of its determination, to the Borrowers and the Lenders by telephone or telecopy as promptly as practicable thereafter and, until the Administrative Agent notifies the Borrowers and the Lenders that the circumstances giving rise to such notice no longer exist, (i) any Interest Election Request that requests the conversion of any Tranche to, or continuation of any Tranche as, a Eurodollar Tranche shall be ineffective, and (ii) if any Borrowing Request requests a Eurodollar Tranche, such Tranche shall be made as an ABR Tranche in accordance with the terms of this Agreement.

     Section 3.04 Prepayments.

          (a) Optional Prepayments. Subject to any break funding costs payable pursuant to Section 5.02 and prior notice in accordance with Section 3.04(b), the Borrowers shall have the right to prepay the Loans, in whole or in part,

                    (A) at any time during the period commencing on the first Business Day after the Effective Date to and including the first anniversary of the Effective Date, with a premium equal to 1% of such amount prepaid;

                    (B) at any time during the period commencing on the first Business Day after the first anniversary of the Effective Date to and including the Maturity Date, without premium or penalty;

     provided that, in any event, each prepayment is in an amount that is an integral multiple of $1,000,000 and not less than $5,000,000, or if such amount is less than $5,000,000, the outstanding principal amount of the Loans.

          (b) Notice and Terms of Optional Prepayment. The Borrowers shall notify the Administrative Agent by telephone (confirmed by telecopy) of any prepayment hereunder (i) in the case of prepayment of a Eurodollar Tranche, not later than 12:00 noon, New York City time, three Business Days before the date of prepayment, or (ii) in the case of prepayment of an ABR Tranche, not later than 12:00 noon, New York City time, one Business Day before the date of prepayment. Each such notice shall be irrevocable and shall specify the prepayment date and the principal amount of each Tranche or portion thereof to be prepaid. Promptly following receipt of any such notice, the Administrative Agent shall advise the Lenders of the contents thereof. Each prepayment of a Tranche shall be applied ratably to the Loans of all Lenders. Prepayments shall be accompanied by accrued and unpaid interest to the extent required by Section 3.01.

     Section 3.05 Fees.

          (a) Administrative Agent Fees. The Borrowers agree to pay to the Administrative Agent, for its own account, fees payable in the amounts and at the times separately agreed upon between the Borrowers and the Administrative Agent.

          (b) Payment of Fees. All fees payable hereunder shall be paid on the dates due, in immediately available funds, to the Administrative Agent. Fees paid shall not be refundable under any circumstances.

                                   ARTICLE IV
                PAYMENTS; PRO RATA TREATMENT; SHARING OF SET-OFFS

     Section 4.01 Payments Generally; Pro Rata Treatment; Sharing of Set-offs.

          (a) Payments by the Borrowers. The Borrowers shall make each payment required to be made by it hereunder (whether of principal, interest or fees, or of amounts payable under Section 5.01, Section 5.02, Section 5.03 or otherwise) prior to 12:00 noon, New York City time, on the date when due, in immediately available funds, without defense, deduction, recoupment, set-off or counterclaim. Fees, once paid, shall not be refundable under any circumstances. Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to the Administrative Agent at its offices specified in Section 12.01, as expressly provided herein and except that payments pursuant to Section 5.01, Section 5.02, Section 5.03 and Section 12.03 shall be made directly to the Persons entitled thereto. The Administrative Agent shall distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof. If any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. All payments hereunder shall be made in dollars.

          (b) Application of Insufficient Payments. If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, interest and fees then due hereunder, such funds shall be applied (i) first, towards payment of interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, towards payment of principal then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal then due to such parties.

          (c) Sharing of Payments by Lenders. If any Lender shall, by exercising any right of set-off or counterclaim or otherwise, obtain payment in respect of any principal of or interest on its Loan resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Loan and accrued interest thereon than the proportion received by any other Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Loans of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans; provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this Section 4.01(c) shall not be construed to apply to any payment made by the Borrowers pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in its Loan to any assignee or participant, other than to any Borrower or any Subsidiary or Affiliate thereof (as to which the provisions of this Section 4.01(c) shall apply). The Borrowers consent to the foregoing and agree, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrowers rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrowers in the amount of such participation.

     Section 4.02 Presumption of Payment by the Borrowers. Unless the Administrative Agent shall have received notice from any Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders that such Borrower will not make such payment, the Administrative Agent may assume that such Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders the amount due. In such event, if such Borrower has not in fact made such payment, then each of the Lenders severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

     Section 4.03 Certain Deductions by the Administrative Agent. If any Lender shall fail to make any payment required to be made by it pursuant to Section 2.05(b) or Section 4.02 then the Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), apply any amounts thereafter received by the Administrative Agent for the account of such Lender to satisfy such Lender's obligations under such Sections until all such unsatisfied obligations are fully paid.

     Section 4.04 Disposition of Proceeds. The Security Instruments contain an assignment by the Borrowers and/or the Guarantors unto and in favor of the Administrative Agent for the benefit of the Lenders of all of each of the Borrower's or each Guarantor's interest in and to production and all proceeds attributable thereto which may be produced from or allocated to the Mortgaged Property. The Security Instruments further provide in general for the application of such proceeds to the satisfaction of the Indebtedness and other obligations described therein and secured thereby. Notwithstanding the assignment contained in such Security Instruments, until the occurrence of an Event of Default, (a) the Administrative Agent and the Lenders agree that they will neither notify the purchaser or purchasers of such production nor take any other action to cause such proceeds to be remitted to the Administrative Agent or the Lenders, but the Lenders will instead permit such proceeds to be paid to the Borrowers and their Subsidiaries and (b) the Lenders hereby authorize the Administrative Agent to take such actions as may be necessary to cause such proceeds to be paid to the Borrowers and/or their Subsidiaries.

                                   ARTICLE V
           INCREASED COSTS; BREAK FUNDING PAYMENTS; TAXES; ILLEGALITY

     Section 5.01 Increased Costs.

          (a) Eurodollar Changes in Law. If any Change in Law shall:

               (i) impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender, including any such amount for Eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D of the Board); or

               (ii) impose on any Lender or the London interbank market any other condition affecting this Agreement or any Eurodollar Tranche consisting of any portion of the Loan of such Lender;

and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any Eurodollar Tranche (or of maintaining its obligation to make any such Loan) or to reduce the amount of any sum received or receivable by such Lender (whether of principal, interest or otherwise), then the Borrowers will pay to such Lender such additional amount or amounts as will compensate such Lender for such additional costs incurred or reduction suffered.

          (b) Capital Requirements. If any Lender determines that any Change in Law regarding capital requirements has or would have the effect of reducing the rate of return on such Lender's capital or on the capital of such Lender's holding company, if any, as a consequence of this Agreement or the Loan made by such Lender, to a level below that which such Lender or such Lender's holding company could have achieved but for such Change in Law (taking into consideration such Lender's policies and the policies of such Lender's holding company with respect to capital adequacy), then from time to time the Borrowers will pay to such Lender such additional amount or amounts as will compensate such Lender or such Lender's holding company for any such reduction suffered.

          (c) Certificates. A certificate of a Lender setting forth the amount or amounts necessary to compensate such Lender or its holding company, as the case may be, as specified in Section 5.01(a) or (b) shall be delivered to the Borrowers and shall be conclusive absent manifest error. The Borrowers shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.

          (d) Effect of Failure or Delay in Requesting Compensation. Failure or delay on the part of any Lender to demand compensation pursuant to this Section
5.01 shall not constitute a waiver of such Lender's right to demand such compensation.

     Section 5.02 Break Funding Payments. In the event of (a) the payment of any principal of any Eurodollar Tranche other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default), (b) the conversion of any Eurodollar Tranche into an ABR Tranche other than on the last day of the Interest Period applicable thereto or (c) the failure to borrow, convert, continue or prepay any Eurodollar Tranche on the date specified in any notice delivered pursuant hereto, then, in any such event, the Borrowers shall compensate each Lender for the loss, cost and expense attributable to such event. In the case of a Eurodollar Tranche, such loss, cost or expense to any Lender shall be deemed to include an amount determined by such Lender to be the excess, if any, of (i) the amount of interest which would have accrued on the principal amount of its Loan had such event not occurred, at the LIBO Rate that would have been applicable to such Loan, for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow, convert or continue, for the period that would have been the Interest Period for such Loan), over (ii) the amount of interest which would accrue on such principal amount for such period at the interest rate which such Lender would bid were it to bid, at the commencement of such period, for dollar deposits of a comparable amount and period from other banks in the eurodollar market.

A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section 5.02 shall be delivered to the Borrowers and shall be conclusive absent manifest error. The Borrowers shall pay such Lender the amount shown as due on any such certificate within 15 days after receipt thereof.

     Section 5.03 Taxes.

          (a) Payments Free of Taxes. Any and all payments by or on account of any obligation of any Borrower or any Guarantor under any Loan Document shall be made free and clear of and without deduction for any Indemnified Taxes or Other Taxes; provided that if any Borrower or any Guarantor shall be required to deduct any Indemnified Taxes or Other Taxes from such payments, then (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 5.03), the Administrative Agent or Lender (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) such Borrower or such Guarantor shall make such deductions and (iii) such Borrower or such Guarantor shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

          (b) Payment of Other Taxes by the Borrowers. The Borrowers shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

          (c) Indemnification by the Borrowers. The Borrowers shall indemnify the Administrative Agent and each Lender, within 30 days after written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes paid by the Administrative Agent or such Lender on or with respect to any payment by or on account of any obligation of any Borrower hereunder (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section 5.03) and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate of the Administrative Agent or a Lender as to the amount of such payment or liability under this Section 5.03 shall be delivered to the Borrowers and shall be conclusive absent manifest error.

          (d) Evidence of Payments. As soon as practicable after any payment of Indemnified Taxes or Other Taxes by any Borrower or a Guarantor to a Governmental Authority, the Borrowers shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

          (e) Foreign Lenders. Any Foreign Lender that is entitled to an exemption from or reduction of withholding tax under the law of the jurisdiction in which any Borrower is located, or any treaty to which such jurisdiction is a party, with respect to payments under this Agreement or any other Loan Document shall deliver to the Borrowers (with a copy to the Administrative Agent), at the time or times prescribed by applicable law, such properly completed and executed documentation prescribed by applicable law or reasonably requested by the Borrowers as will permit such payments to be made without withholding or at a reduced rate.

     Section 5.04 Designation of Different Lending Office. If any Lender requests compensation under Section 5.01, or if the Borrowers are required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 5.03, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loan hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (a) would eliminate or reduce amounts payable pursuant to Section 5.01 or Section 5.03, as the case may be, in the future and (b) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrowers agrees to pay such reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

     Section 5.05 Illegality. Notwithstanding any other provision of this Agreement, in the event that it becomes unlawful for any Lender or its applicable lending office to honor its obligation to make or maintain any portion of its Loan as part of any Eurodollar Tranche either generally or having a particular Interest Period hereunder, then (a) such Lender shall promptly notify the Borrowers and the Administrative Agent thereof and such Lender's obligation to make such portion of its Loan as part of such Eurodollar Tranche shall be suspended (the "Affected Portion") until such time as such Lender may again make and maintain such portion of its Loan as part of such Eurodollar Tranche and (b) the Affected Portion which would otherwise be made by such Lender shall be made instead as an ABR Tranche (and, if such Lender so requests by notice to the Borrowers and the Administrative Agent, the Affected Portion then outstanding shall be automatically converted into an ABR Tranche on the date specified by such Lender in such notice) and, to the extent that Affected Portion is so made as (or converted into) ABR Tranches, all payments of principal which would otherwise be applied to such Lender's Affected Portion shall be applied instead to its ABR Tranche.

                                   ARTICLE VI
                              CONDITIONS PRECEDENT

     Section 6.01 Effective Date. The obligations of the Lenders to make Loans hereunder shall become effective on the date on which each of the following conditions is satisfied (or waived in accordance with this Agreement):

          (a) The Administrative Agent, the Arrangers and the Lenders shall have received all commitment, facility and agency fees and all other fees and amounts due and payable on or prior to the Effective Date, including, to the extent invoiced, reimbursement or payment of all out-of-pocket expenses required to be reimbursed or paid by the Borrowers hereunder (including, without limitation, the fees and expenses of Vinson & Elkins L.L.P., counsel to the Administrative Agent).

          (b) The Administrative Agent shall have received a certificate of the Secretary or an Assistant Secretary of PPC and each Guarantor setting forth (i) resolutions of its partners or its board of directors with respect to the authorization of the Borrowers or such Guarantor to execute and deliver the Loan Documents to which it is a party and to enter into the transactions contemplated in those documents, (ii) the officers of PPC or such Guarantor (y) who are authorized to sign the Loan Documents to which the Borrowers or such Guarantor is a party and (z) who will, until replaced by another officer or officers duly authorized for that purpose, act as its representative for the purposes of signing documents and giving notices and other communications in connection with this Agreement and the transactions contemplated hereby, (iii) specimen signatures of such authorized officers, and (iv) limited partnership agreement, the articles or certificate of incorporation and bylaws, as applicable, of the Borrowers and such Guarantor, certified as being true and complete. The Administrative Agent and the Lenders may conclusively rely on such certificate until the Administrative Agent receives notice in writing from the Borrowers to the contrary.

          (c) The Administrative Agent shall have received certificates of the appropriate State agencies with respect to the existence, qualification and good standing of each Borrower and each Guarantor.

          (d) The Administrative Agent shall have received a compliance certificate which shall be substantially in the form of Exhibit D, duly and properly executed by a Responsible Officer and dated as of the date of Effective Date.

          (e) The Administrative Agent shall have received from each party hereto counterparts (in such number as may be requested by the Administrative Agent) of this Agreement signed on behalf of such party.

          (f) The Administrative Agent shall have received duly executed Notes payable to the order of each Lender in a principal amount equal to its Commitment dated as of the date hereof.

          (g) The Administrative Agent shall have received from each party thereto duly executed counterparts (in such number as may be requested by the Administrative Agent) of the Security Instruments described on Exhibit E. In connection with the execution and delivery of the Security Instruments, the Administrative Agent shall be reasonably satisfied that

               (i) the Borrowers shall have pledged all of the issued and outstanding Equity Interests in each Subsidiary of the Borrowers under the Guaranty Agreement; and

               (ii) the Security Instruments create second priority, perfected Liens (subject to Liens created by the Senior Revolving Credit Documents and to Excepted Liens identified in clauses (a) to (d) and (f) of the definition thereof, but subject to the provisos at the end of such definition) on at least 80% of the total value of the Proved Oil and Gas Properties evaluated in the Initial Reserve Report.

          (h) The Administrative Agent shall have received an opinion of Lynch, Chappell & Alsup, counsel to the Borrowers, in form and substance satisfactory to the Administrative Agent.

          (i) The Administrative Agent shall have received a certificate of insurance coverage of the Borrowers evidencing that the Borrowers are carrying insurance in accordance with Section 7.13.

          (j) The Administrative Agent shall have received title information as the Administrative Agent may reasonably require satisfactory to the Administrative Agent setting forth the status of title to at least 80% of the total value of the Proved Reserves attributable to Oil and Gas Properties evaluated in the Initial Reserve Report.

          (k) The Administrative Agent shall be reasonably satisfied with the environmental condition of the Oil and Gas Properties of the Borrowers and their Domestic Subsidiaries.

          (l) The Administrative Agent shall have received a certificate of a Responsible Officer certifying that the Borrowers have received all consents and approvals required by Section 7.03.

          (m) The Administrative Agent shall have received the financial statements referred to in Section 7.04(a) and the Initial Reserve Report accompanied by a certificate covering the matters described in Section 8.12(b).

          (n) The Administrative Agent shall have received (i) a certificate of a Responsible Officer certifying as to that portion of the Acquisition Properties acquired on the Effective Date: (A) that the Borrowers are concurrently consummating part of the Acquisition in accordance with the terms of the Acquisition Documents (with all of the material conditions precedent thereto having been satisfied in all material respects by the parties thereto) and acquiring, the specified portion of the Acquisition Properties contemplated by the Acquisition Documents; (B) as to the purchase price for the portion of the Acquisition Properties acquired on the Effective Date after giving effect to all adjustments as of the closing date contemplated by the Acquisition Documents and specifying, by category, the amount of such adjustment; (C) that attached thereto is a true and complete list of the Acquisition Properties which have been excluded from the Acquisition pursuant to the terms of the Acquisition Documents, specifying with respect thereto the basis of exclusion as (1) title defect, (2) preferential purchase right, (3) environmental or (4) casualty loss;
(D) that attached thereto is a true and complete list of all Acquisition Properties for which any seller has elected to cure a title defect, (E) that attached thereto is a true and complete list of all Acquisition Properties for which any seller has elected to remediate an adverse environmental condition, and (F) that attached thereto is a true and complete list of all Acquisition Properties which are currently pending final decision by a third party regarding purchase of such property in accordance with any preferential right; (ii) a true and complete executed copy of each of the Acquisition Documents; (iii) original counterparts or copies, certified as true and complete, of the assignments, deeds and leases for all of the Acquisition Properties; and (iv) such other related documents and information as the Administrative Agent shall have reasonably requested.


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

     The Borrowers recognize and agree that (a) they shall have delivered to the Administrative Agent notice of any price adjustments to the purchase price of the Acquisition for the items listed in (B) above not less than one (1) day prior to the Effective Date and (b) if the aggregate net present value of excluded properties, as reflected in the Initial Reserve Report, is greater than $5,000,000, then the Total Reserve Value shall be reduced by an amount equal to the fair market value of such excluded Properties, which shall become the new Total Reserve Value hereunder as of the Effective Date until the next redetermination hereunder.

          (o) The Administrative Agent shall have received evidence satisfactory to it that all Liens on the Acquisition Properties associated with any credit facilities and funded Debt have been released or terminated and that arrangements satisfactory to the Administrative Agent have been made for recording and filing of such releases.

          (p) The Administrative Agent shall have received a copy of the amendment to the Senior Revolving Credit Agreement which permits the Borrowers and the Guarantors to enter into this Agreement and the other Loan Documents, and to perform their respective obligations hereunder and thereunder.

          (q) The Administrative Agent shall have received such other documents as the Administrative Agent or special counsel to the Administrative Agent may reasonably request.

     The Administrative Agent shall notify the Borrowers and the Lenders of the Effective Date, and such notice shall be conclusive and binding. Notwithstanding the foregoing, the obligations of the Lenders to make Loans hereunder shall not become effective unless each of the foregoing conditions is satisfied (or waived pursuant to Section 12.02) at or prior to 2:00 p.m., Houston time, on November 30, 2005 (and, in the event such conditions are not so satisfied or waived, the Commitments shall terminate at such time).

     Section 6.02 Additional Conditions Precedent. The obligation of each Lender to make its Loan is subject to the satisfaction of the following conditions:

          (a) At the time of and immediately after giving effect to such Loan, no Default shall have occurred and be continuing.

          (b) At the time of and immediately after giving effect to such Loan, no Material Adverse Effect shall have occurred.

          (c) The representations and warranties of the Borrowers and the Guarantors, if any, set forth in this Agreement and in the other Loan Documents shall be true and correct on and as of the date of such Loan, except to the extent any such representations and warranties are expressly limited to an earlier date, in which case, on and as of the date of such Loan, such representations and warranties shall continue to be true and correct as of such specified earlier date.

          (d) The making of such Loan would not conflict with, or cause any Lender to violate or exceed, any applicable Governmental Requirement, and no Change in Law adversely affecting this Agreement or the rights or obligations of the Lenders or the Borrowers hereunder shall have occurred, and no litigation shall be pending or threatened, which does or, with respect to any threatened litigation, seeks to, enjoin, prohibit or restrain, the making or repayment of any Loan, or any participations therein or the consummation of the transactions contemplated by this Agreement or any other Loan Document.

          (e) The receipt by the Administrative Agent of the Borrowing Request in accordance with Section 2.03.

                                  ARTICLE VII
                         REPRESENTATIONS AND WARRANTIES

     The Borrowers represent and warrant to the Lenders that:

     Section 7.01 Organization; Powers. Each of the Borrowers and its Subsidiaries is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, has all requisite power and authority, and has all material governmental licenses, authorizations, consents and approvals necessary, to own its assets and to carry on its business as now conducted, and is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required, except where failure to have such power, authority, licenses, authorizations, consents, approvals and qualifications could not reasonably be expected to have a Material Adverse Effect.

     Section 7.02 Authority; Enforceability. The Transactions are within each Borrower's and each Guarantor's powers and have been duly authorized by all necessary corporate and, if required, stockholder action (including, without limitation, any action required to be taken by each Borrower, whether interested or disinterested, in order to ensure the due authorization of the Transactions). Each Loan Document and Acquisition Document to which the Borrowers and any Guarantor is a party has been duly executed and delivered by such Borrowers or such Guarantor and constitutes a legal, valid and binding obligation of such Borrower or such Guarantor, as applicable, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

     Section 7.03 Approvals; No Conflicts. The Transactions (a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority or any other third Person (including shareholders or any class of directors, whether interested or disinterested, of any Borrower or any other Person), nor is any such consent, approval, registration, filing or other action necessary for the validity or enforceability of any Loan Document or the consummation of the transactions contemplated thereby, except such as have been obtained or made and are in full force and effect other than (i) the recording and filing of the Security Instruments as required by this Agreement and, (ii) release of existing Liens and (iii) those third party approvals or consents which, if not made or obtained, would not cause a Default hereunder, could not reasonably be expected to have a Material Adverse Effect or do not have an adverse effect on the enforceability of the Loan Documents, (b) will not violate any applicable law or regulation or the charter, by-laws or other organizational documents of any Borrower or any Subsidiary or any order of any Governmental Authority, (c) will not violate or result in a default under any indenture, agreement or other instrument binding upon any

Borrower or any Subsidiary or its Properties, or give rise to a right thereunder to require any payment to be made by any Borrower or such Subsidiary and (d) will not result in the creation or imposition of any Lien on any Property of any Borrower or any Subsidiary (other than the Liens created by the Loan Documents).

     Section 7.04 Financial Condition; No Material Adverse Change

          (a) The Borrowers have heretofore furnished to the Lenders its consolidated balance sheet and statements of income, stockholders equity and cash flows (i) as of and for the fiscal year ending December 31, 2004, reported on by BDO Seidman, LLP, independent public accountants and (ii) as of and for the fiscal quarter and the portion of the fiscal year ended September 30, 2005, certified by its chief financial officer. Such financial statements present fairly, in all material respects, the financial position and results of operations and cash flows of the Borrowers and their Consolidated Subsidiaries as of such dates and for such periods in accordance with GAAP subject to year-end audit adjustments and the absence of footnotes in the case of the unaudited quarterly financial statements.

          (b) Since December 31, 2004, (i) there has been no event, development or circumstance that has had or could reasonably be expected to have a Material Adverse Effect and (ii) the business of the Borrowers and their Subsidiaries has been conducted only in the ordinary course consistent with past business practices.

          (c) Neither of the Borrowers nor any of their Subsidiaries have, on the date hereof any material Debt (including Disqualified Capital Stock), or any contingent liabilities, off-balance sheet liabilities or partnerships, liabilities for taxes, unusual forward or long-term commitments or unrealized or anticipated losses from any unfavorable commitments, except as referred to or reflected or provided for in the Financial Statements.

     Section 7.05 Litigation. Except as set forth on Schedule 7.05, there are no actions, suits, investigations or proceedings by or before any arbitrator or Governmental Authority pending against or, to the knowledge of the Borrowers, threatened against or affecting the Borrowers or any of their Subsidiaries or involving the Acquisition (a) as to which there is a reasonable possibility of an adverse determination that, if adversely determined, could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect or (b) that involve any Loan Document, any Acquisition Document or the Transactions. Since the date of this Agreement, there has been no change in the status of the matters disclosed in Schedule 7.05 that, individually or in the aggregate, has resulted in, or materially increased the likelihood of, a Material Adverse Effect or (c) that could impair the consummation of the Acquisition on the time and in the manner contemplated by the Acquisition Documents.

     Section 7.06 Environmental Matters. Except as could not be reasonably expected to have a Material Adverse Effect (or with respect to (c), (d) and (e) below, where the failure to take such actions could not be reasonably expected to have a Material Adverse Effect):

          (a) neither any Property of either of the Borrowers or any of their Subsidiaries nor the operations conducted thereon violate any order or requirement of any court or Governmental Authority or any Environmental Laws.

          (b) no Property of either of the Borrowers or any of their Subsidiaries nor the operations currently conducted thereon or, to the knowledge of the Borrowers, by any prior owner or operator of such Property or operation, are in violation of or subject to any existing, pending or threatened action, suit, investigation, inquiry or proceeding by or before any court or Governmental Authority or to any remedial obligations under Environmental Laws.

          (c) all notices, permits, licenses, exemptions, approvals or similar authorizations, if any, required to be obtained or filed in connection with the operation or use of any and all Property of the Borrowers and each of their Subsidiaries, including, without limitation, past or present treatment, storage, disposal or release of a hazardous substance, oil and gas waste or solid waste into the environment, have been duly obtained or filed or requested, and the Borrowers and each of their Subsidiaries are in compliance with the terms and conditions of all such notices, permits, licenses and similar authorizations.

          (d) all hazardous substances, solid waste and oil and gas waste, if any, generated at any and all Property of any Borrower or any of their Subsidiaries have in the past been transported, treated and disposed of in accordance with Environmental Laws and so as not to pose an imminent and substantial endangerment to public health or welfare or the environment, and, to the knowledge of the Borrowers, all such transport carriers and treatment and disposal facilities have been and are operating in compliance with Environmental Laws and so as not to pose an imminent and substantial endangerment to public health or welfare or the environment, and are not the subject of any existing, pending or threatened action, investigation or inquiry by any Governmental Authority in connection with any Environmental Laws.

          (e) the Borrowers have taken all steps reasonably necessary to determine and has determined that no oil, hazardous substances, solid waste or oil and gas waste, have been disposed of or otherwise released and there has been no threatened release of any oil, hazardous substances, solid waste or oil and gas waste on or to any Property of the Borrowers or any of their Subsidiaries except in compliance with Environmental Laws and so as not to pose an imminent and substantial endangerment to public health or welfare or the environment.

          (f) to the extent applicable, all Property of the Borrowers and each of their Subsidiaries currently satisfies all design, operation, and equipment requirements imposed by the OPA, and the Borrowers do not have any reason to believe that such Property, to the extent subject to the OPA, will not be able to maintain compliance with the OPA requirements during the term of this Agreement.

          (g) neither of the Borrowers nor any of their Subsidiaries has any known contingent liability or Remedial Work in connection with any release or threatened release of any oil, hazardous substance, solid waste or oil and gas waste into the environment.

     Section 7.07 Compliance with the Laws and Agreements; No Defaults.

          (a) Each of the Borrowers and their Subsidiaries is in compliance with all Governmental Requirements applicable to it or its Property and all agreements and other instruments binding upon it or its Property, and possesses all licenses, permits, franchises, exemptions, approvals and other authorizations granted by Governmental Authorities necessary for the ownership of its Property and the present conduct of its business, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

          (b) Neither of the Borrowers nor any of their Subsidiaries is in default nor has any event or circumstance occurred which, but for the expiration of any applicable grace period or the giving of notice, or both, would constitute a default or would require either of the Borrowers or any of their Subsidiaries to Redeem or make any offer to Redeem all or any portion of any Debt outstanding under any indenture, note, credit agreement or instrument pursuant to which any Material Indebtedness is outstanding or by which any Borrower or any of their Subsidiaries or any of their Properties is bound.

          (c) No Default has occurred and is continuing.

     Section 7.08 Investment Company Act. Neither of the Borrowers nor any of their Subsidiaries is an "investment company" or a company "controlled" by an "investment company," within the meaning of, or subject to regulation under, the Investment Company Act of 1940, as amended.

     Section 7.09 Public Utility Holding Company Act. Neither of the Borrowers nor any of their Subsidiaries is a "holding company," or a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company," or a "public utility" within the meaning of, or subject to regulation under, the Public Utility Holding Company Act of 1935, as amended.

     Section 7.10 Taxes. Each of the Borrowers and their Subsidiaries has timely filed or caused to be filed, or has obtained necessary extensions in which to file, all Tax returns and reports required to have been filed and has paid or caused to be paid all Taxes required to have been paid by it, except (a) Taxes that are being contested in good faith by appropriate proceedings and for which the such Borrower or such Subsidiary, as applicable, has set aside on its books adequate reserves in accordance with GAAP or (b) to the extent that the failure to do so could not reasonably be expected to result in a Material Adverse Effect. The charges, accruals and reserves on the books of the Borrowers and their Subsidiaries in respect of Taxes and other governmental charges are, in the reasonable opinion of the Borrowers, adequate. No Tax Lien has been filed and, to the knowledge of the Borrowers, no claim is being asserted with respect to any such Tax or other such governmental charge.

     Section 7.11 ERISA.

          (a) The Borrowers, their Subsidiaries and each ERISA Affiliate have complied in all material respects with ERISA and, where applicable, the Code regarding each Plan, if any.

          (b) Each Plan, if any, is, and has been, maintained in substantial compliance with ERISA and, where applicable, the Code.

          (c) No act, omission or transaction has occurred that could result in imposition on the Borrowers, any of their Subsidiaries or any ERISA Affiliate (whether directly or indirectly) of (i) either a civil penalty assessed pursuant to subsections (c), (i) or (l) of section 502 of ERISA or a tax imposed pursuant to Chapter 43 of Subtitle D of the Code or (ii) breach of fiduciary duty liability damages under section 409 of ERISA.

          (d) No Plan (other than a defined contribution plan) or any trust created under any such Plan has been terminated since September 2, 1974. No liability to the PBGC (other than for the payment of current premiums which are not past due) by the Borrowers, any of their Subsidiaries or any ERISA Affiliate has been or is expected by the Borrowers, any of their Subsidiaries or any ERISA Affiliate to be incurred with respect to any Plan. No ERISA Event with respect to any Plan has occurred.

          (e) Full payment when due has been made of all amounts which either of the Borrowers, any of their Subsidiaries or any ERISA Affiliate is required under the terms of each Plan, if any, or applicable law to have paid as contributions to such Plan as of the date hereof, and no accumulated funding deficiency (as defined in section 302 of ERISA and section 412 of the Code), whether or not waived, exists with respect to any Plan.

          (f) The actuarial present value of the benefit liabilities under each Plan, if any, which is subject to Title IV of ERISA does not, as of the end of each Borrower's most recently ended fiscal year, exceed the current value of the assets (computed on a plan termination basis in accordance with Title IV of ERISA) of such Plan allocable to such benefit liabilities. The term "actuarial present value of the benefit liabilities" shall have the meaning specified in section 4041 of ERISA.

          (g) Neither of the Borrowers, their Subsidiaries nor any ERISA Affiliate sponsors, maintains, or contributes to an employee welfare benefit plan, as defined in section 3(1) of ERISA, including, without limitation, any such plan maintained to provide benefits to former employees of such entities, that may not be terminated by the Borrowers, any of their Subsidiaries or any ERISA Affiliate in its sole discretion at any time without any material liability.

          (h) Neither the Borrowers, their Subsidiaries nor any ERISA Affiliate sponsors, maintains or contributes to, or has at any time in the six-year period preceding the date hereof sponsored, maintained or contributed to, any Multiemployer Plan.

          (i) Neither the Borrowers, their Subsidiaries nor any ERISA Affiliate is required to provide security under section 401(a)(29) of the Code due to a Plan amendment that results in an increase in current liability for the Plan.

     Section 7.12 Disclosure; No Material Misstatements. Each Borrower has disclosed to the Lenders all agreements, instruments and corporate or other restrictions to which it or any of its Subsidiaries is subject, and all other matters known to it, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. None of the reports, financial statements, certificates or other information furnished by or on behalf of either of the Borrowers or any of their Subsidiaries to the Administrative Agent or any Lender or any of their Affiliates in connection with the negotiation of this Agreement or any other Loan Document or delivered hereunder or under any other Loan Document (as modified or supplemented by other information so furnished) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that, with respect to projected financial information, each of the Borrowers represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time. There is no fact peculiar to any Borrower or any of their Subsidiaries that could reasonably be expected to have a Material Adverse Effect or in the future is reasonably likely to have a Material Adverse Effect and which has not been set forth in this Agreement or the Loan Documents or the other documents, certificates and statements furnished to the Administrative Agent or the Lenders by or on behalf of any Borrower or any of their Subsidiaries prior to, or on, the date hereof in connection with the transactions contemplated hereby. The Borrowers have not provided the independent petroleum engineers that prepared the Reserve Reports with any information that was incorrect or misleading in any material respect at the time it was delivered.

     Section 7.13 Insurance. Each Borrower has, and has caused all of their Subsidiaries to have, (a) all insurance policies sufficient for the compliance by each of them with all material Governmental Requirements and all material agreements and (b) insurance coverage in at least amounts and against such risk (including, without limitation, public liability) that are usually insured against by companies similarly situated and engaged in the same or a similar business for the assets and operations of each of the Borrowers and their Subsidiaries. The Administrative Agent and the Lenders have been named as additional insureds in respect of such liability insurance policies and the Administrative Agent has been named as additional loss payee with respect to Property loss insurance.

     Section 7.14 Restriction on Liens. Neither of the Borrowers nor any of their Subsidiaries is a party to any material agreement or arrangement, or subject to any order, judgment, writ or decree, which either restricts or purports to restrict its ability to grant Liens to the Administrative Agent and the Lenders on or in respect of their Properties to secure the Indebtedness and the Loan Documents.

     Section 7.15 Subsidiaries. Except as set forth on Schedule 7.15 or as disclosed in writing to the Administrative Agent (which shall promptly furnish a copy to the Lenders), which shall be a supplement to Schedule 7.15, the PPC has no Subsidiaries. PLP has no Subsidiaries. The Borrowers have no Foreign Subsidiaries.

     Section 7.16 Location of Business and Offices. PPC's jurisdiction of organization is Delaware; the name of PPC as listed in the public records of its jurisdiction of organization is Parallel Petroleum Corporation; and the organizational identification number of PPC in its jurisdiction of organization is 2037319 (or, in each case, as set forth in a notice delivered to the Administrative Agent pursuant to Section 8.01(l) in accordance with Section 12.01). PLP's jurisdiction of organization is Texas; the name of PLP as listed in the public records of its jurisdiction of organization is Parallel, L.P.; and the organizational identification number of PLP in its jurisdiction of organization is 800065637 (or, in each case, as set forth in a notice delivered to the Administrative Agent pursuant to Section 8.01(l) in accordance with
Section 12.01). Each Borrower's principal place of business and chief executive offices are located at the address specified in Section 12.01 (or as set forth in a notice delivered pursuant to Section 8.01(l) and Section 12.01(c)). Each Subsidiary's jurisdiction of organization, name as listed in the public records of its jurisdiction of organization, organizational identification number in its jurisdiction of organization, and the location of its principal place of business and chief executive office is stated on Schedule 7.15 (or as set forth in a notice delivered pursuant to Section 8.01(l)).

     Section 7.17 Properties; Titles, Etc.

          (a) Each of the Borrowers and their Subsidiaries has good and defensible title to its Proved Oil and Gas Properties evaluated in the most recently delivered Reserve Report and good title to all its personal Properties, in each case, free and clear of all Liens except Liens permitted by Section
9.03. After giving full effect to the Excepted Liens, any Borrower or any of its Subsidiaries specified as the owner owns the net interests in production attributable to the Hydrocarbon Interests as reflected in the most recently delivered Reserve Report, and the ownership of such Properties shall not in any material respect obligate the Borrowers or any of their Subsidiaries to bear the costs and expenses relating to the maintenance, development and operations of each such Property in an amount in excess of the working interest of each Property set forth in the most recently delivered Reserve Report that is not offset by a corresponding proportionate increase in any Borrower's or any of their Subsidiaries' net revenue interest in such Property.

          (b) All material leases and agreements necessary for the present conduct of the business of the Borrowers and their Subsidiaries are valid and subsisting, in full force and effect, and there exists no default or event or circumstance which with the giving of notice or the passage of time or both would give rise to a default under any such lease or leases, which could reasonably be expected to have a Material Adverse Effect.

          (c) The rights and Properties presently owned, leased or licensed by the Borrowers and their Subsidiaries including, without limitation, all easements and rights of way, include all rights and Properties necessary to permit the Borrowers and their Subsidiaries to conduct their business in all material respects as of the date hereof.

          (d) All of the material Properties of the Borrowers and each of their Subsidiaries that are reasonably necessary for the operation of their businesses are in good working condition and are maintained in accordance with prudent business standards.

          (e) Each Borrower and each of its Subsidiaries owns, or is licensed to use, all trademarks, tradenames, copyrights, patents and other intellectual Property material to its business, and the use thereof by such Borrower and such Subsidiary does not infringe upon the rights of any other Person, except for any such infringements that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. The Borrowers and their Subsidiaries either own or have valid licenses or other rights to use all databases, geological data, geophysical data, engineering data, seismic data, maps, interpretations and other technical information used in their businesses as presently conducted, subject to the limitations contained in the agreements governing the use of the same, which limitations are customary for companies engaged in the business of the exploration and production of Hydrocarbons, with such exceptions as could not reasonably be expected to have a Material Adverse Effect.

     Section 7.18 Maintenance of Properties. Except for such acts or failures to act as could not be reasonably expected to have a Material Adverse Effect, the Oil and Gas Properties (and Properties unitized therewith), to the Borrowers' knowledge prior to taking over operations and as to all non-operated Properties, have been maintained, operated and developed in a good and workmanlike manner and in conformity with all Government Requirements and in conformity with the provisions of all leases, subleases or other contracts comprising a part of the Hydrocarbon Interests and other contracts and agreements forming a part of the Oil and Gas Properties. Specifically in connection with the foregoing, except as could not reasonably be expected to have a Material Adverse Effect, (a) no Oil and Gas Property is subject to having allowable production reduced below the full and regular allowable (including the maximum permissible tolerance) because of any overproduction (whether or not the same was permissible at the time) and
(b) none of the wells comprising a part of the Oil and Gas Properties (or Properties unitized therewith) is deviated from the vertical more than the maximum permitted by Government Requirements, and such wells are, in fact, bottomed under and are producing from, and the well bores are wholly within, the Oil and Gas Properties (or in the case of wells located on Properties unitized therewith, such unitized Properties). All pipelines, wells, gas processing plants, platforms and other material improvements, fixtures and equipment owned in whole or in part by the Borrowers or any of their Subsidiaries that are necessary to conduct normal operations on Properties currently operated by the Borrowers or, to the Borrowers' knowledge prior to taking over operations and as to all non-operated Properties, are being maintained in a state adequate to conduct normal operations, and with respect to such of the foregoing which are operated by the Borrowers or any of their Subsidiaries, in a manner consistent with the Borrowers' or their Subsidiaries' past practices (other than those the failure of which to maintain in accordance with this Section 7.18 could not reasonably be expect to have a Material Adverse Effect).

     Section 7.19 Gas Imbalances, Prepayments. As of the date hereof, except as set forth on Schedule 7.19 or on the most recent certificate delivered pursuant to Section 8.12(b), on a net basis there are no gas imbalances, take or pay or other prepayments which would require the Borrowers or any of their Domestic Subsidiaries to deliver Hydrocarbons produced from the Oil and Gas Properties at some future time without then or thereafter receiving full payment therefor exceeding 100,000 Mcf of gas (on an Mcf equivalent basis) in the aggregate.

     Section 7.20 Marketing of Production. Except for contracts listed and in effect on the date hereof on Schedule 7.20, and thereafter either disclosed in writing to the Administrative Agent or included in the most recently delivered Reserve Report (with respect to all of which contracts the Borrowers represent that they or their Subsidiaries are receiving a price for all production sold thereunder which is computed substantially in accordance with the terms of the relevant contract and are not having deliveries curtailed substantially below the subject Property's delivery capacity), no material agreements exist which are not cancelable on 60 days notice or less without penalty or detriment for the sale of production from the Borrowers' or their Subsidiaries' Hydrocarbons (including, without limitation, calls on or other rights to purchase, production, whether or not the same are currently being exercised) that (a) pertain to the sale of production at a fixed price and (b) have a maturity or expiry date of more than six (6) months from the date hereof.

     Section 7.21 Swap Agreements. Schedule 7.21, as of the date hereof, and after the date hereof, each report required to be delivered by the Borrowers pursuant to Section 8.01(d), sets forth, a true and complete list of all Swap Agreements of the Borrowers and each of their Subsidiaries, the material terms thereof (including the type, term, effective date, termination date and notional amounts or volumes), the net mark-to-market value thereof, all credit support agreements relating thereto (including any margin required or supplied) and the counterparty to each such agreement.

     Section 7.22 Use of Loans. The proceeds of the Loans shall be used (a) to provide working capital, (b) to provide funding in connection with the Acquisition, (c) to refinance existing indebtedness, if any, (d) for the acquisition, exploration and development of oil and gas properties, and for general corporate purposes. The Borrowers and their Subsidiaries are not engaged principally, or as one of its or their important activities, in the business of extending credit for the purpose, whether immediate, incidental or ultimate, of buying or carrying margin stock (within the meaning of Regulation T, U or X of the Board) or for the purpose which would constitute this transaction a "purpose credit" within the meaning of Regulation U. No part of the proceeds of any Loan will be used for any purpose which violates the provisions of Regulations T, U or X of the Board.

     Section 7.23 Solvency. After giving effect to the transactions contemplated hereby, (a) the aggregate assets (after giving effect to amounts that could reasonably be received by reason of indemnity, offset, insurance or any similar arrangement), at a fair valuation, of the Borrowers and the Guarantors, taken as a whole, will exceed the aggregate Debt of the Borrowers and the Guarantors on a consolidated basis, as the Debt becomes absolute and matures, (b) each of the Borrowers and the Guarantors will not have incurred or intended to incur, and will not believe that it will incur, Debt beyond its ability to pay such Debt (after taking into account the timing and amounts of cash to be received by each of the Borrowers and the Guarantors and the amounts to be payable on or in respect of its liabilities, and giving effect to amounts that could reasonably be received by reason of indemnity, offset, insurance or any similar arrangement) as such Debt becomes absolute and matures and (c) each of the Borrowers and the Guarantors will not have (and will have no reason to believe that it will have thereafter) unreasonably small capital for the conduct of its business.

     Section 7.24 Acquisition Documents. The copies of the Acquisition Documents previously delivered by the Borrowers to the Administrative Agent are true, accurate and complete and have not been amended or modified in any material manner, other than pursuant to amendments or modifications previously delivered to the Administrative Agent. No party to any Acquisition Document is in default in respect of any material term or obligation thereunder. The consideration paid or to be paid for the assets subject of the Acquisition represents "reasonably equivalent value" for such assets.

                                  ARTICLE VIII
                              AFFIRMATIVE COVENANTS

     Until the principal of and interest on each Loan and all fees payable hereunder and all other amounts payable under the Loan Documents shall have been paid in full, the Borrowers covenant and agree with the Lenders that:

     Section 8.01 Financial Statements; Ratings Change; Other Information. The Borrowers will furnish to the Administrative Agent:

          (a) Annual Financial Statements. As soon as available, but in any event not later than 90 days after the end of each fiscal year, PPC's audited consolidated balance sheet and related statements of operations, members' equity and cash flows as of the end of and for such year, setting forth in each case in comparative form the figures for the previous fiscal year, all reported on by independent public accountants of recognized national standing and reasonably acceptable to the Administrative Agent (without a "going concern" or like qualification or exception and without any qualification or exception as to the scope of such audit) to the effect that such consolidated financial statements present fairly in all material respects the financial position and results of operations of the PPC and its Consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied.

          (b) Quarterly Financial Statements. As soon as available, but in any event in accordance with then applicable law and not later than 60 days after the end of each of the first three fiscal quarters of each fiscal year of PPC, its consolidated unaudited balance sheet and related statements of operations, general and limited partners' equity and cash flows as of the end of and for such fiscal quarter and the then elapsed portion of the fiscal year, setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous fiscal year, all certified by one of its Financial Officers as presenting fairly in all material respects the financial condition and results of operations of PPC on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes.

          (c) Certificate of Financial Officer - Compliance. Concurrently with any delivery of financial statements under Section 8.01(a) or Section 8.01(b), a certificate of a Financial Officer in substantially the form of Exhibit D hereto
(i) certifying as to whether a Default has occurred and, if a Default has occurred, specifying the details thereof and any action taken or proposed to be taken with respect thereto, (ii) setting forth reasonably detailed calculations demonstrating compliance with Section 8.13(b) and Section 9.01 and (iii) stating whether any change in GAAP or in the application thereof has occurred since the date of the audited financial statements referred to in Section 7.04 and, if any such change has occurred, specifying the effect of such change on the financial statements accompanying such certificate.

          (d) Certificate of Financial Officer - Swap Agreements. Concurrently with any delivery of financial statements under Section 8.01(a) and Section 8.01(b), a certificate of a Financial Officer, in form and substance satisfactory to the Administrative Agent, setting forth as of the last Business Day of such fiscal quarter or fiscal year, a true and complete list of all Swap Agreements of the Borrowers and each of their Subsidiaries, the material terms thereof (including the type, term, effective date, termination date and notional amounts or volumes), the net mark-to-market value therefor, any new credit support agreements relating thereto not listed on Schedule 7.19, any margin required or supplied under any credit support document, and the counterparty to each such agreement.

          (e) Certificate of Insurer - Insurance Coverage. At the request of the Administrative Agent, a certificate of insurance coverage from each insurer with respect to the insurance required by Section 8.07, in form and substance satisfactory to the Administrative Agent, and, if requested, all copies of the applicable policies.

          (f) Other Accounting Reports. Promptly upon receipt thereof, a copy of each other report or letter submitted to either of the Borrowers or any of their Subsidiaries by independent accountants in connection with any annual, interim or special audit made by them of the books of such Borrower or any such Subsidiary, and a copy of any response by such Borrower, or any such Subsidiary, to such letter or report.

          (g) Filings with the SEC. As soon as practicable and in any event within five (5) days after the sending or filing thereof, copies of all filings by PPC with the Securities and Exchange Commission.

          (h) Notices Under Material Instruments. Promptly after the furnishing thereof, copies of any financial statement, report or notice furnished to or by any Person pursuant to the terms of any preferred stock designation, indenture, loan or credit or other similar agreement, other than this Agreement and not otherwise required to be furnished to the Lenders pursuant to any other provision of this Section 8.01.

          (i) Lists of Purchasers. Concurrently with the delivery of any Reserve Report to the Administrative Agent pursuant to Section 8.12, or after an Event of Default, upon request, a list of all Persons purchasing Hydrocarbons from the Borrowers or any of their Subsidiaries.

          (j) Notice of Sales of Oil and Gas Properties. In the event any Borrower or any of their Subsidiaries intends to sell, transfer, assign or otherwise dispose of any Oil or Gas Properties included in the most recently delivered Reserve Report (or any Equity Interests in any Subsidiary owning interests in such Oil and Gas Properties) during any period between two successive scheduled redetermination dates having a fair market value, individually or in the aggregate (of all sales, dispositions or other transfers of the Borrowers and Subsidiaries taken as a whole), in excess of $5,000,000, prior written notice of such disposition, the price thereof, the anticipated date of closing, and any other details thereof requested by the Administrative Agent.

          (k) Notice of Casualty Events. Prompt written notice, and in any event within three Business Days, of the occurrence of any Casualty Event or the commencement of any action or proceeding that could reasonably be expected to result in a Casualty Event.

          (l) Information Regarding the Borrowers and Guarantors. Prompt written notice (and in any event within thirty (30) days prior thereto) of any change
(i) in any Borrowers' or any Guarantor's corporate name or in any trade name used to identify such Person in the conduct of its business or in the ownership of its Properties, (ii) in the location of any Borrower or any Guarantor's chief executive office or principal place of business, (iii) in any Borrower or any Guarantor's identity or corporate structure or in the jurisdiction in which such Person is incorporated or formed, (iv) in any Borrower or any Guarantor's jurisdiction of organization or such Person's organizational identification number in such jurisdiction of organization, and (v) in any Borrower or any Guarantor's federal taxpayer identification number, if any.

          (m) Production Report and Lease Operating Statements. Within 60 days after the end of each fiscal quarter, a report setting forth, for each calendar month during the then-current fiscal year to date, the volume of production and sales attributable to production (and the prices at which such sales were made and the revenues derived from such sales) for each such calendar month from the Oil and Gas Properties, and setting forth the related ad valorem, severance and production taxes and lease operating expenses attributable thereto and incurred for each such calendar month.

          (n) Notices of Certain Changes. Promptly, but in any event within thirty (30) Business Days after the execution thereof, copies of any amendment, modification or supplement to any partnership agreements, by-laws or articles of incorporation of either of the Borrowers or any other constitutional or organic document of either of the Borrowers.

          (o) Notices Relating to Acquisition. In the event that after the Effective Date: (i) the Borrowers are required or elects to purchase any of the Acquisition Properties which had been excluded from, or return any of the Acquisition Properties which had been included in, the Acquisition Properties in accordance with the terms of the Acquisition Documents, (ii) the Borrowers are required to honor any preferential purchase right in respect of any Acquisition Property which has not been waived, (iii) any matter being disputed in accordance with the terms of the Acquisition Documents is resolved or (iv) the Borrowers and the seller(s) calculate and agree upon the "Final Settlement Statement" as contemplated by Section 3.3 of the Purchase and Sale Agreement, then, in each such case, the Borrowers shall promptly give the Administrative Agent notice in reasonable detail and copies of such documents, as applicable, of such circumstances.

          (p) Other Requested Information. Promptly following any request therefor, such other information regarding the operations, business affairs and financial condition of the Borrowers or any of their Subsidiaries (including, without limitation, any Plan or Multiemployer Plan and any reports or other information required to be filed under ERISA), or compliance with the terms of this Agreement or any other Loan Document, as the Administrative Agent or any Lender may reasonably request.

     Section 8.02 Notices of Material Events. The Borrowers will furnish to the Administrative Agent, promptly after the Borrowers obtain knowledge thereof, written notice of the following:

          (a) the occurrence of any Default;

          (b) the filing or commencement of, or the threat in writing of, any action, suit, investigation, arbitration or proceeding by or before any arbitrator or Governmental Authority against or affecting any Borrower or any Subsidiary thereof, or any material adverse development in any action, suit, proceeding, investigation or arbitration (whether or not previously disclosed to the Lenders), that, in either case, if adversely determined, could reasonably be expected to result in liability in excess of $250,000;

          (c) the occurrence of any ERISA Event that, alone or together with any other ERISA Events that have occurred, could reasonably be expected to result in liability of the Borrowers and their Subsidiaries in an aggregate amount exceeding $250,000; and

          (d) any other development that results in, or could reasonably be expected to result in, a Material Adverse Effect.

     Each notice delivered under this Section 8.02 shall be accompanied by a statement of a Responsible Officer setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.

     Section 8.03 Existence; Conduct of Business. Each Borrower will, and will cause each of its Subsidiaries to, do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence and the rights, licenses, permits, privileges and franchises material to the conduct of its business and maintain, if necessary, its qualification to do business in each other jurisdiction in which any of its Oil and Gas Properties is located or the ownership of its Properties requires such qualification, except where the failure to so qualify could not reasonably be expected to have a Material Adverse Effect; provided that the foregoing shall not prohibit any merger, consolidation, liquidation or dissolution permitted under Section 9.12.

     Section 8.04 Payment of Obligations. Each Borrower will, and will cause each of its Subsidiaries to, pay its obligations, including Tax liabilities of the Borrowers and all of their Subsidiaries before the same shall become delinquent or in default, except where (a) the validity or amount thereof is being contested in good faith by appropriate proceedings, (b) such Borrower or such Subsidiary has set aside on its books adequate reserves with respect thereto in accordance with GAAP and (c) the failure to make payment pending such contest could not reasonably be expected to result in a Material Adverse Effect or result in the seizure or levy of any Property of the Borrowers or any of their Subsidiaries.

     Section 8.05 Performance of Obligations under Loan Documents. Each Borrower will pay the Notes according to the reading, tenor and effect thereof, and the Borrowers will, and each Borrower will cause each of its Subsidiaries to, do and perform every act and discharge all of the obligations to be performed and discharged by them under the Loan Documents, including, without limitation, this Agreement, at the time or times and in the manner specified.

     Section 8.06 Operation and Maintenance of Properties. Each Borrower will, and will cause each of its Subsidiaries to:

          (a) operate its Oil and Gas Properties and other material Properties or use reasonable commercial efforts to cause such Oil and Gas Properties and other material Properties to be operated in a careful and efficient manner in accordance with the practices of the industry and in compliance with all applicable contracts and agreements and in compliance with all Governmental Requirements, including, without limitation, applicable proration requirements and Environmental Laws, and all applicable laws, rules and regulations of every other Governmental Authority from time to time constituted to regulate the development and operation of its Oil and Gas Properties and the production and sale of Hydrocarbons and other minerals therefrom, except, in each case, where the failure to comply could not reasonably be expected to have a Material Adverse Effect.

          (b) keep and maintain all Property material to the conduct of its business in good working order and condition, ordinary wear and tear excepted, preserve, maintain and keep in good repair, working order and efficiency (ordinary wear and tear excepted) all of its material Oil and Gas Properties and other material Properties, including, without limitation, all material equipment, machinery and facilities.

          (c) promptly pay and discharge, or make reasonable and customary efforts to cause to be paid and discharged, all delay rentals, royalties, expenses and indebtedness accruing under the leases or other agreements affecting or pertaining to its Oil and Gas Properties and will do all other things necessary to keep unimpaired their rights with respect thereto and prevent any forfeiture thereof or default thereunder.

          (d) promptly perform or make reasonable and customary efforts to cause to be performed, in accordance with industry standards, the obligations required by each and all of the assignments, deeds, leases, sub-leases, contracts and agreements affecting its interests in its Oil and Gas Properties and other material Properties.

          (e) to the extent any Borrower or one of their Subsidiaries is not the operator of any Property, the Borrowers shall use reasonable efforts to cause the operator to comply with this Section 8.06.

     Section 8.07 Insurance. Each Borrower will, and will cause each of its Subsidiaries to, maintain, with financially sound and reputable insurance companies, insurance in such amounts and against such risks as are customarily maintained by companies engaged in the same or similar businesses operating in the same or similar locations. The loss payable clauses or provisions in said insurance policy or policies insuring any of the collateral for the Loans shall be endorsed in favor of and made jointly payable to the Administrative Agent and to the administrative agent under the Senior Revolving Credit Documents as its interests may appear and such policies shall name the Administrative Agent and the Lenders as "additional insureds" and provide that the insurer will give at least 30 days prior notice of any cancellation to the Administrative Agent.

     Section 8.08 Books and Records; Inspection Rights. Each Borrower will, and will cause each of its Subsidiaries to, keep proper books of record and account in which full, true and correct entries are made of all dealings and transactions in relation to its business and activities. Each Borrower will, and will cause each of its Subsidiaries to, permit any representatives designated by the Administrative Agent or any Lender, upon reasonable prior notice, to visit and inspect its Properties, to examine and make extracts from its books and records, and to discuss its affairs, finances and condition with its officers and independent accountants, all at such reasonable times and as often as reasonably requested.

     Section 8.09 Compliance with Laws. Each Borrower will, and will cause each of its Subsidiaries to, comply with all laws, rules, regulations and orders of any Governmental Authority applicable to them or their Property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

     Section 8.10 Environmental Matters.

          (a) Each Borrower shall, and shall cause each of its Subsidiaries to:
(i) comply, and shall cause its Properties and operations and each of its Subsidiaries and each Subsidiary's

Properties and operations to comply, with all applicable Environmental Laws, the breach of which could be reasonably expected to have a Material Adverse Effect;
(ii) not dispose of or otherwise release, and shall cause each Subsidiary not to dispose of or otherwise release, any oil, oil and gas waste, hazardous substance, or solid waste on, under, about or from any of the Borrowers' or their Subsidiaries' Properties or any other Property to the extent caused by the Borrowers' or any of their Subsidiaries' operations except in compliance with applicable Environmental Laws, the disposal or release of which could reasonably be expected to have a Material Adverse Effect; (iii) timely obtain or file, and shall cause each of its Subsidiaries to timely obtain or file, all notices, permits, licenses, exemptions, approvals, registrations or other authorizations, if any, required under applicable Environmental Laws to be obtained or filed in connection with the operation or use of the Borrowers' or their Subsidiaries' Properties, which failure to obtain or file could reasonably be expected to have a Material Adverse Effect; (iv) promptly commence and diligently prosecute to completion, and shall cause each of its Subsidiaries to promptly commence and diligently prosecute to completion, any assessment, evaluation, investigation, monitoring, containment, cleanup, removal, repair, restoration, remediation or other remedial obligations (collectively, the "Remedial Work") in the event any Remedial Work is required or reasonably necessary under applicable Environmental Laws because of or in connection with the actual or suspected past, present or future disposal or other release of any oil, oil and gas waste, hazardous substance or solid waste on, under, about or from any of the Borrowers' or their Subsidiaries' Properties, which failure to commence and diligently prosecute to completion could reasonably be expected to have a Material Adverse Effect; and
(v) establish and implement, and shall cause each of its Subsidiaries to establish and implement, such procedures as may be reasonably necessary to continuously determine and assure that the Borrowers' and their Subsidiaries' obligations under this Section 8.10(a) are timely and fully satisfied, which failure to establish and implement could reasonably be expected to have a Material Adverse Effect.

          (b) Each Borrower will promptly, but in no event later than five days after the occurrence thereof, notify the Administrative Agent and the Lenders in writing of any threatened action, investigation or inquiry by any Governmental Authority or any threatened demand or lawsuit by any landowner or other third party against the Borrowers or their Subsidiaries or their Properties of which the Borrowers have knowledge in connection with any Environmental Laws (excluding routine testing and corrective action) if the Borrowers reasonably anticipate that such action will result in liability (whether individually or in the aggregate) in excess of $250,000, not fully covered by insurance, subject to normal deductibles.

          (c) Each Borrower will, and will cause each of its Subsidiaries to, provide environmental audits and tests in accordance with standards reasonably requested by the Administrative Agent and the Lenders (or as otherwise required to be obtained by the Administrative Agent or the Lenders by any Governmental Authority), in connection with any future acquisitions of United States Oil and Gas Properties.

     Section 8.11 Further Assurances.

          (a) Each Borrower at its sole expense will, and will cause each of its Subsidiaries to, promptly execute and deliver to the Administrative Agent all such other documents, agreements and instruments reasonably requested by the Administrative Agent to comply with, cure any defects or accomplish the conditions precedent, covenants and agreements of the Borrowers or any of their Subsidiaries, as the case may be, in the Loan Documents, including the Notes, or to further evidence and more fully describe the collateral intended as security for the Indebtedness, or to correct any omissions in this Agreement or the Security Instruments, or to state more fully the obligations secured therein, or to perfect, protect or preserve any Liens created pursuant to this Agreement or any of the Security Instruments or the priority thereof, or to make any recordings, file any notices or obtain any consents, all as may be reasonably necessary or appropriate, in the sole discretion of the Administrative Agent, in connection therewith.

          (b) Each Borrower hereby authorizes the Administrative Agent to file one or more financing or continuation statements, and amendments thereto, relative to all or any part of the Mortgaged Property without the signature of the Borrowers or any other Guarantor where permitted by law. A carbon, photographic or other reproduction of the Security Instruments or any financing statement covering the Mortgaged Property or any part thereof shall be sufficient as a financing statement where permitted by law. The Administrative Agent will promptly send the Borrowers any financing or continuation statements it files without the signature of the Borrowers or any other Guarantor and the Administrative Agent will promptly send the Borrowers the filing or recordation information with respect thereto.

     Section 8.12 Reserve Reports.

          (a) On or before March 1st and September 1st of each year, commencing March 1, 2006, the Borrowers shall furnish to the Administrative Agent and the Lenders a Reserve Report as of the immediately preceding January 1 or July 1, as applicable. The Reserve Report as of January 1 of each year shall be prepared by one or more independent petroleum engineers reasonably acceptable to the Administrative Agent and the Reserve Report as of July 1 of each year shall be prepared by or under the supervision of the chief engineer of the Borrowers who shall certify such Reserve Report to be true and accurate and to have been prepared in accordance with the procedures used in the immediately preceding January 1 Reserve Report.

          (b) With the delivery of each Reserve Report, the Borrowers shall provide to the Administrative Agent and the Lenders a certificate from a Responsible Officer certifying that in all material respects: (i) the information contained in the Reserve Report and any other information delivered in connection therewith is true and correct, (ii) the Borrowers or their Subsidiaries owns good and defensible title to the Proved Oil and Gas Properties evaluated in such Reserve Report and such Properties are free of all Liens except for Liens permitted by Section 9.03, (iii) except as set forth on an exhibit to the certificate, on a net basis there are no gas imbalances, take or pay or other prepayments in excess of the volume specified in Section 7.19 with respect to their Oil and Gas Properties evaluated in such Reserve Report that would require any Borrower or any of their Subsidiaries to deliver Hydrocarbons either generally or produced from such Oil and Gas Properties at some future time without then or thereafter receiving full payment therefor, (iv) none of their Proved Oil and Gas Properties have been sold since the date of the last Total Reserve Value determination except as set forth on an exhibit to the certificate, which certificate shall list all of its Proved Oil and Gas Properties sold and in such detail as reasonably required by the Administrative Agent and (v) attached to the certificate is a list of all marketing agreements entered into subsequent to the later of the date hereof or the most


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

recently delivered Reserve Report that the Borrowers could reasonably be expected to have been obligated to list on Schedule 7.20 had such agreement been in effect on the date hereof.

     Section 8.13 Title Information.

          (a) On or before the delivery to the Administrative Agent and the Lenders of each Reserve Report required by Section 8.12(a), the Borrowers will deliver title information in form and substance acceptable to the Administrative Agent covering enough of the Oil and Gas Properties evaluated by such Reserve Report that were not included in the immediately preceding Reserve Report, so that the Administrative Agent shall have received together with title information previously delivered to the Administrative Agent, satisfactory title information on at least 80% of the total value of the Proved Oil and Gas Properties evaluated by such Reserve Report.

          (b) If the Borrowers have provided title information for additional Properties under Section 8.13(a), the Borrowers shall, within 60 days of notice from the Administrative Agent that title defects or exceptions exist with respect to such additional Properties, either (i) cure any such title defects or exceptions (including defects or exceptions as to priority) which are not permitted by Section 9.03 raised by such information, (ii) substitute acceptable Mortgaged Properties with no title defects or exceptions except for Excepted Liens (other than Excepted Liens described in clauses (e), (g) and (h) of such definition) having an equivalent value or (iii) deliver title information in form and substance reasonably acceptable to the Administrative Agent so that the Administrative Agent shall have received, together with title information previously delivered to the Administrative Agent, satisfactory title information on at least 80% of the value of the Oil and Gas Properties evaluated by such Reserve Report.

          (c) If the Borrowers are unable to cure any title defect requested by the Administrative Agent or the Lenders to be cured within the 60-day period or the Borrowers do not comply with the requirements to provide acceptable title information covering 80% of the value of the Oil and Gas Properties evaluated in the most recent Reserve Report, such default shall not be a Default, but instead the Administrative Agent and/or the Majority Lenders shall have the right to exercise the following remedy in their sole discretion from time to time, and any failure to so exercise this remedy at any time shall not be a waiver as to future exercise of the remedy by the Administrative Agent or the Lenders. To the extent that the Administrative Agent or the Majority Lenders are not reasonably satisfied with title to any Mortgaged Property after the 60-day period has elapsed, such unacceptable Mortgaged Property shall not count towards "the 80% requirement", and the Administrative Agent may send a notice to the Borrowers and the Lenders that the Total Reserve Value shall be reduced by an amount as determined by the Majority Lenders to cause the Borrowers to be in compliance with the requirement to provide acceptable title information on 80% of the value of the Proved Oil and Gas Properties. This new Total Reserve Value shall become effective immediately after receipt of such notice.

     Section 8.14 Additional Collateral; Additional Guarantors.

          (a) In connection with each redetermination, the Borrowers shall review the Reserve Report and the list of current Mortgaged Properties (as described in Section 8.12) to ascertain whether the Mortgaged Properties represent at least 80% of the total value of the Oil and Gas Properties evaluated in the most recently completed Reserve Report after giving effect to exploration and production activities, acquisitions, dispositions and production. In the event that the Mortgaged Properties do not represent at least 80% of such total value, then the Borrowers shall, and shall cause its Subsidiaries to, grant, within thirty (30) days of delivery of the certificate required under Section 8.12(b), to the Administrative Agent or its designee as security for the Indebtedness a second-priority Lien interest (subject to a Lien under the Senior Revolving Credit Documents and provided that Excepted Liens of the type described in clauses (a) to (d) and (f) of the definition thereof may exist, but subject to the provisos at the end of such definition) on additional Oil and Gas Properties not already subject to a Lien of the Security Instruments such that after giving effect thereto, the Mortgaged Properties will represent at least 80% of such total value. All such Liens will be created and perfected by and in accordance with the provisions of deeds of trust, security agreements and financing statements or other Security Instruments, all in form and substance reasonably satisfactory to the Administrative Agent or its designee and in sufficient executed (and acknowledged where necessary or appropriate) counterparts for recording purposes. In order to comply with the foregoing, if any Subsidiary places a Lien on its Oil and Gas Properties and such Subsidiary is not a Guarantor, then it shall become a Guarantor and comply with Section 8.14(b).

          (b) In the event that (i) the Borrowers determine that any Subsidiary is a Material Domestic Subsidiary or (ii) any Domestic Subsidiary incurs or guarantees any Debt, then the Borrowers shall promptly cause such Subsidiary to guarantee the Indebtedness pursuant to the Guaranty Agreement. In connection with any such guaranty, the Borrowers shall, or shall cause such Subsidiary to,
(A) execute and deliver a supplement to the Guaranty Agreement executed by such Subsidiary, (B) pledge all of its Equity Interests of such Subsidiary and (C) execute and deliver such other additional closing documents, certificates and legal opinions as shall reasonably be requested by the Administrative Agent or its designee.

     Section 8.15 ERISA Compliance. The Borrowers will promptly furnish, and will cause its Subsidiaries and any ERISA Affiliate to promptly furnish, to the Administrative Agent (a) promptly after the filing thereof with the United States Secretary of Labor, the Internal Revenue Service or the PBGC, copies of each annual and other report with respect to each Plan, if any, or any trust created thereunder, (b) immediately upon becoming aware of the occurrence of any ERISA Event or of any "prohibited transaction," as described in section 406 of ERISA or in section 4975 of the Code, in connection with any Plan or any trust created thereunder, a written notice signed by the President or the principal Financial Officer of the Borrowers, their Subsidiaries or the ERISA Affiliate, as the case may be, specifying the nature thereof, what action the Borrowers, their Subsidiaries or the ERISA Affiliate is taking or proposes to take with respect thereto, and, when known, any action taken or proposed by the Internal Revenue Service, the Department of Labor or the PBGC with respect thereto, and
(c) immediately upon receipt thereof, copies of any notice of the PBGC's intention to terminate or to have a trustee appointed to administer any Plan. With respect to each Plan, if any (other than a Multiemployer Plan), the Borrowers will, and the Borrowers will cause each of its Subsidiaries and ERISA Affiliates to, (i) satisfy in full and in a timely manner, without incurring any late payment or underpayment charge or penalty and without giving rise to any lien, all of the contribution and funding requirements of section 412 of the Code (determined without regard to subsections (d), (e), (f) and (k) thereof) and of section 302 of ERISA (determined without regard to sections 303, 304 and 306 of ERISA), and (ii) pay, or cause to be paid, to the PBGC in a timely manner, without incurring any late payment or underpayment charge or penalty, all premiums required pursuant to sections 4006 and 4007 of ERISA.

     Section 8.16 Acquisition. The Borrowers will, on or before January 20, 2006, complete all stages of the Acquisition and furnish the Administrative Agent with notice thereof and any other information the Administrative Agent reasonably requests in connection therewith.

                                   ARTICLE IX
                               NEGATIVE COVENANTS

     Until the principal of and interest on each Loan and all fees payable hereunder and all other amounts payable under the Loan Documents have been paid in full, the Borrowers covenant and agree with the Lenders that:

     Section 9.01 Financial Covenants.

          (a) Ratio of Total Debt to EBITDAX. PPC will not, as of any date of determination, permit its consolidated ratio of Total Debt as of such day to EBITDAX to be greater than 4.0 to 1.0.

          (b) Asset Coverage Ratio. PPC will not, as of any date of determination, permit its ratio of Total Reserve Value to Total Debt as of such date to be less than 1.5 to 1.0.

     Section 9.02 Debt. Neither Borrower will, and will not permit any Subsidiary to, incur, create, assume or suffer to exist any Debt, except:

          (a) the Notes or other Indebtedness arising under the Loan Documents or any guaranty of or suretyship arrangement for the Notes or other Indebtedness arising under the Loan Documents.

          (b) accounts payable and other accrued expenses, liabilities or other obligations to pay (for the deferred purchase price of Property or services) from time to time incurred in the ordinary course of business which are not greater than sixty (60) days past the date of invoice or delinquent or which are being contested in good faith by appropriate action and for which adequate reserves have been maintained in accordance with GAAP.

          (c) endorsements of negotiable instruments for collection in the ordinary course of business.

          (d) Debt now or hereafter outstanding under the Senior Revolving Credit Agreement (and any guaranties thereof by the Guarantors), provided that
(i) the aggregate principal amount of the Senior Revolving Credit Agreement shall not exceed $350,000,000; (ii) no part of the Debt for principal owing under the Senior Revolving Credit Agreement is subordinated in right of payment to any other Debt for principal owing under the Senior Revolving Credit Agreement, (iii) such Debt is comprised of a single facility with no differentiation among lenders in the revolving character, pricing or maturity thereof and (iv) after giving effect to the incurrence of such Debt, no Default or Event of Default then exists under Section 9.01.


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

          (e) Debt under any Swap Agreement required by this Agreement or by the Senior Revolving Credit Agreement.

          (f) other Debt not to exceed $2,500,000 in the aggregate at any one time outstanding.

     Section 9.03 Liens. Neither Borrower will, and will not permit any Subsidiary to, create, incur, assume or permit to exist any Lien on any of its Properties (now owned or hereafter acquired), except:

          (a) Liens securing the payment of any Indebtedness.

          (b) Excepted Liens.

          (c) Liens on Property not constituting collateral for the Indebtedness and not otherwise permitted by the foregoing clauses of this Section 9.03; provided that the aggregate principal or face amount of all Debt secured under this Section 9.03(c) shall not exceed $1,000,000 at any time.

          (d) Liens on Property securing the Senior Revolving Credit Agreement and any guaranties thereof as permitted by Section 9.02(d); provided, however, that such Property is subject to a Lien in favor of the Administrative Agent which secures the Indebtedness, this Agreement and the other Loan Documents pursuant to Security Instruments satisfactory to the Administrative Agent.

     Section 9.04 Dividends, Distributions and Redemptions. Neither Borrower will declare or make, or agree to pay or make, directly or indirectly, any Restricted Payment, return any capital or make any distribution of its Property to its Equity Interest holders, except (a) any Subsidiary of any Borrower may declare, pay or make dividends or distributions to such Borrower, and (b) PLP may make distributions to Parallel, L.L.C., provided that Parallel, L.L.C. immediately redistributes such distributions to PPC.

     Section 9.05 Investments, Loans and Advances. Neither Borrower will, and will not permit any Subsidiary to, make or permit to remain outstanding any Investments in or to any Person, except that the foregoing restriction shall not apply to:

          (a) Investments reflected in the Financial Statements or which are disclosed to the Lenders in Schedule 9.05.

          (b) accounts receivable arising in the ordinary course of business.

          (c) direct obligations of the United States or any agency thereof, or obligations guaranteed by the United States or any agency thereof, in each case maturing within 180 days from the date of creation thereof.

          (d) commercial paper maturing within one year from the date of creation thereof rated in the highest grade by S&P or Moody's.


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

          (e) deposits maturing within one year from the date of creation thereof with, including certificates of deposit issued by, any Lender or any Affiliate of any Lender, or any office located in the United States of any other bank or trust company which is organized under the laws of the United States or any state thereof, has capital, surplus and undivided profits aggregating at least $100,000,000 (as of the date of such bank or trust company's most recent financial reports) and has a short term deposit rating of no lower than A2 or P2, as such rating is set forth from time to time, by S&P or Moody's, respectively or, in the case of any Foreign Subsidiary, a bank organized in a jurisdiction in which the Foreign Subsidiary conducts operations having assets in excess of $500,000,000 (or its equivalent in another currency).

          (f) deposits in money market funds investing exclusively in Investments described in Section 9.05(c), Section 9.05(d) or Section 9.05(e) and deposits in an aggregate amount not to exceed $3,000,000 maintained in money market funds with RBC Dain Rauscher, Inc., Midland, Texas.

          (g) Investments (including, without limitation, capital contributions) in general or limited partnerships or other types of entities (each a "venture") entered into by any Borrower or any of their Subsidiaries with others in the ordinary course of business; provided that (i) any such venture is engaged exclusively in oil and gas exploration, development, production, processing and related activities, including transportation, (ii) the interest in such venture is acquired in the ordinary course of business and on fair and reasonable terms and (iii) such venture interests acquired and capital contributions made (valued as of the date such interest was acquired or the contribution made) do not exceed, in the aggregate at any time outstanding an amount equal to $10,000,000.

          (h) subject to the limits in Section 9.06, Investments in direct ownership interests in additional Oil and Gas Properties and gas gathering systems related thereto or related to farm-out, farm-in, joint operating, joint venture or area of mutual interest agreements, gathering systems, pipelines or other similar arrangements which are usual and customary in the oil and gas exploration and production business located within the geographic boundaries of the United States of America.

          (i) Investments (i) made by the Borrowers in or to one another or to Wholly-Owned Subsidiaries which are Guarantors and (ii) made by any Subsidiary in or to either of the Borrowers or any Wholly-Owned Subsidiary which is a Guarantor.

          (j) Investments in stock, obligations or securities received in settlement of debts arising from Investments permitted under this Section 9.05 owing to the Borrowers or any of their Subsidiaries as a result of a bankruptcy or other insolvency proceeding of the obligor in respect of such debts or upon the enforcement of any Lien in favor of the Borrowers or any of their Subsidiaries; provided that the Borrowers shall give the Administrative Agent prompt written notice in the event that the aggregate amount of all investments held at any one time under this Section 9.05(j) exceeds $2,500,000.

          (k) other Investments not to exceed $15,000,000 in the aggregate at any one time outstanding, provided that immediately following any such Investment and anytime thereafter, at least 10% of the Borrowing Base (as defined in the Senior Revolving Credit Agreement) is available.

     Section 9.06 Nature of Business. Neither of the Borrowers nor any of their Subsidiaries will allow any material change to be made in the character of its business as an independent oil and gas exploration and production company. Each Borrower will not, and will not permit any of its Subsidiaries to, operate its business outside the geographical boundaries of the United States.

     Section 9.07 Foreign Subsidiaries or International Operations. Neither of the Borrowers nor any of their Subsidiaries shall have any Foreign Subsidiaries or directly participate in any international operations.

     Section 9.08 Limitation on Leases. Neither of the Borrowers nor any of their Subsidiaries will create, incur, assume or suffer to exist any obligation for the payment of rent or hire of Property of any kind whatsoever (real or personal but excluding leases of Hydrocarbon Interests), under leases or lease agreements which would cause the aggregate amount of all payments made by the Borrowers and their Subsidiaries pursuant to all such leases or lease agreements, including, without limitation, any residual payments at the end of any lease, to exceed $1,000,000 in any period of twelve consecutive calendar months during the life of such leases.

     Section 9.09 Proceeds of Notes. Neither Borrower will permit the proceeds of the Notes to be used for any purpose other than those permitted by Section
7.22. Neither of the Borrowers nor any Person acting on behalf of the Borrowers has taken or will take any action which might cause any of the Loan Documents to violate Regulations T, U or X or any other regulation of the Board or to violate
Section 7 of the Securities Exchange Act of 1934 or any rule or regulation thereunder, in each case as now in effect or as the same may hereinafter be in effect. If requested by the Administrative Agent, the Borrowers will furnish to the Administrative Agent and each Lender a statement to the foregoing effect in conformity with the requirements of FR Form U-1 or such other form referred to in Regulation U, Regulation T or Regulation X of the Board, as the case may be.

     Section 9.10 ERISA Compliance. Neither Borrower will, and will not permit any Subsidiary to, at any time:

          (a) engage in, or permit any ERISA Affiliate to engage in, any transaction in connection with which the Borrowers any of their Subsidiaries or any ERISA Affiliate could be subjected to either a civil penalty assessed pursuant to subsections (c), (i) or (l) of section 502 of ERISA or a tax imposed by Chapter 43 of Subtitle D of the Code.

          (b) terminate, or permit any ERISA Affiliate to terminate, any Plan in a manner, or take any other action with respect to any Plan, which could result in any liability of the Borrowers, any of their Subsidiaries or any ERISA Affiliate to the PBGC.

          (c) fail to make, or permit any ERISA Affiliate to fail to make, full payment when due of all amounts which, under the provisions of any Plan, agreement relating thereto or applicable law, the Borrowers, any of their Subsidiaries or any ERISA Affiliate is required to pay as contributions thereto.

          (d) permit to exist, or allow any ERISA Affiliate to permit to exist, any accumulated funding deficiency within the meaning of section 302 of ERISA or section 412 of the Code, whether or not waived, with respect to any Plan.

          (e) permit, or allow any ERISA Affiliate to permit, the actuarial present value of the benefit liabilities under any Plan maintained by the Borrowers, any of their Subsidiaries or any ERISA Affiliate which is regulated under Title IV of ERISA to exceed the current value of the assets (computed on a plan termination basis in accordance with Title IV of ERISA) of such Plan allocable to such benefit liabilities. The term "actuarial present value of the benefit liabilities" shall have the meaning specified in section 4041 of ERISA.

          (f) contribute to or assume an obligation to contribute to, or permit any ERISA Affiliate to contribute to or assume an obligation to contribute to, any Multiemployer Plan.

          (g) acquire, or permit any ERISA Affiliate to acquire, an interest in any Person that causes such Person to become an ERISA Affiliate with respect to the Borrowers or any of their Subsidiaries or with respect to any ERISA Affiliate of the Borrowers or any of their Subsidiaries if such Person sponsors, maintains or contributes to, or at any time in the six-year period preceding such acquisition has sponsored, maintained, or contributed to, (i) any Multiemployer Plan, or (ii) any other Plan that is subject to Title IV of ERISA under which the actuarial present value of the benefit liabilities under such Plan exceeds the current value of the assets (computed on a plan termination basis in accordance with Title IV of ERISA) of such Plan allocable to such benefit liabilities.

          (h) incur, or permit any ERISA Affiliate to incur, a liability to or on account of a Plan under sections 515, 4062, 4063, 4064, 4201 or 4204 of ERISA.

          (i) contribute to or assume an obligation to contribute to, or permit any ERISA Affiliate to contribute to or assume an obligation to contribute to, any employee welfare benefit plan, as defined in section 3(1) of ERISA, including, without limitation, any such plan maintained to provide benefits to former employees of such entities, that may not be terminated by such entities in their sole discretion at any time without any material liability.

          (j) amend, or permit any ERISA Affiliate to amend, a Plan resulting in an increase in current liability such that the Borrowers, any of their Subsidiaries or any ERISA Affiliate is required to provide security to such Plan under section 401(a)(29) of the Code.

     Section 9.11 Sale or Discount of Receivables. Except for receivables obtained by the Borrowers or any of their Subsidiaries out of the ordinary course of business or the settlement of joint interest billing accounts in the ordinary course of business or discounts granted to settle collection of accounts receivable or the sale of defaulted accounts arising in the ordinary course of business in connection with the compromise or collection thereof and not in connection with any financing transaction, neither of the Borrowers nor any of their Subsidiaries will discount or sell (with or without recourse) any of its notes receivable or accounts receivable.

     Section 9.12 Mergers, Etc. Neither of the Borrowers nor any of their Subsidiaries will merge into or with or consolidate with any other Person, or sell, lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of its Property to any other Person, except that any Wholly-Owned Subsidiary may merge with any other Wholly-Owned Subsidiary and that any Borrower may merge with any Wholly-Owned Subsidiary so long as such Borrower is the survivor.

     Section 9.13 Sale of Properties. The Borrowers will not, and will not permit any of their Subsidiaries to, sell, assign, farm-out, convey or otherwise transfer any Property except for (a) the sale of Hydrocarbons in the ordinary course of business; (b) farmouts of undeveloped acreage and assignments in connection with such farmouts; (c) the sale or transfer of equipment that is no longer necessary for the business of the Borrower or such Subsidiary or is replaced by equipment of at least comparable value and use; the sale or other dispositions (including Casualty Events) of Oil and Gas Properties or any interest therein or any Subsidiaries owning Oil and Gas Properties; provided that (i) 100% of the consideration received in respect of such sale or other disposition shall be cash or like kind exchange, (ii) the consideration received in respect of such sale or other disposition shall be equal to or greater than the fair market value of the Oil and Gas Property, interest therein or Subsidiary subject of such sale or other disposition; (iii) at such time and after giving effect to such sale, lease or other disposition, no Borrowing Base deficiency under the Senior Revolving Credit Agreement shall exist, provided, that the condition that no Borrowing Base deficiency under the Senior Revolving Credit Agreement shall exist at the time of any such sale, lease or other disposition shall not apply if the Borrower notifies the Administrative Agent that proceeds of such sale, lease or other disposition shall be used to remedy a Borrowing Base deficiency under the Senior Revolving Credit Agreement and the Borrower in fact uses such proceeds to remedy such Borrowing Base Deficiency, to the extent thereof, with any surplus proceeds being used for one or more of the purposes permitted by clause (v) of this Section 9.13(d), (iv) if such sale or other disposition of Oil and Gas Property or Subsidiary owning Oil and Gas Properties included in the most recently delivered Reserve Report during any period between two successive scheduled redeterminations is sold for a price in excess of $10,000,000, individually or in the aggregate, then the Total Reserve Value shall be reduced, effective immediately upon such sale or disposition, by an amount equal to the value as determined by the Majority Lenders, (v) an amount equal to 100% of the net proceeds received from such sale, lease or other disposition shall be used within 90 days of such disposition: (1) to acquire Property, plant and equipment or any business entity used or useful in carrying on the business of the Borrower and its Subsidiaries and having a fair market value at least equal to the fair market value of the Properties sold, leased or otherwise disposed of or to improve or replace any existing Property of the Borrower and its Subsidiaries used or useful in carrying on the business of the Borrower and its Subsidiaries, (2) to repay or retire Debt under the Senior Revolving Credit Agreement or (3) to Redeem the Notes; and sales and other dispositions of Properties not regulated by Section 9.13(a) to (e) having a fair market value not to exceed $2,500,000 during any 12-month period.

     Section 9.14 Environmental Matters. Neither Borrower will, and will not permit any Subsidiary to, violate or permit any of its Property to be in violation of, or do anything or permit anything to be done which will subject any such Property to any Remedial Work under any Environmental Laws, assuming disclosure to the applicable Governmental Authority of all relevant facts, conditions and circumstances, if any, pertaining to such Property where such


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violations or remedial obligations could reasonably be expected to have a
Material Adverse Effect.

     Section 9.15 Transactions with Affiliates. Neither Borrower will, and will not permit any Subsidiary to, enter into any transaction, including, without limitation, any purchase, sale, lease or exchange of Property or the rendering of any service, with any Affiliate (other than the Guarantors and Wholly-Owned Subsidiaries of the Borrowers) unless such transactions are not otherwise prohibited by this Agreement and are upon fair and reasonable terms no less favorable to it than it would obtain in a comparable arm's length transaction with a Person not an Affiliate.

     Section 9.16 Subsidiaries. Each Borrower shall have no Subsidiaries other than Wholly-Owned Subsidiaries. Each Borrower shall not, and shall not permit its Subsidiaries to, create or acquire any additional Subsidiary unless such Borrower gives written notice to the Administrative Agent of such creation or acquisition and complies with Section 8.14(b).

     Section 9.17 Negative Pledge Agreements; Dividend Restrictions. Neither of the Borrowers nor any of their Subsidiaries will create, incur, assume or suffer to exist any contract, agreement or understanding (other than this Agreement, the Security Instruments or the Senior Revolving Credit Documents) that in any way prohibits or restricts the granting, conveying, creation or imposition of any Lien on any of its Property in favor of the Administrative Agent and the Lenders or restricts any Subsidiary from paying dividends or making distributions to any Borrower or any Guarantor, or which requires the consent of or notice to other Persons in connection therewith, other than Liens permitted under (g) of the definition of Excepted Liens or Section 9.03(c), but only with respect to the property subject to such Lien.

     Section 9.18 Gas Imbalances, Take-or-Pay or Other Prepayments. Neither Borrower will, and will not permit any of its Subsidiaries to, allow gas imbalances, take-or-pay or other prepayments with respect to the Oil and Gas Properties of the Borrowers or any of their Subsidiaries that would require such Borrower or such Subsidiary to deliver Hydrocarbons at some future time without then or thereafter receiving full payment therefor to exceed 100,000 Mcf of gas (on an Mcfe equivalent basis) in the aggregate.

     Section 9.19 Swap Agreements. Neither Borrower will, and will not permit any Subsidiary to, enter into any Swap Agreements with any Person other than Swap Agreements in respect of commodities (i) with an Approved Counterparty and
(ii) the notional volumes for which (when aggregated with other commodity Swap Agreements then in effect other than basis differential swaps on volumes already hedged pursuant to other Swap Agreements) do not exceed, as of the date such Swap Agreement is executed, 85% of the reasonably anticipated projected production from Proved Developed Producing Reserves for each month during the period during which such Swap Agreement is in effect for each of crude oil and natural gas, calculated separately, for terms not extending beyond November 15, 2010, (b) Swap Agreements in respect of interest rates with an Approved Counterparty, as follows: (i) Swap Agreements effectively converting interest rates from floating to fixed, the notional amounts of which (when aggregated with all other Swap Agreements of the Borrowers and their Subsidiaries then in effect effectively converting interest rates from floating to fixed) do not exceed 75% of the then outstanding principal amount of the Borrowers' Debt for borrowed money which bears interest at a floating rate and (c) Swap Agreements listed on Schedule 7.21 hereto. In no event shall any


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Swap Agreement contain any requirement, agreement or covenant for any Borrower or any Subsidiary to post collateral or margin to secure their obligations under such Swap Agreement or to cover market exposures except to the extent permitted by the Senior Revolving Credit Agreement.

     Section 9.20 Acquisition Documents. Neither Borrower will, and will not permit any of its Subsidiaries to, amend, modify or supplement any of the Acquisition Documents if the effect thereof could reasonably be expected to have a Material Adverse Effect (and provided that the Borrowers promptly furnishes to the Administrative Agent a copy of such amendment, modification or supplement).

     Section 9.21 Anti-Layering. Notwithstanding anything to the contrary contained herein, neither Borrower will, and neither Borrower will permit any Subsidiary to, incur, create, assume or suffer to exist any Debt if such Debt is subordinate or junior in ranking in right of payment to the Senior Revolving Credit Agreement, unless such Debt is expressly subordinated in right of payment to the obligations under this Agreement.

                                   ARTICLE X
                           EVENTS OF DEFAULT; REMEDIES

     Section 10.01 Events of Default. One or more of the following events shall constitute an "Event of Default":

          (a) the Borrowers shall fail to pay any principal of any Loan when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise.

          (b) the Borrowers shall fail to pay any interest on any Loan or any fee or any other amount (other than an amount referred to in Section 10.01(a)) payable under any Loan Document, when and as the same shall become due and payable, and such failure shall continue unremedied for a period of three Business Days.

          (c) any representation or warranty made by or on behalf of the Borrowers or any of their Subsidiaries in or in connection with any Loan Document or any amendment or modification of any Loan Document or waiver under such Loan Document, or in any report, certificate, financial statement or other document furnished pursuant to or in connection with any Loan Document or any amendment or modification thereof or waiver thereunder, shall prove to have been incorrect or misleading in any material respect when made or deemed made.

          (d) any Borrower or any of their Subsidiaries shall fail to observe or perform any covenant, condition or agreement contained in Section 8.02, Section
8.14 or in ARTICLE IX.

          (e) any Borrower or any of their Subsidiaries shall fail to observe or perform any covenant, condition or agreement contained in this Agreement (other than those specified in Section 10.01(a), Section 10.01(b) or Section 10.01(d)) or any other Loan Document, and such failure shall continue unremedied for a period of 30 days after the notice thereof from the Administrative Agent to the Borrowers (which notice will be given at the request of any Lender).


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          (f) any Borrower or any of their Subsidiaries shall fail to make any payment (whether of principal or interest and regardless of amount) in respect of any Material Indebtedness, when and as the same shall become due and payable after expiration of any applicable grace period.

          (g) any event or condition occurs that results in any Material Indebtedness becoming due prior to its scheduled maturity or that enables or permits (with or without the giving of notice, the lapse of time or both) the holder or holders of any Material Indebtedness or any trustee or agent on its or their behalf to cause any Material Indebtedness to become due, or to require the Redemption thereof or any offer to Redeem to be made in respect thereof, prior to its scheduled maturity or require the Borrowers or any of their Subsidiaries to make an offer in respect thereof after expiration of any applicable grace period.

          (h) an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of any Borrower or any Subsidiary or its debts, or of a substantial part of its assets, under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for any Borrower or for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed for sixty (60) days or an order or decree approving or ordering any of the foregoing shall be entered.

          (i) any Borrower or any of their Subsidiaries shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in Section 10.01(h), (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for any Borrower or any of their Subsidiaries or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or (vi) take any action for the purpose of effecting any of the foregoing.

          (j) any Borrower or any of their Subsidiaries shall become unable, admit in writing its inability or fail generally to pay its debts as they become due.

          (k) one or more judgments for the payment of money in an aggregate amount in excess of $2,500,000 shall be rendered against any Borrower, any of their Subsidiaries or any combination thereof and the same shall remain undischarged for a period of 60 consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to attach or levy upon any assets of any Borrower or any of their Subsidiaries to enforce any such judgment.

          (l) the Loan Documents after delivery thereof shall for any reason, except to the extent permitted by the terms thereof, cease to be in full force and effect and valid, binding and enforceable in accordance with their terms against the Borrowers or a Guarantor party thereto or shall be repudiated by any of them, or cease to create a valid and perfected Lien of the priority


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required thereby on any of the collateral purported to be covered thereby and not cured by them at the Administrative Agent's request, except to the extent permitted by the terms of this Agreement, or any Borrower or any of their Subsidiaries shall so state in writing.

          (m) an ERISA Event shall have occurred that, when taken together with all other ERISA Events that have occurred, could reasonably be expected to result in liability of the Borrowers and their Subsidiaries in an aggregate amount exceeding $1,000,000 in any year.

          (n) a Change in Control shall occur.

          (o) the Intercreditor Agreement, after delivery thereof shall for any reason, except to the extent permitted by the terms thereof, ceases to be in full force and effect and valid, binding and enforceable in accordance with its terms against the Borrowers or any party thereto or holder of the Debt subordinated thereby or shall be repudiated by any of them.

     Section 10.02 Remedies.

          (a) In the case of an Event of Default other than one described in
Section 10.01(h), Section 10.01(i) or Section 10.01(j), at any time thereafter during the continuance of such Event of Default, the Administrative Agent may (and at the request of the Majority Lenders), shall, by notice to the Borrowers, declare the Notes and the Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of the Borrowers and the Guarantors accrued hereunder and under the Notes and the other Loan Documents shall become due and payable immediately, without presentment, demand, protest, notice of intent to accelerate, notice of acceleration or other notice of any kind, all of which are hereby waived by each Borrower and each Guarantor; and in case of an Event of Default described in Section 10.01(h), Section 10.01(i) or Section 10.01(j), the Notes and the principal of the Loans then outstanding, together with accrued interest thereon and all fees and the other obligations of the Borrowers and the Guarantors accrued hereunder and under the Notes and the other Loan Documents, shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by each Borrower and each Guarantor.

          (b) In the case of the occurrence of an Event of Default, the Administrative Agent and the Lenders will have all other rights and remedies available at law and equity, subject, however, to the terms of this Agreement and the Intercreditor Agreement.

          (c) All proceeds realized from the liquidation or other disposition of collateral or otherwise received after maturity of the Notes, whether by acceleration or otherwise, shall be applied:

               (i) first, to reimbursement of expenses and indemnities provided for in this Agreement and the Security Instruments;

               (ii) second, to fees owed to the Administrative Agent or any Lender;


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               (iii) third, to accrued interest on the Notes;

               (iv) fourth, pro rata to principal outstanding on the Notes;

               (v) fifth, to any other Indebtedness;

               (vi) sixth, any excess shall be paid to the Borrowers or as otherwise required by any Governmental Requirement.

                                   ARTICLE XI
                            THE ADMINISTRATIVE AGENT

     Section 11.01 Appointment; Powers. Each of the Lenders hereby irrevocably appoints the Administrative Agent as its agent and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof and the other Loan Documents, together with such actions and powers as are reasonably incidental thereto.

     Section 11.02 Duties and Obligations of Administrative Agent. The Administrative Agent shall not have any duties or obligations except those expressly set forth in the Loan Documents. Without limiting the generality of the foregoing, (a) the Administrative Agent shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing (the use of the term "agent" herein and in the other Loan Documents with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law; rather, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties), (b) the Administrative Agent shall not have any duty to take any discretionary action or exercise any discretionary powers, except as provided in Section 11.03, and (c) except as expressly set forth herein, the Administrative Agent shall have no duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrowers or any of their Subsidiaries that is communicated to or obtained by the bank serving as Administrative Agent or any of its Affiliates in any capacity. The Administrative Agent shall be deemed not to have knowledge of any Default unless and until written notice thereof is given to the Administrative Agent by the Borrowers or a Lender, and shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or under any other Loan Document or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or in any other Loan Document, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document, (v) the satisfaction of any condition set forth in ARTICLE VI or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent or as to those conditions precedent expressly required to be to the Administrative Agent's satisfaction, (vi) the existence, value, perfection or priority of any collateral security or the financial or other condition of the Borrowers and their Subsidiaries or any other obligor or guarantor, or (vii) any failure by the Borrowers or any other Person (other


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than itself) to perform any of its obligations hereunder or under any other Loan
Document or the performance or observance of any covenants, agreements or other terms or conditions set forth herein or therein.

     Section 11.03 Action by Administrative Agent. The Administrative Agent shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby that the Administrative Agent is required to exercise in writing as directed by the Majority Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in
Section 12.02) and in all cases the Administrative Agent shall be fully justified in failing or refusing to act hereunder or under any other Loan Documents unless it shall (a) receive written instructions from the Majority Lenders or the Lenders, as applicable, (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 12.02) specifying the action to be taken and (b) be indemnified to its satisfaction by the Lenders against any and all liability and expenses which may be incurred by it by reason of taking or continuing to take any such action. The instructions as aforesaid and any action taken or failure to act pursuant thereto by the Administrative Agent shall be binding on all of the Lenders. If a Default has occurred and is continuing, then the Administrative Agent shall take such action with respect to such Default as shall be directed by the requisite Lenders in the written instructions (with indemnities) described in this Section 11.03, provided that, unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default as it shall deem advisable in the best interests of the Lenders. In no event, however, shall the Administrative Agent be required to take any action which exposes the Administrative Agent to personal liability or which is contrary to this Agreement, the Loan Documents or applicable law. The Administrative Agent shall not be liable for any action taken or not taken by it with the consent or at the request of the Majority Lenders or the Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 12.02), and otherwise the Administrative Agent shall not be liable for any action taken or not taken by it hereunder or under any other Loan Document or under any other document or instrument referred to or provided for herein or therein or in connection herewith or therewith INCLUDING ITS OWN ORDINARY NEGLIGENCE, except for its own gross negligence or willful misconduct.

     Section 11.04 Reliance by Administrative Agent. The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing believed by it to be genuine and to have been signed or sent by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to be made by the proper Person, and shall not incur any liability for relying thereon and the Borrowers and the Lenders hereby waive the right to dispute the Administrative Agent's record of such statement, except in the case of gross negligence or willful misconduct by the Administrative Agent. The Administrative Agent may consult with legal counsel (who may be counsel for the Borrowers), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts. The Administrative Agent may deem and treat the payee of any Note as the holder


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thereof for all purposes hereof unless and until a written notice of the assignment or transfer thereof permitted hereunder shall have been filed with the Administrative Agent.

     Section 11.05 Subagents. The Administrative Agent may perform any and all its duties and exercise its rights and powers by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all its duties and exercise its rights and powers through their respective Related Parties. The exculpatory provisions of the preceding Sections of this ARTICLE XI shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.

     Section 11.06 Resignation or Removal of the Administrative Agent. Subject to the appointment and acceptance of a successor Administrative Agent as provided in this Section 11.06, the Administrative Agent may resign at any time by notifying the Lenders and the Borrowers, and the Administrative Agent may be removed at any time with or without cause by the Majority Lenders. Upon any such resignation or removal, the Majority Lenders shall have the right, in consultation with the Borrowers, to appoint a successor. If no successor shall have been so appointed by the Majority Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation or removal of the retiring Administrative Agent, then the retiring Administrative Agent may, on behalf of the Lenders, appoint a successor Administrative Agent which shall be a bank with an office in Houston, Texas, or an Affiliate of any such bank. Upon the acceptance of its appointment as Administrative Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder. The fees payable by the Borrowers to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrowers and such successor. After the Administrative Agent's resignation hereunder, the provisions of this ARTICLE XI and Section 12.03 shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while it was acting as Administrative Agent.

     Section 11.07 Administrative Agent as Lender. Each bank serving as an Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not an agent, and such bank and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with the Borrowers or any Subsidiary or other Affiliate thereof as if it were not an agent hereunder.

     Section 11.08 No Reliance. Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and each other Loan Document to which it is a party. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not


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taking action under or based upon this Agreement, any other Loan Document, any related agreement or any document furnished hereunder or thereunder. The Administrative Agent shall not be required to keep itself informed as to the performance or observance by the Borrowers or any of their Subsidiaries of this Agreement, the Loan Documents or any other document referred to or provided for herein or to inspect the Properties or books of the Borrowers or their Subsidiaries. Except for notices, reports and other documents and information expressly required to be furnished to the Lenders by the Administrative Agent hereunder, the Administrative Agent shall have no duty or responsibility to provide any Lender with any credit or other information concerning the affairs, financial condition or business of the Borrowers (or any of its Affiliates) which may come into the possession of the Administrative Agent or any of its Affiliates. In this regard, each Lender acknowledges that Vinson & Elkins L.L.P. is acting in this transaction as special counsel to BNP Paribas only in respect of this Agreement, except to the extent otherwise expressly stated in any legal opinion or any Loan Document. Each other party hereto will consult with its own legal counsel to the extent that it deems necessary in connection with the Loan Documents and the matters contemplated therein.

     Section 11.09 Administrative Agent May File Proofs of Claim. In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Borrowers or any of their Subsidiaries, the Administrative Agent (irrespective of whether the principal of any Loan shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrowers) shall be entitled and empowered, by intervention in such proceeding or otherwise:

          (a) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans and all other Indebtedness that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders and the Administrative Agent under Section 12.03) allowed in such judicial proceeding; and

          (b) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Section 12.03.

Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender any plan of reorganization, arrangement, adjustment or composition affecting the Indebtedness or the rights of any Lender or to authorize the Administrative Agent to vote in respect of the claim of any Lender in any such proceeding.


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     Section 11.10 Authority of Administrative Agent to Release Collateral and
Liens. Each Lender hereby authorizes the Administrative Agent to release any collateral that is permitted to be sold or released pursuant to the terms of the Loan Documents. Each Lender hereby authorizes the Administrative Agent to execute and deliver to the Borrowers, at the Borrowers' sole cost and expense, any and all releases of Liens, termination statements, assignments or other documents reasonably requested by the Borrowers in connection with any sale or other disposition of Property to the extent such sale or other disposition is permitted by the terms of Section 9.12 or is otherwise authorized by the terms of the Loan Documents.

     Section 11.11 The Arrangers. The Arrangers shall have no duties, responsibilities or liabilities under this Agreement and the other Loan Documents other than their duties, responsibilities and liabilities in their capacities as Lenders hereunder.

                                  ARTICLE XII
                                 MISCELLANEOUS

     Section 12.01 Notices.

          (a) Except in the case of notices and other communications expressly permitted to be given in writing (and subject to Section 12.01(b)), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail and also sent by telecopy, as follows:

               (i) if to the Borrowers, to it 1004 North Big Spring, Suite 400, Midland, Texas 79701, Facsimile (432) 684-3905, Attention: Larry C. Oldham, President.

               (ii) if to the Administrative Agent, to it at 1200 Smith Street, Suite 3100, Houston, Texas 77002, Attention of Brian Malone (Telecopy No. 713-659-6915); with a copy to 919 Third Avenue, New York, New York, 10022, Attention of Millie Carillo, Loan Assistant (Telecopy No. 212-841-2683); and

               (iii) if to any other Lender, to it at its address (or telecopy number) set forth in its Administrative Questionnaire.

          (b) Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communications pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices pursuant to ARTICLE II, ARTICLE III, ARTICLE IV and ARTICLE V unless otherwise agreed by the Administrative Agent and the applicable Lender. The Administrative Agent or the Borrowers may, in their discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.

          (c) Any party hereto may change its address or telecopy number for notices and other communications hereunder by notice to the other parties hereto. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt.


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     Section 12.02 Waivers; Amendments.

          (a) No failure on the part of the Administrative Agent or any Lender to exercise and no delay in exercising, and no course of dealing with respect to, any right, power or privilege, or any abandonment or discontinuance of steps to enforce such right, power or privilege, under any of the Loan Documents shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege under any of the Loan Documents preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies of the Administrative Agent and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or any other Loan Document or consent to any departure by the Borrowers therefrom shall in any event be effective unless the same shall be permitted by Section 12.02(b), and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan shall not be construed as a waiver of any Default, regardless of whether the Administrative Agent or any Lender may have had notice or knowledge of such Default at the time.

          (b) Neither this Agreement nor any provision hereof nor any Security Instrument nor any provision thereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Borrowers and the Majority Lenders or by the Borrowers and the Administrative Agent with the consent of the Majority Lenders; provided that no such agreement shall (i) modify Section 2.07 without the consent of each Lender, (ii) reduce the principal amount of any Loan or reduce the rate of interest thereon, or reduce any fees payable hereunder, or reduce any other Indebtedness hereunder or under any other Loan Document, without the written consent of each Lender affected thereby, (iii) postpone the scheduled date of payment or prepayment of the principal amount of any Loan, or any interest thereon, or any fees payable hereunder, or any other Indebtedness hereunder or under any other Loan Document, or reduce the amount of, waive or excuse any such payment, or postpone or extend the Maturity Date without the written consent of each Lender affected thereby,
(iv) change Section 4.01(b) or Section 4.01(c) in a manner that would alter the pro rata sharing of payments required thereby, without the written consent of each Lender affected thereby, (v) waive or amend Section 8.14 or change the definition of the terms "Domestic Subsidiary", "Foreign Subsidiary", "Material Domestic Subsidiary" or "Subsidiary" without the written consent of each Lender,
(vi) release any Guarantor (except as set forth in the Guaranty Agreement), or the collateral (other than as provided in Section 11.10), or reduce the percentage set forth in Section 8.14 to less than 80%, without the written consent of each Lender, or (vii) change any of the provisions of this Section 12.02(b) or the definition of "Majority Lenders" or any other provision hereof specifying the number or percentage of Lenders required to waive, amend or modify any rights hereunder or under any other Loan Documents or make any determination or grant any consent hereunder or any other Loan Documents, without the written consent of each Lender; provided further that no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent hereunder or under any other Loan Document without the prior written consent of the Administrative Agent. Notwithstanding the foregoing, any supplement to Schedule 7.15 (Subsidiaries) shall be effective simply by delivering to the Administrative Agent a supplemental schedule clearly marked as such and, upon receipt, the Administrative Agent will promptly deliver a copy thereof to the Lenders.


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     Section 12.03 Expenses, Indemnity; Damage Waiver.

          (a) The Borrowers shall pay (i) all reasonable out-of-pocket expenses incurred by the Administrative Agent and its Affiliates, including, without limitation, the reasonable fees, charges and disbursements of counsel and other outside consultants for the Administrative Agent, the reasonable travel, photocopy, mailing, courier, telephone and other similar expenses in connection with the syndication of the credit facilities provided for herein, the preparation, negotiation, execution, delivery and administration (both before and after the execution hereof and including advice of counsel to the Administrative Agent as to the rights and duties of the Administrative Agent and the Lenders with respect thereto) of this Agreement and the other Loan Documents and any amendments, modifications or waivers of or consents related to the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable costs, expenses, Taxes, assessments and other charges incurred by the Administrative Agent or any Lender in connection with any filing, registration, recording or perfection of any security interest contemplated by this Agreement or any Security Instrument or any other document referred to therein, (iii) all out-of-pocket expenses incurred by the Administrative Agent or any Lender, including the fees, charges and disbursements of any counsel for the Administrative Agent or any Lender, in connection with the enforcement or protection of its rights in connection with this Agreement or any other Loan Document, including its rights under this
Section 12.03, or in connection with the Loans made hereunder, including, without limitation, all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans.

          (b) THE BORROWERS SHALL INDEMNIFY THE ADMINISTRATIVE AGENT, EACH ARRANGER AND EACH LENDER, AND EACH RELATED PARTY OF ANY OF THE FOREGOING PERSONS (EACH SUCH PERSON BEING CALLED AN "INDEMNITEE") AGAINST, AND HOLD EACH INDEMNITEE HARMLESS FROM, ANY AND ALL LOSSES, CLAIMS, DAMAGES, LIABILITIES AND RELATED EXPENSES, INCLUDING THE FEES, CHARGES AND DISBURSEMENTS OF ANY COUNSEL FOR ANY INDEMNITEE, INCURRED BY OR ASSERTED AGAINST ANY INDEMNITEE ARISING OUT OF, IN CONNECTION WITH, OR AS A RESULT OF (i) THE EXECUTION OR DELIVERY OF THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR ANY AGREEMENT OR INSTRUMENT CONTEMPLATED HEREBY OR THEREBY, THE PERFORMANCE BY THE PARTIES HERETO OR THE PARTIES TO ANY OTHER LOAN DOCUMENT OF THEIR RESPECTIVE OBLIGATIONS HEREUNDER OR THEREUNDER OR THE CONSUMMATION OF THE TRANSACTIONS CONTEMPLATED HEREBY OR BY ANY OTHER LOAN DOCUMENT, (ii) THE FAILURE OF THE BORROWERS OR ANY OF THEIR SUBSIDIARIES TO COMPLY WITH THE TERMS OF ANY LOAN DOCUMENT, INCLUDING THIS AGREEMENT, OR WITH ANY GOVERNMENTAL REQUIREMENT, (iii) ANY INACCURACY OF ANY REPRESENTATION OR ANY BREACH OF ANY WARRANTY OR COVENANT OF THE BORROWERS SET FORTH IN ANY OF THE LOAN DOCUMENTS OR ANY INSTRUMENTS, DOCUMENTS OR CERTIFICATIONS DELIVERED IN CONNECTION THEREWITH, (iv) ANY LOAN OR THE USE OF THE PROCEEDS THEREFROM, (v) ANY OTHER ASPECT OF THE LOAN DOCUMENTS, (vi) THE OPERATIONS OF THE BUSINESS OF THE BORROWERS AND THEIR SUBSIDIARIES BY THE BORROWERS AND THEIR SUBSIDIARIES,
(vii) ANY ASSERTION THAT THE LENDERS WERE NOT ENTITLED TO RECEIVE THE


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PROCEEDS RECEIVED PURSUANT TO THE SECURITY INSTRUMENTS, (viii) ANY ENVIRONMENTAL
LAW APPLICABLE TO THE BORROWERS OR THEIR SUBSIDIARIES OR ANY OF THEIR
PROPERTIES, INCLUDING WITHOUT LIMITATION, THE PRESENCE, GENERATION, STORAGE, RELEASE, THREATENED RELEASE, USE, TRANSPORT, DISPOSAL, ARRANGEMENT OF DISPOSAL
OR TREATMENT OF OIL, OIL AND GAS WASTES, SOLID WASTES OR HAZARDOUS SUBSTANCES ON ANY OF THEIR PROPERTIES, (ix) THE BREACH OR NON-COMPLIANCE BY THE BORROWERS OR ANY OF THEIR SUBSIDIARIES WITH ANY ENVIRONMENTAL LAW APPLICABLE TO THE BORROWERS OR ANY OF THEIR SUBSIDIARIES, (x) THE PAST OWNERSHIP BY THE BORROWERS OR ANY OF THEIR SUBSIDIARIES OF ANY OF THEIR PROPERTIES OR PAST ACTIVITY ON ANY OF THEIR PROPERTIES WHICH, THOUGH LAWFUL AND FULLY PERMISSIBLE AT THE TIME, COULD RESULT IN PRESENT LIABILITY, (xi) THE PRESENCE, USE, RELEASE, STORAGE, TREATMENT, DISPOSAL, GENERATION, THREATENED RELEASE, TRANSPORT, ARRANGEMENT FOR TRANSPORT
OR ARRANGEMENT FOR DISPOSAL OF OIL, OIL AND GAS WASTES, SOLID WASTES OR
HAZARDOUS SUBSTANCES ON OR AT ANY OF THE PROPERTIES OWNED OR OPERATED BY THE BORROWERS OR ANY OF THEIR SUBSIDIARIES OR ANY ACTUAL OR ALLEGED PRESENCE OR RELEASE OF HAZARDOUS MATERIALS ON OR FROM ANY PROPERTY OWNED OR OPERATED BY THE BORROWERS OR ANY OF THEIR SUBSIDIARIES, (xii) ANY ENVIRONMENTAL LIABILITY
RELATED IN ANY WAY TO THE BORROWERS OR ANY OF THEIR SUBSIDIARIES, OR (xiii) ANY OTHER ENVIRONMENTAL, HEALTH OR SAFETY CONDITION IN CONNECTION WITH THE LOAN DOCUMENTS, OR (xiv) ANY ACTUAL OR PROSPECTIVE CLAIM, LITIGATION, INVESTIGATION
OR PROCEEDING RELATING TO ANY OF THE FOREGOING, WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY AND REGARDLESS OF WHETHER ANY INDEMNITEE IS A PARTY THERETO, AND SUCH INDEMNITY SHALL EXTEND TO EACH INDEMNITEE NOTWITHSTANDING THE SOLE OR CONCURRENT NEGLIGENCE OF EVERY KIND OR CHARACTER WHATSOEVER, WHETHER ACTIVE OR PASSIVE, WHETHER AN AFFIRMATIVE ACT OR AN OMISSION, INCLUDING WITHOUT
LIMITATION, ALL TYPES OF NEGLIGENT CONDUCT IDENTIFIED IN THE RESTATEMENT
(SECOND) OF TORTS OF ONE OR MORE OF THE INDEMNITEES OR BY REASON OF STRICT LIABILITY IMPOSED WITHOUT FAULT ON ANY ONE OR MORE OF THE INDEMNITEES; PROVIDED THAT SUCH INDEMNITY SHALL NOT, AS TO ANY INDEMNITEE, BE AVAILABLE TO THE EXTENT THAT SUCH LOSSES, CLAIMS, DAMAGES, LIABILITIES OR RELATED EXPENSES ARE
DETERMINED BY A COURT OF COMPETENT JURISDICTION BY FINAL AND NONAPPEALABLE JUDGMENT TO HAVE RESULTED FROM THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF
SUCH INDEMNITEE.

          (c) To the extent that any Borrower fails to pay any amount required to be paid by it to the Administrative Agent under Section 12.03(a) or (b), each Lender severally agrees to pay to Administrative Agent, such Lender's ratable share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent in its capacity as such.


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          (d) To the extent permitted by applicable law, the Borrowers shall not assert, and the Borrowers hereby waive, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages
(as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the Transactions, any Loan or the use of the proceeds thereof.

          (e) All amounts due under this Section 12.03 shall be payable promptly after written demand therefor.

     Section 12.04 Successors and Assigns.

          The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that (i) the Borrowers may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by the Borrowers without such consent shall be null and void) and (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section 12.04. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants (to the extent provided in Section 12.04(d)) and, (to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

          (b) (i) Subject to the conditions set forth in Section 12.04(b)(ii), any Lender may assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it) with the prior written consent (such consent not to be unreasonably withheld) of:

                    (A) the Borrowers, provided that no consent of the Borrowers shall be required for an assignment to a Lender or an Affiliate of a Lender if an Event of Default has occurred and is continuing; and

                    (B) the Administrative Agent, provided that no consent of the Administrative Agent shall be required for an assignment to an assignee that is a Lender immediately prior to giving effect to such assignment.

               (ii) Assignments shall be subject to the following additional conditions:

                    (A) except in the case of an assignment to a Lender or an Affiliate of a Lender or an assignment of the entire remaining amount of the assigning Lender's Commitment or Loans, the amount of the Commitment or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent) shall not be less than $5,000,000 unless each of the Borrowers and the Administrative Agent otherwise consent, provided that no such consent of the Borrowers shall be required if an Event of Default has occurred and is continuing;


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

                    (B) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender's rights and obligations under this Agreement;

                    (C) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500;

                    (D) the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire; and

               (iii) Subject to Section 12.04(b)(iv) and the acceptance and recording thereof, from and after the effective date specified in each Assignment and Assumption the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Section 5.01, Section 5.02, Section 5.03 and Section 12.03). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 12.04 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with Section 12.04(d).

               (iv) The Administrative Agent, acting for this purpose as an agent of the Borrowers, shall maintain at one of its offices a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments and principal amounts of the Loans, each Lender pursuant to the terms hereof from time to time (the "Register"). The entries in the Register shall be conclusive, and the Borrowers, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrowers and any Lender, at any reasonable time and from time to time upon reasonable prior notice. In connection with any changes to the Register, if necessary, the Administrative Agent will reflect the revisions on Annex I and forward a copy of such revised Annex I to the Borrowers and each Lender.

               (v) Upon its receipt of a duly completed Assignment and Assumption executed by an assigning Lender and an assignee, the assignee's completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in Section 12.04(b) and any written consent to such assignment required by Section 12.04(b), the Administrative Agent shall accept such Assignment and Assumption and record the information contained therein in the Register. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this Section 12.04(b).

          (c) (i) Any Lender may, without the consent of the Borrowers or the Administrative Agent, sell participations to one or more banks or other entities (a "Participant")


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

in all or a portion of such Lender's rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans owing to it); provided that (A) such Lender's obligations under this Agreement shall remain unchanged, (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (C) the Borrowers, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the proviso to Section 12.02 that affects such Participant. In addition such agreement must provide that the Participant be bound by the provisions of Section 12.03. Subject to Section 12.04(c)(ii), the Borrowers agree that each Participant shall be entitled to the benefits of Section 5.01,
Section 5.02 and Section 5.03 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to Section 12.04(b). To the extent permitted by law, each Participant also shall be entitled to the benefits of
Section 12.08 as though it were a Lender, provided such Participant agrees to be subject to Section 4.01(c) as though it were a Lender.

          (ii) A Participant shall not be entitled to receive any greater payment under Section 5.01 or Section 5.03 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrowers' prior written consent. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 5.03 unless the Borrowers are notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrowers, to comply with Section 5.03(e) as though it were a Lender.

          (d) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank, and this Section 12.04(d) shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

          (e) Notwithstanding any other provisions of this Section 12.04, no transfer or assignment of the interests or obligations of any Lender or any grant of participations therein shall be permitted if such transfer, assignment or grant would require the Borrowers and the Guarantors to file a registration statement with the SEC or to qualify the Loans under the "Blue Sky" laws of any state.

     Section 12.05 Survival; Revival; Reinstatement.

          (a) All covenants, agreements, representations and warranties made by the Borrowers herein and in the certificates or other instruments delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement


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

and the making of any Loans, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement is outstanding and unpaid and so long as the Maturity Date in respect of the Loans has not occurred. The provisions of Section 5.01, Section 5.02,
Section 5.03 and Section 12.03 and ARTICLE XI shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Commitments or the termination of this Agreement, any other Loan Document or any provision hereof or thereof.

          (b) To the extent that any payments on the Indebtedness or proceeds of any collateral are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, debtor in possession, receiver or other Person under any bankruptcy law, common law or equitable cause, then to such extent, the Indebtedness so satisfied shall be revived and continue as if such payment or proceeds had not been received and the Administrative Agent's and the Lenders' Liens, security interests, rights, powers and remedies under this Agreement and each Loan Document shall continue in full force and effect. In such event, each Loan Document shall be automatically reinstated and the Borrowers shall take such action as may be reasonably requested by the Administrative Agent and the Lenders to effect such reinstatement.

     Section 12.06 Counterparts; Integration; Effectiveness.

          (a) This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.

          (b) This Agreement, the other Loan Documents and any separate letter agreements with respect to fees payable to the Administrative Agent constitute the entire contract among the parties relating to the subject matter hereof and thereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof and thereof. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES HERETO AND THERETO AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

          (c) Except as provided in Section 6.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Delivery of an executed counterpart of a signature page of this Agreement by telecopy shall be effective as delivery of a manually executed counterpart of this Agreement.


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     Section 12.07 Severability. Any provision of this Agreement or any other
Loan Document held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof or thereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

     Section 12.08 Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender and each of its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other obligations (of whatsoever kind, including, without limitations obligations under Swap Agreements) at any time owing by such Lender or Affiliate to or for the credit or the account of any Borrower or any of their Subsidiaries against any of and all the obligations of such Borrower owed to such Lender now or hereafter existing under this Agreement or any other Loan Document, irrespective of whether or not such Lender shall have made any demand under this Agreement or any other Loan Document and although such obligations may be unmatured. The rights of each Lender under this
Section 12.08 are in addition to other rights and remedies (including other rights of setoff) which such Lender or its Affiliates may have.

     Section 12.09 GOVERNING LAW; JURISDICTION.

          (a) THIS AGREEMENT AND THE NOTES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF TEXAS EXCEPT TO THE EXTENT THAT UNITED STATES FEDERAL LAW PERMITS ANY LENDER TO CONTRACT FOR, CHARGE, RECEIVE, RESERVE OR TAKE INTEREST AT THE RATE ALLOWED BY THE LAWS OF THE STATE WHERE SUCH LENDER IS LOCATED. CHAPTER 346 OF THE TEXAS FINANCE CODE (WHICH REGULATES CERTAIN LOAN ACCOUNTS AND REVOLVING TRI-PARTY ACCOUNTS) SHALL NOT APPLY TO THIS AGREEMENT OR THE NOTES.

          (b) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THE LOAN DOCUMENTS SHALL BE BROUGHT IN THE COURTS OF THE STATE OF TEXAS OR OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF TEXAS (HOUSTON DIVISION), AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH PARTY HEREBY ACCEPTS FOR ITSELF AND (TO THE EXTENT PERMITTED BY LAW) IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING, WITHOUT LIMITATION, ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY SUCH ACTION OR PROCEEDING IN SUCH RESPECTIVE JURISDICTIONS. THIS SUBMISSION TO JURISDICTION IS NON-EXCLUSIVE AND DOES NOT PRECLUDE A PARTY FROM OBTAINING JURISDICTION OVER ANOTHER PARTY IN ANY COURT OTHERWISE HAVING JURISDICTION.


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

          (c) EACH PARTY IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO IT AT THE ADDRESS SPECIFIED IN SECTION 12.01 OR SUCH OTHER ADDRESS AS IS SPECIFIED PURSUANT TO SECTION 12.01 (OR ITS ASSIGNMENT AND ASSUMPTION), SUCH SERVICE TO BECOME EFFECTIVE WHEN RECEIVED BY SUCH PARTY. NOTHING HEREIN SHALL AFFECT THE RIGHT OF A PARTY OR ANY HOLDER OF A NOTE TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST ANOTHER PARTY IN ANY OTHER JURISDICTION.

          (d) EACH PARTY HEREBY (i) IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN; (ii) IRREVOCABLY WAIVES, TO THE MAXIMUM EXTENT NOT PROHIBITED BY LAW, ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER IN ANY SUCH LITIGATION ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES, OR DAMAGES OTHER THAN, OR IN ADDITION TO, ACTUAL DAMAGES; (iii) CERTIFIES THAT NO PARTY HERETO NOR ANY REPRESENTATIVE OR AGENT OF COUNSEL FOR ANY PARTY HERETO HAS REPRESENTED, EXPRESSLY OR OTHERWISE, OR IMPLIED THAT SUCH PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVERS, AND (iv) ACKNOWLEDGES THAT IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT, THE LOAN DOCUMENTS AND THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS CONTAINED IN THIS SECTION 12.09.

     Section 12.10 Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

     Section 12.11 Confidentiality. Each of the Administrative Agent and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates' directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority, (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party to this Agreement or any other Loan Document, (e) in connection with the exercise of any remedies hereunder or under any other Loan Document or any suit, action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section 12.11, to
(i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or (ii) any actual or prospective counterparty (or its advisors) to any Swap


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Agreement relating to the Borrowers and their obligations, (g) with the consent of the Borrowers or (h) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section 12.11 or (ii) becomes available to the Administrative Agent or any Lender on a nonconfidential basis from a source other than the Borrowers. For the purposes of this Section 12.11, "Information" means all information received from the Borrowers or any Subsidiary relating to the Borrowers or any Subsidiary and their businesses, other than any such information that is available to the Administrative Agent or any Lender on a nonconfidential basis prior to disclosure by the Borrowers or a Subsidiary; provided that, in the case of information received from the Borrowers or any Subsidiary after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section 12.11 shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

     Section 12.12 Interest Rate Limitation. It is the intention of the parties hereto that each Lender shall conform strictly to usury laws applicable to it. Accordingly, if the transactions contemplated hereby would be usurious as to any Lender under laws applicable to it (including the laws of the United States of America and the State of Texas or any other jurisdiction whose laws may be mandatorily applicable to such Lender notwithstanding the other provisions of this Agreement), then, in that event, notwithstanding anything to the contrary in any of the Loan Documents or any agreement entered into in connection with or as security for the Notes, it is agreed as follows: (i) the aggregate of all consideration which constitutes interest under law applicable to any Lender that is contracted for, taken, reserved, charged or received by such Lender under any of the Loan Documents or agreements or otherwise in connection with the Notes shall under no circumstances exceed the maximum amount allowed by such applicable law, and any excess shall be canceled automatically and if theretofore paid shall be credited by such Lender on the principal amount of the Indebtedness (or, to the extent that the principal amount of the Indebtedness shall have been or would thereby be paid in full, refunded by such Lender to the Borrowers); and (ii) in the event that the maturity of the Notes is accelerated by reason of an election of the holder thereof resulting from any Event of Default under this Agreement or otherwise, or in the event of any required or permitted prepayment, then such consideration that constitutes interest under law applicable to any Lender may never include more than the maximum amount allowed by such applicable law, and excess interest, if any, provided for in this Agreement or otherwise shall be canceled automatically by such Lender as of the date of such acceleration or prepayment and, if theretofore paid, shall be credited by such Lender on the principal amount of the Indebtedness (or, to the extent that the principal amount of the Indebtedness shall have been or would thereby be paid in full, refunded by such Lender to the Borrowers). All sums paid or agreed to be paid to any Lender for the use, forbearance or detention of sums due hereunder shall, to the extent permitted by law applicable to such Lender, be amortized, prorated, allocated and spread throughout the stated term of the Loans evidenced by the Notes until payment in full so that the rate or amount of interest on account of any Loans hereunder does not exceed the maximum amount allowed by such applicable law. If at any time and from time to time (i) the amount of interest payable to any Lender on any date shall be computed at the Highest Lawful Rate applicable to such Lender pursuant to this Section 12.12 and (ii) in respect of any subsequent interest computation period the amount of interest otherwise payable to such Lender would be less than the amount of interest payable to such Lender computed at the Highest Lawful Rate applicable to such Lender, then the amount of interest payable to such Lender in respect of such subsequent interest computation period shall continue to be computed at the Highest Lawful Rate applicable to such Lender until the total amount of interest payable to such Lender shall equal the total amount of interest which would have been payable to such Lender if the total amount of interest had been computed without giving effect to this Section 12.12. To the extent that Chapter 303 of the Texas Finance Code is relevant for the purpose of determining the Highest Lawful Rate applicable to a Lender, such Lender elects to determine the applicable rate ceiling under such Chapter by the weekly ceiling from time to time in effect. Chapter 346 of the Texas Finance Code does not apply to the Borrowers' obligations hereunder.

     Section 12.13 EXCULPATION PROVISIONS. EACH OF THE PARTIES HERETO SPECIFICALLY AGREES THAT IT HAS A DUTY TO READ THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS AND AGREES THAT IT IS CHARGED WITH NOTICE AND KNOWLEDGE OF THE TERMS OF THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS; THAT IT HAS IN FACT READ THIS AGREEMENT AND IS FULLY INFORMED AND HAS FULL NOTICE AND KNOWLEDGE OF THE TERMS, CONDITIONS AND EFFECTS OF THIS AGREEMENT; THAT IT HAS BEEN REPRESENTED BY INDEPENDENT LEGAL COUNSEL OF ITS CHOICE THROUGHOUT THE NEGOTIATIONS PRECEDING ITS EXECUTION OF THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS; AND HAS RECEIVED THE ADVICE OF ITS ATTORNEY IN ENTERING INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS; AND THAT IT RECOGNIZES THAT CERTAIN OF THE TERMS OF THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS RESULT IN ONE PARTY ASSUMING THE LIABILITY INHERENT IN SOME ASPECTS OF THE TRANSACTION AND RELIEVING THE OTHER PARTY OF ITS RESPONSIBILITY FOR SUCH LIABILITY. EACH PARTY HERETO AGREES AND COVENANTS THAT IT WILL NOT CONTEST THE VALIDITY OR ENFORCEABILITY OF ANY EXCULPATORY PROVISION OF THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS ON THE BASIS THAT THE PARTY HAD NO NOTICE OR KNOWLEDGE OF SUCH PROVISION OR THAT THE PROVISION IS NOT "CONSPICUOUS."

     Section 12.14 No Third Party Beneficiaries. Except as expressly provided in
Section 1.16 of the Intercreditor Agreement, this Agreement, the other Loan Documents, and the agreement of the Lenders to make Loans hereunder are solely for the benefit of the Borrowers, and no other Person (including, without limitation, any Subsidiary of the Borrowers, any obligor, contractor, subcontractor, supplier or materialsman) shall have any rights, claims, remedies or privileges hereunder or under any other Loan Document against the Administrative Agent or any Lender for any reason whatsoever. Except as expressly provided in Section 1.16 of the Intercreditor Agreement, there are no third party beneficiaries.

     Section 12.15 USA Patriot Act Notice. Each Lender hereby notifies the Borrowers that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the "Act"), it is required to obtain, verify and record information that identifies the Borrowers, which information includes the name and address of the Borrowers and other information that will allow such Lender to identify the Borrowers, insofar as it is needed to comply with the Act, in accordance with the Act.

     Section 12.16 Waiver. Each Borrower shall remain obligated hereunder, and such Borrower's obligations hereunder shall not be released, discharged or otherwise affected, notwithstanding that, without any reservation of rights against any other party and without notice to, demand upon or further assent by any Borrower (which notice, demand and assent requirements are hereby expressly waived by such Borrower), (a) any demand for payment of any of the Indebtedness made by any Lender may be rescinded by such Lender or otherwise and any of the Indebtedness continued; (b) the Indebtedness, the liability of any other Person upon or for any part thereof or any collateral security or guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released by, or any indulgence or forbearance in respect thereof granted by, any Lender; (c) any collateral security, guarantee or right of offset at any time held by any Lender for the payment of the Indebtedness may be sold, exchanged, waived, surrendered or released; (d) any additional guarantors, makers or endorsers of the either Borrower's Indebtedness may from time to time be obligated on the Indebtedness or any additional security or collateral for the payment and performance of the Indebtedness may from time to time secure the Indebtedness; or (e) any other event shall occur which constitutes a defense or release of sureties generally, including but not limited to any event which constitutes, or might be construed to constitute, an equitable or legal discharge of either Borrower for the Indebtedness, in bankruptcy or in any other instance.

     Section 12.17 Joint and Several Nature of Obligation. Notwithstanding anything in the Loan Documents to the contrary, each Borrower agrees that it (a) is a primary obligor hereunder and (b) is jointly and severally liable for the prompt and complete payment and performance when due of all obligations, liabilities, covenants and undertakings of the Borrowers hereunder (including, without limitation, all Loans and other Indebtedness now in existence or hereafter incurred (whether for interest, premium, fees, taxes, break funding costs, expenses, indemnities or other amounts)).

                          [SIGNATURES BEGIN NEXT PAGE]

     The parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

BORROWERS:                              PARALLEL PETROLEUM CORPORATION


                                        By: /s/ Steven D. Foster
                                            ------------------------------------
                                            Steven D. Foster, Chief Financial
                                            Officer


                                        PARALLEL, L.P.

                                        By: Parallel Petroleum Corporation, its
                                        general partner


                                        By: /s/ Steven D. Foster
                                            ------------------------------------
                                            Steven D. Foster, Chief Financial
                                            Officer

ADMINISTRATIVE AGENT:                   BNP Paribas,
                                        as Administrative Agent and Lender


                                        By: /s/ Brian M. Malone
                                            ------------------------------------
                                        Name: Brian M. Malone
                                        Title: Managing Director


                                        By: /s/ Gabe Ellisor
                                            ------------------------------------
                                        Name: Gabe Ellisor
                                        Title: Vice President

LENDER:                                 CITIBANK TEXAS, N.A.


                                        By: /s/ Frank K. Stowers
                                            ------------------------------------
                                        Name: Frank K. Stowers
                                        Title: Senior Vice President

                                     ANNEX I
                                   COMMITMENTS

   NAME OF LENDER      PERCENTAGE   COMMITMENT AMOUNT
   --------------      ----------   -----------------
BNP Paribas               50.00%       $25,000,000

Citibank Texas, N.A.      50.00%       $25,000,000
                         ------        -----------
TOTAL                    100.00%       $50,000,000
                         ======        ===========

                                    EXHIBIT A

                                     FORM OF
                                      NOTE

PAYMENT OF THIS SECOND LIEN TERM NOTE SHALL, TO THE EXTENT SET FORTH IN THE INTERCREDITOR AND SUBORDINATION AGREEMENT DATED NOVEMBER 15, 2005 BY AND AMONG PARALLEL PETROLEUM CORPORATION, PARALLEL, L.P., BNP PARIBAS, AS ADMINISTRATIVE AGENT AND THE TERM LENDERS PARTIES THERETO, BE SUBORDINATE AND JUNIOR IN RIGHT OF PAYMENT TO THE PRIOR PAYMENT IN FULL OF ALL SENIOR INDEBTEDNESS, THE PROVISIONS OF WHICH AGREEMENT BEING INCORPORATED HEREIN AND BY THIS REFERENCE BEING MADE A PART HEREOF.

$[______]                                                    November [__], 2005

     FOR VALUE RECEIVED, Parallel Petroleum Corporation, a Delaware corporation, and Parallel, L.P., a Texas limited partnership (collectively, the "Borrowers") hereby each jointly and severally promise to pay to the order of [______] (the "Lender"), at the principal office of BNP Paribas, as administrative agent (the "Administrative Agent"), at [______], the principal sum of [______] Dollars ($[______]), in lawful money of the United States of America and in immediately available funds, on the dates and in the principal amounts provided in the Second Lien Term Loan Agreement, and to pay interest on the unpaid principal amount of each the Loan, at such office, in like money and funds, for the period commencing on the date of such Loan until such Loan shall be paid in full, at the rates per annum and on the dates provided in the Second Lien Term Loan Agreement.

     The date, amount, Type, interest rate, Interest Period and maturity of the Loan made by the Lender to the Borrowers, and each payment made on account of the principal thereof, shall be recorded by the Lender on its books and, prior to any transfer of this Note, may be endorsed by the Lender on the schedules attached hereto or any continuation thereof or on any separate record maintained by the Lender. Failure to make any such notation or to attach a schedule shall not affect any Lender's or the Borrowers' rights or obligations in respect of such Loan or affect the validity of such transfer by any Lender of this Note.

     This Note is one of the Notes referred to in the Second Lien Term Loan Agreement dated as of November 15, 2005 among the Borrowers, the Administrative Agent, and the lenders signatory thereto (including the Lender), and evidences the Loan made by the Lender thereunder (such Second Lien Term Loan Agreement as the same may be amended, supplemented or restated from time to time, the "Second Lien Term Loan Agreement"). Capitalized terms used in this Note have the respective meanings assigned to them in the Second Lien Term Loan Agreement.


                                    Exhibit A-1

     This Note is issued pursuant to the Second Lien Term Loan Agreement and is entitled to the benefits provided for in the Second Lien Term Loan Agreement and the other Loan Documents. The Second Lien Term Loan Agreement provides for the acceleration of the maturity of this Note upon the occurrence of certain events, for prepayments of Loans upon the terms and conditions specified therein and other provisions relevant to this Note.

     THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF TEXAS.

                                        PARALLEL PETROLEUM CORPORATION


                                        By:
                                            ------------------------------------
                                            Steven D. Foster, Chief Financial
                                            Officer


                                        PARALLEL, L.P.

                                        By: Parallel Petroleum Corporation, its
                                            general partner


                                        By:
                                            ------------------------------------
                                            Steven D. Foster, Chief Financial
                                            Officer

                                    EXHIBIT B

                            FORM OF BORROWING REQUEST

                                November 15, 2005

     Parallel Petroleum Corporation, a Delaware corporation, and Parallel, L.P., a Texas limited partnership (collectively, the "Borrowers"), pursuant to Section
2.03 of the Second Lien Term Loan Agreement dated as of November 15, 2005 (together with all amendments, restatements, supplements or other modifications thereto, the "Agreement") among the Borrowers, BNP Paribas, as Administrative Agent and lenders (the "Lenders") which are or become parties thereto (unless otherwise defined herein, each capitalized term used herein is defined in the Second Lien Term Loan Agreement), hereby requests the Loans as follows:

     (i) Aggregate amount of the requested Loan is $50,000,000;

     (ii) Date of such Loan is November 15, 2005

     (iii) Requested Loan is to be a ABR Tranche;

     (iv) In the case of a Eurodollar Tranche, the initial Interest Period applicable thereto is [__]; and

     (v) Location and number of the Borrowers' accounts to which funds are to be disbursed, which shall comply with the requirements of Section 2.05 of the Agreement, is as follows:

     Parallel, L.P.
     Operating Account
     1004 N Big Spring, Suite 400
     Midland, Texas 79701

     CitiBank, Texas, N.A.
     1004 N. Big Spring
     Midland, Texas 79701
     ABA: 113193532
     Acct: 0330300205


                                   Exhibit B-1

     The undersigned certifies that he is the Chief Financial Officer of the Parallel Petroleum Corporation, and that as such he is authorized to execute this certificate on behalf of the Borrowers. The undersigned further certifies, represents and warrants on behalf of the Borrowers that the Borrowers are entitled to receive the requested Loan under the terms and conditions of the Agreement.

                                        PARALLEL PETROLEUM CORPORATION


                                        By:
                                            ------------------------------------
                                            Steven D. Foster, Chief Financial
                                            Officer


                                        PARALLEL, L.P.

                                        By: Parallel Petroleum Corporation, its
                                            general partner


                                        By:
                                            ------------------------------------
                                            Steven D. Foster, Chief Financial
                                            Officer


                                   Exhibit B-2

                                    EXHIBIT C
                        FORM OF INTEREST ELECTION REQUEST

                             ________________, 2005

     Parallel Petroleum Corporation, a Delaware corporation, and Parallel, L.P., a Texas limited partnership (collectively, the "Borrowers"), pursuant to Section
2.04 of the Second Lien Term Loan Agreement dated as November 15, 2005 (together will all amendments, restatements, supplements or other modifications thereto, the "Agreement") among the Borrowers, BNP Paribas, as Administrative Agent and the lenders (the "Lenders") which are or become parties thereto (unless otherwise defined herein, each capitalized term used herein is defined in the Agreement), hereby makes an Interest Election Request as follows:

     (i) The Tranche to which this Interest Election Request applies, and if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Tranche (in which case the information specified pursuant to (iii) and (iv) below shall be specified for each resulting Tranche) is [______];

     (ii) The effective date of the election made pursuant to this Interest Election Request is [______], 200[___];[and]

     (iii) The resulting Tranche is to be [an ABR Tranche] [a Eurodollar Tranche][; and]

     [(iv) [If the resulting Tranche is a Eurodollar Tranche] The Interest Period applicable to the resulting Tranche after giving effect to such election is [______]].


                                   Exhibit C-1

     The undersigned certifies that he/she is the [______] of the general partner of the Parallel Petroleum Corporation, and that as such he/she is authorized to execute this certificate on behalf of the Borrowers. The undersigned further certifies, represents and warrants on behalf of the Borrowers that the Borrowers are entitled to receive the requested continuation or conversion under the terms and conditions of the Agreement.

                                        PARALLEL PETROLEUM CORPORATION


                                        By:
                                            ------------------------------------
                                            Steven D. Foster, Chief Financial
                                            Officer


                                        PARALLEL, L.P.

                                        By: Parallel Petroleum Corporation, its
                                            general partner


                                        By:
                                            ------------------------------------
                                            Steven D. Foster, Chief Financial
                                            Officer


                                   Exhibit B-2

                                    EXHIBIT D
                                     FORM OF
                             COMPLIANCE CERTIFICATE

     The undersigned hereby certifies that he/she is the [______] of Parallel Petroleum Corporation, a Delaware Corporation, which is the general partner of Parallel, L.P., a Texas limited partnership (collectively, the "Borrowers"), and that as such he/she is authorized to execute this certificate on behalf of the Borrowers. With reference to the Second Lien Term Loan Agreement dated as of November 15, 2005 (together with all amendments, restatements, supplements or other modifications thereto being the "Agreement") among the Borrowers, BNP Paribas, as Administrative Agent, and the lenders (the "Lenders") which are or become a party thereto, and such Lenders, the undersigned represents and warrants as follows (each capitalized term used herein having the same meaning given to it in the Agreement unless otherwise specified):

     (a) The representations and warranties of the Borrowers contained in
Article VII of the Agreement and in the Loan Documents and otherwise made in writing by or on behalf of the Borrowers pursuant to the Agreement and the Loan Documents were true and correct when made, and are repeated at and as of the time of delivery hereof and are true and correct in all material respects at and as of the time of delivery hereof, except to the extent such representations and warranties are expressly limited to an earlier date or the Majority Lenders have expressly consented in writing to the contrary.

     (b) The Borrowers have performed and complied with all agreements and conditions contained in the Agreement and in the Loan Documents required to be performed or complied with by it prior to or at the time of delivery hereof [or specify default and describe].

     (c) Since December 31, 2004, no change has occurred, either in any case or in the aggregate, in the condition, financial or otherwise, of the Borrowers or any Subsidiary which could reasonably be expected to have a Material Adverse Effect [or specify event].

     (d) There exists no Default or Event of Default [or specify Default and describe].

     (e) Attached hereto are the detailed computations necessary to determine whether the Borrowers is in compliance with Section 9.01 and Section 8.14 as of the end of the [fiscal quarter][fiscal year] ending [______].


                                   Exhibit D-1

EXECUTED AND DELIVERED this [______] day of [______].


                                        PARALLEL PETROLEUM CORPORATION


                                        By:
                                            ------------------------------------
                                            Steven D. Foster, Chief Financial
                                            Officer


                                        PARALLEL, L.P.

                                        By: Parallel Petroleum Corporation, its
                                            general partner


                                        By:
                                            ------------------------------------
                                            Steven D. Foster, Chief Financial
                                            Officer


                                   Exhibit D-2

                                    EXHIBIT E
                              SECURITY INSTRUMENTS

1) Second Lien Guarantee and Collateral Agreement dated as of November 15, 2005 by the Borrowers and the Obligors (as defined therein) in favor the Administrative Agent.

2)   UCC-1s with respect to #1.

3) Second Lien Deed of Trust, Fixture Filing, Assignment of As-Extracted Collateral, Security Agreement and Financing Statement from PPC in favor of the Administrative Agent. (NM)

4)   UCC-1 with respect to #3

5) Second Lien Deed of Trust, Fixture Filing, Assignment of As-Extracted Collateral, Security Agreement and Financing Statement from PPC in favor of the Administrative Agent. (TX)

6)   UCC-1 with respect to #5

7) Second Lien Deed of Trust, Fixture Filing, Assignment of As-Extracted Collateral, Security Agreement and Financing Statement from PLP in favor of the Administrative Agent. (TX)

8)   UCC-1 with respect to #7


                                   Exhibit E-1

                                    EXHIBIT F
                        FORM OF ASSIGNMENT AND ASSUMPTION

          This Assignment and Assumption (the "Assignment and Assumption") is dated as of the Effective Date set forth below and is entered into by and between [Insert name of Assignor] (the "Assignor") and [Insert name of Assignee] (the "Assignee"). Capitalized terms used but not defined herein shall have the meanings given to them in the Second Lien Term Loan Agreement identified below (as amended, the "Agreement"), receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

          For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below (i) all of the Assignor's rights and obligations in its capacity as a Lender under the Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of the Assignor under the respective facilities identified below (including any guarantees included in such facilities) and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Lender) against any Person, whether known or unknown, arising under or in connection with the Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned pursuant to clauses (i) and (ii) above being referred to herein collectively as the "Assigned Interest"). Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by the Assignor.

1.   Assignor: ______________________________

2.   Assignee: ______________________________
               [and is an Affiliate/Approved Fund of [identify Lender]]

3.   Borrower: Parallel Petroleum Corporation and Parallel, L.P.

4. Administrative Agent: BNP Paribas, as the administrative agent under the Agreement

5. Agreement: The Second Lien Term Loan Agreement dated as of November 15, 2005 among Parallel Petroleum Corporation, Parallel, L.P., the Lenders parties thereto, and BNP Paribas, as Administrative Agent.


                                   Exhibit F-1

6.   Assigned Interest:

                       Aggregate Amount of       Amount of
                      Commitment/Loans for   Commitment/Loans   Percentage Assigned of
Commitment Assigned        all Lenders           Assigned         Commitment/Loans(1)
-------------------   --------------------   ----------------   ----------------------
                         $_____________       $_____________            _____%
                         $_____________       $_____________            _____%
                         $_____________       $_____________            _____%

Effective Date: _____________ ___, 20___ [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

The terms set forth in this Assignment and Assumption are hereby agreed to:

                                        ASSIGNOR

                                        [NAME OF ASSIGNOR]


                                        By:
                                            ------------------------------------
                                        Title:
                                               ---------------------------------


                                        ASSIGNEE

                                        [NAME OF ASSIGNEE]


                                        By:
                                            ------------------------------------
                                        Title:
                                               ---------------------------------


                                   Exhibit F-2

Consented to and Accepted:

BNP PARIBAS, as Administrative Agent


By
   ----------------------------------
Title:
       ------------------------------


By
   ----------------------------------
Title:
       ------------------------------


[Consented to:]

PARALLEL PETROLEUM CORPORATION


By:
    ---------------------------------
    Steven D. Foster, Chief Financial
    Officer


PARALLEL, L.P.

By: Parallel Petroleum Corporation,
    its general partner

By:
    ---------------------------------
    Steven D. Foster, Chief Financial
    Officer
Title:


                                   Exhibit F-3

                                                                         ANNEX 1

                PARALLEL PETROLEUM CORPORATION AND PARALLEL, L.P.
                         SECOND LIEN TERM LOAN AGREEMENT

                        STANDARD TERMS AND CONDITIONS FOR
                            ASSIGNMENT AND ASSUMPTION

          1. Representations and Warranties.

          1.1 Assignor. The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and
(iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of the Borrowers, any of their Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by the Borrowers, any of their Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.

          1.2. Assignee. The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Agreement, (ii) it satisfies the requirements, if any, specified in the Agreement that are required to be satisfied by it in order to acquire the Assigned Interest and become a Lender, (iii) from and after the Effective Date, it shall be bound by the provisions of the Agreement as a Lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it has received a copy of the Agreement, together with copies of the most recent financial statements delivered pursuant to Section 8.01 thereof, as applicable, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest on the basis of which it has made such analysis and decision independently and without reliance on the Administrative Agent or any other Lender, and (v) if it is a Foreign Lender, attached to the Assignment and Assumption is any documentation required to be delivered by it pursuant to the terms of the Agreement, duly completed and executed by the Assignee; and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

          2. Payments. From and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts which have accrued to but excluding the Effective Date and to the Assignee for amounts which have accrued from and after the Effective Date.

          3. General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Assumption by telecopy shall be effective as delivery of a


                                   Exhibit F-4
manually executed counterpart of this Assignment and Assumption. This Assignment and Assumption shall be governed by, and construed in accordance with, the law of the State of Texas.


                                   Exhibit F-5

                                  SCHEDULE 7.05
                                   LITIGATION

     Darrell Jackson v. Parallel Petroleum Corporation, Cause No. 05-0414969,

     In the 106th Judicial District Court of Gaines County, Texas

     This is a dispute over irrigation wells allegedly damaged by Defendant Parallel Petroleum Corporation's ("Parallel") oil well drilling activities. Specifically, Plaintiff Darrell Jackson ("Jackson") filed suit against Parallel in the 106th District Court of Gaines County, Texas alleging that Parallel -- in drilling and completing the McConnell-Clarke # 8 and # 6 oil wells -- damaged Jackson's #20-1 water well. Furthermore, Jackson alleges that Parallel -- in drilling and completing the PKC "A" #8 oil well -- damaged Jackson's #20-2 water well. Based on Jackson's First Amended Original Petition, the rationale behind Plaintiff's case is that Parallel's activities have reduced the production capacities of said water wells. As this case is still in the initial phases of discovery, Plaintiff has yet to produce any firm evidence supporting his claims.

     Plaintiff brings suit on the following causes of action: negligence, gross negligence, negligence per se, and breach of contract. Plaintiff seeks an award of economic damages, exemplary damages, costs of court, attorneys' fees, and such other relief that he may be entitled to at law. To date, no discovery requests have been served on Defendant. Parallel's first combined set of discovery is expected to be served on Jackson within the next few weeks.


                                 Schedule 7.05-1

                                  SCHEDULE 7.15
                          SUBSIDIARIES AND PARTNERSHIPS

1. Parallel, L.L.C. (100% owned by PPC)

2. Parallel, L.P.

     a. 99% owned by Parallel, L.L.C.

     b. 1% owned by PPC


                                 Schedule 7.15-1

                                  SCHEDULE 7.19
                                 GAS IMBALANCES

                                      None


                                 Schedule 7.20-1

                                  SCHEDULE 7.20
                               MARKETING CONTRACTS

1. Life of lease contract covering natural gas produced from the "Diamond M" properties, Scurry County, Texas. Current purchaser is Elk Horn who has recently been purchased by Kinder Morgan.

2. *Gas purchase contract, dated October 17, 2002, between Lynx Operating Co., Inc. and Duke Energy Field Services, LP covering sections 14, 15, 16, Blk A22, PSL, Andrews and Gaines Counties, Texas (casinghead gas).

----------
* This contract is included as an exhibit to the Lynx Production Company, Inc. Purchase and Sale Agreement which relates to the properties to be acquired by the Borrowers.


                                 Schedule 7.21-1

                                  SCHEDULE 7.21
                                 SWAP AGREEMENTS

Position            Quantity   Commodity Price   Commodity Type
--------            --------   ---------------   --------------
Crude Oil:              BBLS

Nov & Dec 2005
11/27/2002 - BNP      48,800   $         22.71       Swap
11/5/2003 - BNP       12,200   $         25.67       Swap
8/17/2004 - BNP       12,200   $36.00 - $49.60       Collar
9/17/2004 - BNP       42,700   $         39.96       Swap

Calendar 2006
1/24/2003 - BNP      265,500   $         23.04       Swap
08/18//2004 - BNP     70,800   $35.00 - $44.00       Collar
9/16/2004 - BNP      182,500   $         36.35       Swap
7/28/2005 - BNP      109,500   $50.00 - $89.75       Collar
10/17/2005 - CITI    109,500   $55.00 - $82.50       Collar

Calendar 2007
9/16/2004  - BNP     474,500   $         34.36       Swap
7/28/2005 - BNP      109,500   $50.00 - $86.50       Collar
10/17/2005 - CITI    109,500   $55.00 - $79.50       Collar

Calendar 2008
9/16/2004 - BNP      439,200   $         33.37       Swap
10/17/2005 - CITI    109,800   $55.00 - $76.50       Collar

Calendar 2009
10/17/2005 - CITI     91,250   $55.00 - $73.00       Collar

Calendar 2010
10/17/2005 - CITI     76,000   $55.00 - $71.00       Collar

Position            Quantity   Commodity Price   Commodity Type
--------            --------   ---------------   --------------
Natural Gas:           MMBTU

Calendar 2006
4/7/2005 - BNP       214,000    $         5.50       Put
7/28/2005 - BNP      214,000    $6.00 - $12.40       Collar
6/21/2005 - BNP      428,000    $         8.00       Put

Calendar 2007
7/28/2005 - BNP      214,000    $6.00 - $11.05       Collar


                                 Schedule 7.21-1

                                  SCHEDULE 9.05
                                   INVESTMENTS

1. PLP's existing investments in (a) First Permian GP, L.L.C. and (b) First Permian, L.P.

2. PPC's existing investments in (a) West Fork Pipeline Company GP, LLC and (b) West Fork Pipeline Company LP.


                                 Schedule 7.21-1